Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-258712

Prospectus Supplement No. 1

(To Prospectus dated September 16, 2021)

GINKGO BIOWORKS HOLDINGS, INC.

76,000,000 Shares of Class A Common Stock

This prospectus supplement updates, amends and supplements the prospectus dated September 16, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-258712). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the SEC on September 20, 2021, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Ginkgo Bioworks Holdings, Inc.’s Class A common stock is traded on the New York Stock Exchange under the symbol “DNA”. On September 20, 2021, the closing price of our Class A common stock was $11.11.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 20, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “New Ginkgo” and the “Company” refer to Ginkgo Bioworks Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Ginkgo. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy and such definitions are incorporated herein by reference.

Domestication and Business Combination Transaction

As previously announced, Soaring Eagle Acquisition Corp. (“SRNG”, and, after the Domestication as described below, “New SRNG”), a Cayman Islands exempted company, previously entered into an agreement and plan of merger, dated as of May 11, 2021, and amended on May 14, 2021 (the “Merger Agreement”), by and among SRNG, SEAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Ginkgo Bioworks, Inc., a Delaware corporation (“Old Ginkgo”).

At the special meeting of the SRNG shareholders held on September 14, 2021 (the “Special Meeting”), the SRNG shareholders considered and approved and adopted, among other matters, the Merger Agreement and the other proposals related thereto described in the Proxy (as defined below).

On September 15, 2021, as contemplated by the Merger Agreement and described in the section titled “The Domestication Proposal” beginning on page 151 of the final prospectus and definitive proxy statement, dated August 11, 2021 (the “Proxy”) and filed with the Securities and Exchange Commission (the “SEC”), SRNG filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of Delaware, pursuant to which SRNG was domesticated and continued as a Delaware corporation, under the name of “Soaring Eagle Acquisition Corp.” (the “Domestication”).

As a result of, and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SRNG automatically converted, on a one-for-one basis, into a Class A ordinary share, par value $0.0001 per share, of SRNG (a “SRNG Class A ordinary share”); (2) immediately following the conversion described in clause (1), each of the then issued and outstanding SRNG Class A ordinary shares automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of New SRNG (the “New SRNG Class A common stock”); (3) each then issued and outstanding redeemable warrant of SRNG (the “SRNG warrants”) automatically converted into a redeemable warrant to acquire one share of New SRNG Class A common stock (the “New SRNG warrants”); and (4) each of the then issued and outstanding units of SRNG that had not been previously separated into the underlying SRNG Class A ordinary shares and underlying SRNG warrants upon the request of the holder thereof (the “SRNG units”), were cancelled and entitled the holder thereof to one share of New SRNG Class A common stock and one-fifth of one New SRNG warrant. No fractional shares will be issued upon exercise of the New SRNG warrants.

On September 16, 2021 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section titled “The Business Combination Proposal” beginning on page 108 of the Proxy, New SRNG consummated the merger transaction contemplated by the Merger Agreement (the “Closing”), whereby Merger Sub merged with and into Old Ginkgo, the separate corporate existence of Merger Sub ceasing and Old Ginkgo being the surviving corporation and a wholly owned subsidiary of New SRNG (the “Merger” and, together with the Domestication, the “Business Combination”). In connection with the consummation of the Business Combination, New SRNG changed its name to “Ginkgo Bioworks Holdings, Inc.” (“New Ginkgo”). The shares of New SRNG Class A common stock and New SRNG warrants described above became shares of New Ginkgo Class A common stock or New Ginkgo warrants, as applicable, upon consummation of the Merger.

2

Pursuant to the Merger Agreement, SRNG acquired all of the outstanding equity interests of Old Ginkgo for approximately $15.8 billion in aggregate consideration in the form of common stock of New Ginkgo (“New Ginkgo common stock”) valued at $10 per share (the “Base Equity Consideration”), plus approximately 188.7 million earn-out shares of New Ginkgo common stock, which are subject to forfeiture to the extent that the vesting conditions described below are not satisfied on or before the fifth anniversary of the Closing (the “Earn-out Consideration”). Old Ginkgo stockholders received consideration in the form of shares of Class A common stock, par value $0.0001 per share, of New Ginkgo (“New Ginkgo Class A common stock”) and/or Class B common stock, par value $0.0001 per share, of New Ginkgo (“New Ginkgo Class B common stock”), as determined in accordance with the Merger Agreement.

The Base Equity Consideration was allocated among Old Ginkgo equity holders as follows: (1) each share of Class A common stock, par value $0.0001 per share, of Old Ginkgo (“Old Ginkgo Class A common stock”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of New Ginkgo Class A common stock; (2) each share of Class B common stock, par value $0.0001 per share, of Old Ginkgo (“Old Ginkgo Class B common stock”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of New Ginkgo Class B common stock; (3) each option exercisable for one share of Old Ginkgo common stock (each, an “Old Ginkgo option”) under Old Ginkgo’s stock incentive plans outstanding immediately prior to the effective time of the Business Combination was assumed and converted into an option having the same terms and conditions as applied to the Old Ginkgo option so converted but exercisable for approximately 49.080452 shares of New Ginkgo common stock, with appropriate adjustments to the exercise price thereof (each, a “New Ginkgo option”); (4) each award of restricted common stock of Old Ginkgo under Old Ginkgo’s stock incentive plans (each, a “Ginkgo restricted stock award”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of restricted common stock of New Ginkgo (each, a “New Ginkgo restricted stock award”); and (5) each award of restricted stock units of Old Ginkgo under Old Ginkgo’s stock incentive plans (each, an “Old Ginkgo restricted stock unit award”) outstanding immediately prior to the effective time of the Business Combination was assumed and converted into a restricted stock unit having the same terms and conditions as applied to the Old Ginkgo restricted stock unit so converted but relating to approximately 49.080452 shares of common stock of New Ginkgo (each, a “New Ginkgo restricted stock unit award”). No warrants to purchase shares of capital stock of Old Ginkgo were outstanding immediately prior to the effective time of the Business Combination.

As described in the Proxy, in addition to the Base Equity Consideration described above, the holders of Old Ginkgo common stock, Old Ginkgo options, Old Ginkgo restricted stock awards and Old Ginkgo restricted stock unit awards outstanding immediately prior to the effective time of the Business Combination received a proportional amount of the Earn-out Consideration, which is divided into four equal tranches subject to vesting during the five years after the Closing Date (the “Earn-out Period”) based on the conditions below (collectively, the “Earn-out Targets”):

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $12.50 for any 20 trading days within any period of 30 consecutive trading days during the Earn-out Period, 25% of the Earn-out Consideration will immediately vest;

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $15.00 for any 20 trading days within any period of 30 consecutive trading days during the Earn-out Period, an additional 25% of the Earn-out Consideration will immediately vest;

3

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $17.50 for any 20 trading days within any period of 30 consecutive trading days, an additional 25% of the Earn-out Consideration will immediately vest; and

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $20.00 for any 20 trading days within any period of 30 consecutive trading days, the remaining 25% of the Earn-out Consideration will immediately vest.

Additionally, the vesting of the Earn-out Consideration will be subject to acceleration in the event of certain transactions resulting in a change of control of New Ginkgo or the acquisition by a third party of assets of New Ginkgo representing at least 50% of New Ginkgo’s assets (by value) on a consolidated basis or generating at least 50% of New Ginkgo’s revenues on a consolidated basis, to the extent that the per-share value of the consideration received by New Ginkgo’s stockholders in such transaction or acquisition is greater than or equal to the Earn-out Targets described above.

To the extent that the Earn-out Targets described above are not achieved during the Earn-out Period, the portion of the Earn-out Consideration that remains subject to vesting and forfeiture at the end of the Earn-out Period will be forfeited to New Ginkgo for no consideration and cancelled.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Sponsor Support Agreement

As described in the Proxy, in connection with the execution of the Merger Agreement, the Sponsor entered into an agreement (the “Sponsor Support Agreement”) with Old Ginkgo and SRNG pursuant to which the Sponsor agreed, among other things, (i) to vote all SRNG ordinary shares beneficially owned by the Sponsor in favor of each of the transaction proposals in connection with the Business Combination at any SRNG shareholder meeting, to use commercially reasonable efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement; and (ii) to not redeem any SRNG ordinary shares and not commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action, derivative or otherwise, against SRNG, Old Ginkgo or any of their respective related persons relating to the negotiation, execution or delivery of the Merger Agreement or any of the transactions contemplated in the Merger Agreement.

Pursuant to the Sponsor Support Agreement, at the Closing, the Sponsor forfeited 11,534,052 of its shares of New Ginkgo Class A common stock, and an additional 16,737,183 of the Sponsor’s shares of New Ginkgo Class A common stock became subject to conditions of vesting and forfeiture identical to those applicable to the Earn-out Consideration issued to Old Ginkgo equity holders in the Business Combination (including with respect to the Earn-out Targets and acceleration in the event of certain transactions affecting New Ginkgo), as described above.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Support Agreement, which is attached hereto as Exhibit 10.43 and is incorporated herein by reference.

PIPE Investment

As previously announced, on May 11, 2021, concurrently with the execution of the Merger Agreement, SRNG entered into subscription agreements (collectively, the “Subscription Agreements”) with certain accredited investors, including an affiliate of Eagle Equity Partners III, LLC, a Delaware limited liability company (the “Sponsor”) (collectively, the “PIPE Investors”). In connection with the consummation of the Business Combination on September 16, 2021, pursuant to, and on the terms and subject to the conditions of, the Subscription Agreements, the PIPE Investors collectively consummated investments for 76,000,000 shares of New SRNG Class A common stock at a price of $10.00 per share for an aggregate amount of $760,000,000 (the “PIPE Investment”).

Immediately after giving effect to the Business Combination and the PIPE Investment, there were 1,330,072,374 shares of New Ginkgo Class A common stock, 627,316,622 shares of New Ginkgo Class B common stock and 51,824,925 New Ginkgo warrants outstanding (including rollover equity instruments (i.e., restricted stock units and stock options)). After the close of business on September 16, 2021, the SRNG Class A common stock and SRNG warrants ceased trading on the Nasdaq Capital Market and on September 17, 2021, New Ginkgo’s Class A common stock and warrants began trading on the New York Stock Exchange under the symbols “DNA” and “DNA.WS,” respectively.

4

At the Closing, the ownership interests and voting power in New Ginkgo are as follows:

	Shares(1)%
SRNG public stockholders	85,774,688	4.9%
SRNG sponsor and director stockholders	14,853,765	0.9%

Total SRNG(3)	100,628,453	5.8%
Ginkgo Class A Common Stock	1,014,921,949	57.9%
Ginkgo Class B Common Stock	560,429,185	32.0%

Total Legacy Ginkgo(1)	1,575,351,134	89.9%
PIPE Investors(3)	76,000,000	4.3%

Total shares outstanding at close (excluding shares below)	1,751,979,587	100.0%
Legacy Ginkgo Earn-out Consideration(2)	188,672,226
Sponsor Earn-out Shares(3)	16,737,183
SRNG Shares Underlying Public and Private Warrants(3)	51,824,925

Total Shares at Closing (including shares above)	2,009,213,921

(1)

Total Ginkgo common stock above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 shares and total Class B common stock outstanding is 298,232,556 shares.

(2)

At the Closing, the Ginkgo Earn-out Consideration increased from an estimated 180.0 million shares to 188.7 million shares based on the terms of the Merger Agreement. The 188,672,226 shares of Ginkgo Earn-out Consideration includes 121,784,789 shares of New Ginkgo Class A common stock and 66,887,437 shares of New Ginkgo Class B common stock.

(3)	Represents New Ginkgo Class A common stock.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Closing, New Ginkgo entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) among New Ginkgo, the Sponsor and certain New Ginkgo stockholders. Pursuant to the Registration Rights Agreement, New Ginkgo will be required to register for resale securities held by the stockholders party thereto. New Ginkgo will have no obligation to facilitate more than two demands per calendar year for each of the Sponsor or the Ginkgo Holders (as defined in the Registration Rights Agreement) that New Ginkgo register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Ginkgo. New Ginkgo will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

5

Indemnification Agreements

On the Closing Date, New Ginkgo entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Ginkgo of certain expenses and costs relating to claims, suits or proceedings arising from each director or executive officer’s service to New Ginkgo, or, at New Ginkgo’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.42 and is incorporated herein by reference.

Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan

On September 16, 2021, the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”) became effective. At the Special Meeting, the SRNG shareholders approved the 2021 Plan. The 2021 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash-based awards. Employees, consultants and directors of New Ginkgo and its subsidiaries may be eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the Board or the compensation committee of the Board, referred to herein as the “plan administrator,” subject to the limitations imposed under the 2021 Plan, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2021 Plan, to interpret the 2021 Plan and award agreements, to impose a mandatory holding period pursuant to which some or all participants may not dispose of or transfer shares issued under the 2021 Plan for a period of time determined by the plan administrator in its discretion, and to adopt, amend and repeal rules for the administration of the 2021 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Plan.

The aggregate number of shares of New Ginkgo common stock available for issuance under the 2021 Plan, which may be issued as New Ginkgo Class A common stock and/or New Ginkgo Class B common stock, is initially equal to the sum of (i) 200,000,000 shares of common stock, (ii) any shares of New Ginkgo common stock which remained available for future grants under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) as of immediately prior to approval of the 2021 Plan by the SRNG shareholders, (iii) any shares of New Ginkgo common stock which are subject to awards under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) and/or the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (the “2014 Plan”, and, together with the 2008 Plan, the “Prior Plan”) which become available for issuance under the 2021 Plan pursuant to its terms, (iv) any Remaining Earn-out Shares (as defined in the Merger Agreement), plus (v) an annual increase for ten years on the first day of each calendar

6

year beginning on January 1, 2022 equal to the lesser of (A) 4% of the aggregate number of shares of New Ginkgo common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. The maximum number of shares of New Ginkgo common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2021 Plan will be 200,000,000 shares. In addition, prior to or in connection with issuing any shares under the 2021 Plan, the plan administrator may convert awards previously granted covering shares of New Ginkgo Class B common stock to New Ginkgo Class A common stock.

A more complete summary of the terms of the 2021 Plan is set forth on page 166 of the Proxy, in the section titled “The Incentive Plan Proposal.” That summary and the foregoing description of the 2021 Plan are qualified in their entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan

On September 16, 2021, the Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective. At the Special Meeting, the SRNG shareholders approved the ESPP.

The ESPP consists of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP. Specifically, the ESPP authorizes (1) the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”) and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”). All of New Ginkgo’s employees are expected to be eligible to participate in the ESPP. However, with respect to the Section 423 Component, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of New Ginkgo’s common stock. The ESPP is administered by the Board or the compensation committee of the Board, referred to herein as the “ESPP administrator.”

The ESPP permits New Ginkgo to deliver up 20,000,000 shares of New Ginkgo common stock pursuant to awards issued under the ESPP, which may be New Ginkgo Class A common stock and/or New Ginkgo Class B common stock. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on the day of each calendar year, beginning on January 1, 2022, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board, provided that no more than 100,000,000 shares may be issued under the Section 423 Component. Prior to or in connection with issuing any shares of New Ginkgo common stock under the ESPP, the ESPP administrator may convert awards covering shares of New Ginkgo Class B common stock to New Ginkgo Class A common stock.

A more complete summary of the terms of the ESPP is set forth on page 172 the Proxy in the section titled “The ESPP Proposal.” That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the text of the ESPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

7

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note — Domestication and Business Combination Transaction” above is incorporated into this Item 2.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated herein by reference, includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of New Ginkgo. These statements are based on the beliefs and assumptions of the management of New Ginkgo. Although New Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about:

•	the ability of New Ginkgo to realize the benefits expected from the Business Combination;

•	the ability to maintain the listing of New Ginkgo Class A common stock on the NYSE;

•	New Ginkgo’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness in the future;

•	New Ginkgo’s ability to retain or recruit, or adapt to changes required in, its founders, senior executives, key personnel or directors;

•	New Ginkgo’s ability to effectively manage its growth;

•	New Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity interests in certain of its customers;

•

rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes New Ginkgo is developing obsolete or non-competitive unless it continues to collaborate on the development of new and improved products and processes and pursue new market opportunities;

•	New Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that New Ginkgo develops;

8

•	New Ginkgo’s ability to comply with laws and regulations applicable to its business;

•	market conditions and global and economic factors beyond New Ginkgo’s control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which New Ginkgo will operate;

•	litigation and the ability to adequately protect New Ginkgo’s intellectual property rights; and

•	other factors detailed in the Proxy in the section entitled “Risk Factors,” which is incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference are more fully described under the heading “Risk Factors” and elsewhere in the Proxy, which is incorporated herein by reference. The risks described in the Proxy under the heading “Risk Factors” are not exhaustive. Other sections of the Proxy describe additional factors that could adversely affect the business, financial condition or results of operations of New Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, New Ginkgo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by New Ginkgo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Ginkgo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of SRNG prior to the Business Combination is described in the Proxy in the section titled “Other Information Related to SRNG” and that information is incorporated herein by reference. The business of New Ginkgo is described in the Proxy in the section titled “Information about Ginkgo” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New Ginkgo’s business and operations are set forth in the Proxy in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of SRNG and Old Ginkgo. Reference is further made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo”, which are incorporated herein by reference. Reference is further made to the disclosure contained in SRNG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and filed with the SEC on August 16, 2021 (“SRNG’s 10-Q”) in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

9

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations for Old Ginkgo for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019 is filed herewith as Exhibit 99.3 and incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG for the six months ended June 30, 2021 is described in SRNG’s 10-Q in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo—Quantitative and Qualitative Disclosures About Market Risk”, which is incorporated herein by reference.

Reference is also made to the disclosure contained in SRNG’s 10-Q in the section titled “Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated herein by reference.

Facilities

The facilities of New Ginkgo are described in the Proxy in the section titled “Information about Ginkgo—Facilities” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New Ginkgo common stock as of the Closing Date by:

•	each person who is a named executive officer or director of New Ginkgo;

•	all executive officers and directors of New Ginkgo as a group; and

•	each person who is a beneficial owner of more than 5% of New Ginkgo Class A common stock or New Ginkgo Class B common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, New Ginkgo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of New Ginkgo common stock is based on 1,330,072,374 shares of New Ginkgo Class A common stock, 627,316,622 shares of New Ginkgo Class B common stock and 51,824,925 warrants to purchase shares of New Ginkgo Class A common stock issued and outstanding as of the Closing Date (including rollover equity instruments (i.e., restricted stock awards and stock options)).

10

	New Ginkgo Class A common stock		New Ginkgo Class B common stock		% of Total Voting Power**
Name and Address of Beneficial Owner	Shares	%	Shares	%
Directors and Executive Officers of New Ginkgo
Jason Kelly(1)	—	—	82,581,106	13.2	10.8
Reshma Shetty(2)	—	—	166,041,730	26.5	21.7
Mark Dmytruk	—	—	314,097	*	—
Arie Belldegrun	—	—	—	—	—
Marijn Dekkers(3)	6,155,324	*	—	—	*
Christian Henry	234,548	*	—	—	*
Reshma Kewalramani	—	—	—	—	—
Shyam Sankar	234,548	*	—	—	*
Harry E. Sloan	—	—	—	—	—
All Directors and Executive Officers of New Ginkgo as a Group (9 Individuals)	6,624,420	*	248,936,933	39.7	32.6
5% Beneficial Owners of New Ginkgo
Entities affiliated with Anchorage Capital Group(4)	74,929,312	5.4	—	—	1.0
Bartholomew Canton(5)	—	—	166,041,730	26.5	21.7
Austin Che(6)	—	—	83,020,866	13.2	10.8
Entities affiliated with Baillie Gifford & Co.(7)	89,497,288	6.5	—	—	1.2
Cascade Investment, L.L.C. (8)	151,865,481	11.0	—	—	2.0
Eagle Equity Partners III, LLC(9)	48,915,948	3.5	—	—	*
General Atlantic (GK), L.P.(10)	114,886,852	8.3	—	—	1.5
Thomas Knight(11)	65,963,933	4.8	9,219,119	1.5	2.1
Senator Global Opportunity Master Fund LP(12)	80,153,273	5.8	—	—	1.0
Viking Global Opportunities Illiquid Investments Sub-Master LP(13)	339,055,144	24.5	—	—	4.4

*	Less than one percent.
**

Percentage of total voting power represents voting power with respect to all shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock, as a single class. After the Business Combination, each share of New Ginkgo Class B common stock will be entitled to 10 votes per share and each share of New Ginkgo Class A common stock will be entitled to one vote per share. For more information about the voting rights of New Ginkgo common stock after the Business Combination, see “Description of New Ginkgo Securities” in the Proxy.

(1)

Consists of (a) 70,853,049 shares of New Ginkgo Class B common stock held by Dr. Kelly and (b) 11,728,057 shares of New Ginkgo Class B common stock held by The Kelly 2016 Grantor Retained Annuity Trust, over which Dr. Kelly has sole voting and dispositive power.

(2)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Shetty, (b) 70,389,783 shares of New Ginkgo Class B common stock held by The Reshma Padmini Shetty Revocable Living Trust – 2014, over which Dr. Shetty has sole voting and dispositive power, (c) 8,245,491 shares of New Ginkgo Class B common stock held by The Reshma Padmini Shetty 2021 Grantor Retained Annuity Trust, over which Dr. Shetty has sole voting and dispositive power, (d) 1,291,794 shares of New Ginkgo Class B common stock held by a family trust, and (e) 79,927,068 shares of New Ginkgo Class B common stock beneficially owned by Dr. Shetty’s spouse, as reported in footnote (5) below. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(3)

Consists of (a) 374,960 shares of New Ginkgo Class A common stock held by Mr. Dekkers and (b) 5,780,364 shares of New Ginkgo Class A common stock held by Novalis LifeSciences Investments I, L.P. (“Novalis LifeSciences”). Mr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address for this stockholder is 1 Liberty Lane, Suite 100, Hampton, NH 03842.

(4)

Consists of (a) 37,464,656 shares of New Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Master VI (A), L.P. and (b) 37,464,656 shares of New Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Offshore Master V, L.P. Anchorage Advisors Management, L.L.C. is the sole managing member of Anchorage Capital Group, L.L.C. (“Anchorage”), which in turn is the investment manager of AIOM VI and AIOM V. Mr. Kevin Ulrich is the Chief Executive Officer of Anchorage and the senior managing member of Anchorage Advisors Management, L.L.C. As such, each of the foregoing persons may be deemed to have voting and dispositive power over the shares held by AIOM VI and AIOM V. Each of the foregoing persons disclaims beneficial ownership of the shares held by AIOM VI and AIOM V, except of any pecuniary interests therein. The address for these stockholders is 610 Broadway, 6th Floor, New York, NY 10012.

(5)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Canton, (b) 70,389,783 shares of New Ginkgo Class B common stock held by The Bartholomew Canton Revocable Living Trust – 2014, over which Dr. Canton has sole voting and dispositive power, (c) 8,245,491 shares of New Ginkgo Class B common stock held by The Bartholomew Canton 2021 Grantor Retained Annuity Trust, over which Dr. Canton has sole voting and dispositive power, (d) 1,291,794 shares of New Ginkgo Class B common stock held by a family trust, and (e) 79,927,068 shares of New Ginkgo Class B common stock held by Dr. Canton’s spouse as reported in footnote (2) above. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(6)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Che and (b) 79,927,069 shares of New Ginkgo Class B common stock held by Austin Che Revocable Trust, over which Dr. Che has sole voting and dispositive power.

(7)

Consists of (a) 2,581,527 shares of New Ginkgo Class A common stock held by Baillie Gifford US Growth Trust PLC (“USGrowth”) and (b) 86,915,761 shares of New Ginkgo Class A common stock held by Scottish Mortgage Investment Trust PLC. (“SMIT”) As agent for each of USGrowth and SMIT, Baillie Gifford & Co. may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by USGrowth and SMIT. Baillie Gifford & Co. disclaims beneficial ownership of all shares held by USGrowth and SMIT. Each of USGrowth and SMIT are publicly traded companies. The address for these stockholders is c/o Baillie Gifford & Co, 1 Greenside Row, Edinburgh EH 1 3 AN, United Kingdom.

(8)

Consists of shares of New Ginkgo Class A common stock. All shares of New Ginkgo Class A common stock to be held by Cascade Investment, L.L.C. following the Closing may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade, L.L.C. The address for this stockholder is 2365 Carillon Point, Kirkland, WA 98033.

11

(9)

Consists of (i) 31,590,948 shares of New Ginkgo Class A common stock and (ii) 17,325,000 New Ginkgo warrants. There are three managing members of Eagle Equity Partners III, LLC. Each managing member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual managing member of Eagle Equity Partners III, LLC exercises voting or dispositive control over any of the securities held by the entity, even those in which he holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(10)

Consists of shares of New Ginkgo Class A common stock. The limited partners that share beneficial ownership of the shares held by General Atlantic (GK), L.P. (“GA GK”) are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GK is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GK, GA LP, GASC MGP, LLC, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(11)

Consists of (a) 9,219,119 shares of New Ginkgo Class B common stock held by Mr. Knight; (b) 6,995,255 shares of New Ginkgo Class A common stock held The Knight Family Trust dated August 20, 2019, of which Peter P. Brown and Francis Y. Knight are trustees and have shared voting and dispositive power; (c) 8,992,533 shares of New Ginkgo Class A common stock held The Thomas F. Knight Jr. Grantor Retained Annuity Trust (2) dated December 16, 2020, of which Peter P. Brown and Mr. Knight are trustees and have shared voting and dispositive power; and (d) 49,976,145 shares of New Ginkgo Class A common stock held The Thomas F. Knight Jr. Grantor Retained Annuity Trust, of which Peter P. Brown and Mr. Knight are trustees and have shared voting and dispositive power.

(12)

Consists of shares of New Ginkgo Class A common stock. The address for this stockholder is 510 Madison Avenue, 28th Floor, New York, NY 10022. Senator Investment Group LP (“Senator”), is investment manager of the stockholder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this stockholder. Mr. Silverman disclaims beneficial ownership of the shares held by the stockholder.

(13)

Consists of shares of New Ginkgo Class A common stock. Viking Global Opportunities Illiquid Investments Sub-Master LP (the “Opportunities Fund”) has the authority to dispose of and vote the New Ginkgo Class A common stock that will be directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities GP LLC, the sole member of Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by VGI, Opportunities GP and the Opportunities Fund. The address for each of the entities is c/o Viking Global Investors LP, is 55 Railroad Avenue, Greenwich, CT 06830.

12

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy in the section titled “Directors and Executive Officers of New Ginkgo After the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy in the section titled “New Ginkgo Management After the Business Combination—Independence of the Board of Directors” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the Closing is set forth in the Proxy in the section titled “New Ginkgo Management After the Business Combination—Board Committees” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of SRNG before the consummation of the Business Combination and the named executive officers of New Ginkgo after the consummation of the Business Combination is set forth in the Proxy in the sections titled “Other Information Related to SRNG—Executive Compensation and Director Compensation,” “Ginkgo’s Executive and Director Compensation, and “New Ginkgo Management After the Business Combination,” respectively, and that information is incorporated herein by reference.

On August 18, 2021, the board of directors of Old Ginkgo approved grants of 437,207 restricted stock units to each of Jason Kelly, Reshma Shetty, Austin Che and Bartholomew Canton under the 2014 Plan, which became effective immediately prior to the Closing of the Business Combination (the “Founder Awards”). The Founder Awards are scheduled to vest upon the satisfaction of both an “event condition” and a “service condition.” The service condition will be satisfied on October 1, 2022, subject to continued service with New Ginkgo through such date. The event condition will be satisfied on the first to occur of (i) a change in control or (ii) the earlier of (x) the date six months after the closing of a public offering or (y) March 15 of the calendar year following the effective date of a public offering, as long as such event occurs on or before the seventh anniversary of the grant date. It is expected that the Board will consider waiving the event condition in 2021 for all holders of restricted stock units, including the Founder Awards. The board of directors and stockholders of Old Ginkgo also approved an increase to the aggregate number of shares available for issuance under the 2014 Plan by 1,800,000 shares to account for such Founder Awards. In addition, in connection with the grant of the Founder Awards, Jason Kelly and Reshma Shetty agreed to extend the service condition on existing restricted stock unit awards until October 1, 2021.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan” and “Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan,” which is incorporated herein by reference.

13

Director Compensation

On September 16, 2021, New Ginkgo’s program regarding compensation for the non-employee directors serving on the Board (the “Non-Employee Director Compensation Program”) became effective. Pursuant to the Non-Employee Director Compensation Program, non-employee directors serving on the Board will be entitled to cash and equity compensation in such amounts necessary to attract and retain non-employee directors that have the talent and skills to foster long-term value creation and enhance the sustainable development of the company. The compensation payable under the program is intended to be competitive in relation to both the market in which the company operates and the nature, complexity and size of New Ginkgo’s business.

A description of the compensation of the directors of SRNG before the consummation of the Business Combination and is set forth in the Proxy in the sections titled “Other Information Related to SRNG—Executive Compensation and Director Compensation,” “Ginkgo’s Executive and Director Compensation,” and “New Ginkgo Management After the Business Combination”, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy titled “Other Information Related to SRNG—Legal Proceedings” and “Information About Ginkgo —Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for SRNG’s securities is set forth in the Proxy in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 250 holders of record of New Ginkgo’s Class A common stock, approximately 17 holders of record of New Ginkgo’s Class B common stock and approximately 2 holders of record of New Ginkgo’s warrants to purchase New Ginkgo Class A common stock.

New Ginkgo’s Class A common stock and warrants began trading on the NYSE under the symbols “DNA” and “DNA.WS”, respectively, on September 17, 2021. SRNG’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

New Ginkgo has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon it revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

14

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of New Ginkgo’s securities is contained in the Proxy in the section titled “Description of New Ginkgo Securities” and that information is incorporated herein by reference.

Immediately following the Closing, including rollover equity instruments (i.e. restricted stock awards and stock options), there were 1,330,072,374 shares of New Ginkgo Class A common stock issued and outstanding, held of record by 250 holders; 627,316,622 shares of New Ginkgo Class B common stock issued and outstanding, held of record by 17 holders; no shares of preferred stock outstanding; and 51,824,925 New Ginkgo warrants outstanding held of record by 2 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Transaction Consideration

The information set forth in the “Introductory Note—PIPE Investment” above is incorporated into this Item 3.02 by reference.

The shares of New SRNG Class A common stock issued to the Investors became shares of New Ginkgo Class A common stock upon consummation of the Business Combination. The shares issued by New SRNG to the PIPE Investors in the Private Placement on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Domestication and immediately prior to the consummation of the Business Combination, SRNG filed a certificate of incorporation with the Secretary of State of the State of Delaware. The material terms of the certificate of incorporation and the general effect upon the rights of holders of SRNG’s capital stock are discussed in the Proxy in the sections titled “The Domestication Proposal” beginning on page 151, “The Governing Documents Proposals” beginning on page 154 and “The Advisory Governing Documents Proposals” beginning on page 156, which are incorporated by reference herein.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act, New Ginkgo is the successor issuer to SRNG and has succeeded to the attributes of SRNG as the registrant. In addition, the shares of common stock of New Ginkgo, as the successor to SRNG, are deemed to be registered under Section 12(b) of the Exchange Act.

15

Amended and Restated Certificate of Incorporation and Bylaws

Upon the effectiveness of the Domestication, SRNG’s memorandum and articles of association in effect immediately prior to the Domestication were replaced with the certificate of incorporation and bylaws of New SRNG, which continued in effect through the Closing as the certificate of information and bylaws of New Ginkgo. The certificate of incorporation, among other things:

(a) increases the total number of authorized shares of all classes of capital stock, consisting of (i) 16,000,000,000 shares of common stock, including 10,500,000,000 shares of New Ginkgo Class A common stock, par value $0.0001 per share, 4,500,000,000 shares of New Ginkgo Class B common stock, par value $0.0001 per share, and 800,000,000 shares of New Ginkgo Class C common stock, par value $0.0001 per share and (ii) 200,000,000 shares of preferred stock, par value $0.0001 per share;

(b) generally provides that holders of shares of New Ginkgo Class A common stock will be entitled to cast one vote per share of New Ginkgo Class A common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote, holders of shares of New Ginkgo Class B common stock will be entitled to cast 10 votes per share of New Ginkgo Class B common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote and, except as otherwise expressly provided in the certificate of incorporation or required by applicable law, holders of shares of New Ginkgo Class C common stock will not be entitled to vote on matters submitted to New Ginkgo’s stockholders;

(c) provides that the number of directors on the Board be fixed from time to time solely by resolution of the Board, provided that the holders of shares of New Ginkgo Class B common stock shall be entitled to nominate and elect the Class B Directors, representing one-quarter of the total number of New Ginkgo’s directors, for so long as the outstanding number of shares of Class B common stock continue to represent at least 2% of the outstanding shares of New Ginkgo’s common stock, and the holders of New Ginkgo Class A common stock and New Ginkgo Class B common stock voting together as a single class shall be entitled to elect the directors of New Ginkgo other than the Class B Directors;

(d) specifies the authorizations required to increase or decrease New Ginkgo’s authorized capital stock; and

(e) provides for certain additional changes relative to SRNG’s governing documents in effect prior to the Domestication, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for certain other stockholder litigation in each case unless New Ginkgo expressly consents in writing to the selection of an alternative forum and (ii) removing certain provisions related to SRNG’s status as a blank check company.

In addition, in connection with the Closing, New Ginkgo amended its amended and restated certificate of incorporation in order to change the corporate name of “Soaring Eagle Acquisition Corp.” to “Ginkgo Bioworks Holdings, Inc.”

The bylaws of New Ginkgo contain provisions that are consistent with New Ginkgo’s certificate of incorporation, as amended, and provide for certain additional changes relative to SRNG’s governing documents in effect prior to the Domestication that SRNG’s board of directors deemed appropriate for a public operating company.

The shareholders of SRNG approved these amendments at the Special Meeting. The foregoing summary is qualified in its entirety by reference to the full text of the certificate of incorporation and the first amendment thereto, which are included as Exhibit 3.1 hereto and Exhibit 3.2 hereto, respectively, and the bylaws of New Ginkgo, which are included as Exhibit 3.3 hereto, all of which are incorporated herein by reference.

16

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On the Closing Date, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. WithumSmith+Brown, PC (“WSB”) served as independent registered public accounting firm of SRNG prior to the consummation of the Business Combination. Accordingly, WSB was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.

The reports of WSB on SRNG’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from October 22, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through the Closing Date, there were no disagreements between the Company and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through the Closing Date, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from October 22, 2020 (inception) to the date the Board approved the engagement of EY as the Company’s independent registered public accounting firm, SRNG did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on SRNG’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided WSB with a copy of the foregoing disclosures and has requested that WSB furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of WSB’s letter, dated September 17, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, including rollover equity instruments (i.e., restricted stock awards and stock options), there were 1,330,072,374 shares of New Ginkgo Class A common stock outstanding, 627,316,622 shares of New Ginkgo Class B common stock outstanding and 51,824,925 warrants to purchase shares of New Ginkgo

17

Class A common stock outstanding. As of such time, New Ginkgo’s executive officers and directors and their affiliated entities held 32.6% of the total voting power of New Ginkgo’s outstanding capital stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, and in accordance with the terms of the Merger Agreement, each executive officer of SRNG and Merger Sub ceased serving in such capacities; Scott M. Delman, Joshua Kazam, Isaac Lee, Timothy Leiweke, Dennis A. Miller, Laurence E. Paul, and Harry E. Sloan ceased serving on SRNG’s board of directors. Jason Kelly, Reshma Shetty, Arie Belldegrun, Marijn Dekkers, Christian Henry, Reshma Kewalramani, Shyam Sankar and Harry E. Sloan were appointed as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Upon the consummation of the Business Combination, the Company established the following three committees of the Board: audit committee, compensation committee and nominating and corporate governance committee. Mr. Henry, Mr. Dekkers and Mr. Sloan were appointed to serve on the Company’s audit committee, with Mr. Henry serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Sankar, Mr. Belldegrun and Mr. Henry were appointed to serve on the Company’s compensation committee, with Mr. Sankar serving as the chair. Mr. Dekkers, Ms. Kewalramani and Mr. Sankar were appointed to serve on the Company’s nominating and corporate governance committee, with Mr. Dekkers serving as the chair.

Additionally, upon consummation of the Business Combination, Mr. Kelly was appointed as the Company’s Chief Executive Officer; Ms. Shetty was appointed as President and Chief Operating Officer; and Mark Dmytruk was appointed as Chief Financial Officer.

Following the consummation of the Business Combination, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board under the Non-Employee Director Compensation Program: (i) an annual cash retainer of $50,000; and (ii) if the non-employee director serves as lead independent director or chair or on a committee of the Board, an additional annual fee as follows: (A) $36,000 for the chair of the Board; (B) $25,000 for the lead independent director; (C) $20,000 for the chair of the audit committee or $10,000 for a non-chair member of the audit committee; (D) $15,000 for the chair of the compensation committee or $7,500 for a non-chair member of the compensation committee; or (E) $10,000 for the chair of the nominating and corporate governance committee or $5,000 for a non-chair member of the nominating and corporate governance committee, in each case, if applicable.

Under the Non-Employee Director Compensation Program, each non-employee director who is initially elected or appointed to the New Ginkgo Board on or after the consummation of the Business Combination (other than those non-employee directors who were appointed by SRNG to serve on the Board or those non-employee directors who served on the board of SRNG or Old Ginkgo prior to the consummation of the Business Combination) will receive (A) an initial option to purchase shares of New Ginkgo Class A common stock with a grant date fair value equal of $400,000 (as determined under the program) (the “Initial Option”); (B) an additional initial option to purchase shares of New Ginkgo Class A common stock with a grant date fair value of $200,000 (the “Additional Initial Option”); and (C) a number of restricted stock units determined by dividing $200,000 by the fair market value of a share of a share of New Ginkgo Class A

18

common stock (the “Additional Initial RSU”). In the event that a non-employee director’s date of initial election or appointment does not occur on the same date as an annual meeting of stockholders, the value of the Additional Initial Option and the Additional Initial RSU will be pro-rated in accordance with the terms of the program. Each non-employee director who has served on the Board as of the date of an annual meeting of stockholders that occurs after the consummation of the Business Combination and will continue to serve as a non-employee director immediately following such meeting, such non-employee director will receive (i) an option to purchase shares of New Ginkgo Class A common stock with a grant date fair value of $200,000 (as determined under the program) (the “Subsequent Option”) and (ii) a number of restricted stock units determined by dividing $200,000 by the fair market value of a share of New Ginkgo Class A common stock (the “Subsequent RSU”).

Stock options granted under the program will have an exercise price equal to the fair market value of New Ginkgo’s Class A common stock on the date of grant and will expire not later than ten years after the date of grant. Each Initial Option granted to a non-employee director will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. Each Additional Initial Option and the Additional Initial RSUs granted to a non-employee director will vest and become exercisable, as applicable, in a single installment on the day before the next annual meeting of stockholders occurring after the date of the director’s initial election or appointment to the New Ginkgo Board. Each Subsequent Option and the Subsequent RSUs will vest and become exercisable, as applicable, in a single installment on the earlier of the first anniversary of the date of grant or the day before the next annual meeting of stockholders occurring after the date of grant. Vesting of the options and restricted stock units granted under the program is subject to the non-employee director’s continued service through each applicable vesting date. In the event of a change in control of New Ginkgo, the options and restricted stock units granted under the program will vest in full.

Reference is made to the disclosure described in the Proxy in the section titled “New Ginkgo Management After the Business Combination” beginning on page 233 for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

The information set forth under Item 1.01. “Entry into a Material Definitive Agreement—Indemnification Agreement”, “—Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan” and “—Ginkgo Bioworks Holdings, Inc. Employee Stock Purchase Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by SRNG’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Merger Agreement” beginning on page 108 and 131, respectively, of the Proxy, and are incorporated herein by reference.

19

Item 8.01. Other Events.

By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to SRNG and has succeeded to the attributes of SRNG as the registrant, including SRNG’s SEC file number (001-40097) and CIK Code (0001830214). The Company’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using SRNG’s SEC file number (001-40097).

The Company’s Class A common stock and public warrants are listed for trading on The New York Stock Exchange under the symbols “DNA” and “DNA.WS,” respectively, and the CUSIP numbers relating to the Company’s Class A common stock and public warrants are 37611X 100 and 37611X 118, respectively.

Holders of uncertificated shares of SRNG’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of New Ginkgo Class A common stock.

Holders of SRNG’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to SRNG.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Ginkgo Bioworks, Inc. as of and for the years ended December 31, 2020 and 2019, the related notes and the report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-35 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related notes thereto are set forth in the Proxy beginning on page F-98 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The financial statements of SRNG as of December 31, 2020 and for the period from October 22, 2020 (date of inception) through December 31, 2020, and the related notes and the report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-2 and are incorporated herein by reference. The unaudited financial statements of SRNG as of March 31, 2021 and for the three months ended March 31, 2021 and the related notes thereto are set forth in the Proxy beginning on page F-17 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of SRNG as of June 30, 2021 and for the six months ended June 30, 2021 and the related notes thereto are set forth in SRNG’s 10-Q beginning on page 1 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

20

(d) Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 2.1 of SRNG’s Current Report on Form 8-K filed with the SEC on May 11, 2021).

2.2	Amendment to the Agreement and Plan of Merger, dated as of May 14, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 2.1 to SRNG’s Quarterly Report on Form 10-Q (File No. 001-40097) for the quarter ended March 31, 2021, filed with the SEC on May 24, 2021).

3.1	Certificate of Incorporation of Ginkgo Bioworks Holdings, Inc. (f/k/a Soaring Eagle Acquisition Corp.).

3.2	Amendment to Certificate of Incorporation of Ginkgo Bioworks Holdings, Inc. (f/k/a Soaring Eagle Acquisition Corp.).

3.3	Bylaws of Ginkgo Bioworks Holdings, Inc.

4.1	Specimen Class A Common Stock Certificate of Ginkgo Bioworks Holdings, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on August 4, 2021).

4.2	Warrant Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

10.1+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex E of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.2+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.4	Registration Rights Agreement, dated as of September 16, 2021, by and among Ginkgo Bioworks Holdings, Inc., Eagle Equity Partners III, LLC and the other Holders signatory thereto.

10.8	Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan, as amended as of June 18, 2014 (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.9	Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.10	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective May 1, 2019 (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.11	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective September 9, 2019 (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

21

10.12	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective November 14, 2019 (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.13	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective April 8, 2020 (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.14	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective March 15, 2021 (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.15	Form of Incentive Stock Option Agreement, granted under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.16	Form of Restricted Stock Unit Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.17	Form of Restricted Stock Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.18†‡	Lease Agreement, dated December 22, 2011, between Zoom Group LLC and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.19†	First Amendment to Lease Agreement, dated April 1, 2012 (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.20†	Second Amendment to Lease, dated August 1, 2014 (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.21	Third Amendment to Lease, dated August 15, 2014 (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.22†	Fourth Amendment to Lease, dated May 1, 2016 (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

22

10.23†	Fifth Amendment to Lease, dated May 31, 2016 (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.24	Sixth Amendment to Lease, dated August 5, 2016 (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.25†	Seventh Amendment to Lease, dated July 31, 2017 (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.26†	Eighth Amendment to Lease, dated March 23, 2018 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.27†	Ninth Amendment to Lease, dated September 6, 2018 (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.28†	Tenth Amendment to Lease, dated July 29, 2020 (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.29†	Eleventh Amendment to Lease, dated August 14, 2020 (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.30†	Twelfth Amendment to Lease, dated January 13, 2021 (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.31†	Thirteenth Amendment to Lease, dated September 6, 2021 (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 (File No. 333-258712), filed with the SEC on September 15, 2021).

10.32†‡	Lease Agreement, dated March 18, 2016, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.33†	First Amendment to Lease Agreement, dated August 13, 2018 (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.34†‡	Sublease, dated December 10, 2019, by and between Stanley Convergent Security Solutions, Inc., and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.35†	Storage Space License Agreement, dated July 1, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

23

10.36†	License Agreement, dated September 11, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.37‡	Supply Agreement by and between Ginkgo Bioworks, Inc. and Twist Bioscience Corporation, dated March 2, 2018 (incorporated by reference to Exhibit 10.36 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.38‡	Collaboration Agreement, dated as of September 13, 2019, by and between Ginkgo Bioworks, Inc. and Berkeley Lights, Inc. (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.39	Offer Letter, dated October 7, 2020, between Ginkgo Bioworks, Inc. and Mark Dmytruk (incorporated by reference to Exhibit 10.38 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.40	Ginkgo Bioworks Holdings, Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.41	Form of Founder Equity Grant Agreement (incorporated by reference to Exhibit 10.40 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.42	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.41 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.43	Sponsor Support Agreement, dated as of May 11, 2021, by and among Eagle Equity Partners III, LLC, Ginkgo Bioworks, Inc., Soaring Eagle Acquisition Corp. and certain of its shareholders (incorporated by reference to Exhibit 10.4 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission.

21.1	List of Subsidiaries.

99.1	Unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. for the six months ended June 30, 2021 and 2010.

99.2	Unaudited pro forma condensed combined financial information of SRNG and Ginkgo Bioworks, Inc. as of and for the six months ended June 30, 2021.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Ginkgo Bioworks, Inc. for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

24

‡	Certain confidential information contained in this Exhibit has been omitted because it is (i) not material and (ii) of the type that the registrant treats as private or confidential.

+	Indicates a management contract of compensatory plan.

25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Mark Dmytruk
Name: Mark Dmytruk
Title: Chief Financial Officer

Date: September 20, 2021

26

Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SOARING EAGLE ACQUISITION CORP.

ARTICLE I

NAME

The name of the Corporation is Soaring Eagle Acquisition Corp. (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended, restated, supplemented or otherwise modified.

The Corporation is being incorporated in connection with the domestication of Soaring Eagle Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Cayman Company”), to a Delaware corporation, which domestication is being effected in connection with the transactions contemplated by that certain Agreement and Plan of Merger entered into by the Cayman Company, SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc., a Delaware corporation (the “Company”), on May 11, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), and this Certificate of Incorporation is being filed simultaneously with a certificate of corporate domestication effecting such domestication (the “Certificate of Domestication”).

ARTICLE IV

DEFINITIONS

The following terms, where capitalized in this Certificate of Incorporation (as amended from time to time, and including the terms of any certificate of designation of any series of Preferred Stock, this “Certificate of Incorporation”), shall have the meanings ascribed to them in this Article IV:

“Cause” means, with respect to any Founder, “cause” or any similar concept as it may be defined or used in any agreement relating to the employment of such Founder by the Corporation or any of its subsidiaries or any policy of the Corporation or any of its subsidiaries applicable to the employment of such Founder thereby.

“Distribution” means (a) any dividend or distribution of cash, property or shares of the Corporation’s capital stock or (b) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary).

1

“Eligible Holder” means (a) any director or employee of the Corporation or any Subsidiary (or, in the case of any such director or employee who is subject to the community property laws of any jurisdiction, the spouse of such director or employee, solely to the extent of the interest of such spouse (if any) during the course of a marriage or civil union in any Class B Common Stock owned by such director or employee arising solely by reason of the application of such community property laws and not otherwise constituting a Transfer of all or any portion of such Class B Common Stock) or (b) any Person (other than an individual) through which (directly or indirectly, and by ownership, voting power, contract or otherwise) any director or employee (or group composed solely of directors or employees) of the Corporation or any Subsidiary has the exclusive right to exercise any voting right (directly or indirectly through one or more intermediaries) with respect to the shares of Class B Common Stock owned by such Person (it being understood that no Excluded Action shall itself be deemed to cause the loss of the exclusive right to exercise any voting right with respect to the shares of Class B Common Stock owned by such Person).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” means any transaction or series of related transactions that results in or is in connection with (a) the acquisition, directly or indirectly, by any Third Party of beneficial ownership of (i) a majority of the outstanding shares of Common Stock of the Corporation (or any successor thereto) or (ii) shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation (or any successor thereto), (b) a merger or consolidation of the Corporation with or into any other entity or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation or (c) the sale, lease, exclusive license, assignment, exchange, conveyance or other transfer or disposition (other than the creation of any lien or other encumbrance in the ordinary course of business, including to secure indebtedness for borrowed money, so long as no foreclosure occurs in respect of such lien or encumbrance) of all or substantially all of the property and assets, or property or assets generating more than 50% of the revenues, of the Corporation and its subsidiaries, on a consolidated basis, to any Third Party (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith).

“Founder” means any of Jason Kelly (who, as of the date of this Certificate of Incorporation, is the chief executive officer of the Company), Reshma Shetty (who, as of the date of this Certificate of Incorporation, is the chief operating officer of the Company), Austin Che (who, as of the date of this Certificate of Incorporation, is the chief strategy officer of the Company), Bartholomew Canton (who, as of the date of this Certificate of Incorporation, is the chief technology officer of the Company) and Thomas Knight (who, as of the date of this Certificate of Incorporation, is a Ginkgo fellow of the Company).

“Founder Holder” means (a) any Founder or (b) any Person (other than an individual) through which (directly or indirectly, and by ownership, voting power, contract or otherwise) any Founder exercises exclusive voting control with respect to the shares of capital stock of the Corporation owned by such Person.

“Founder Cause Termination Action” means, with respect to any Founder, (a) any termination of the employment of such Founder by the Corporation or any of its subsidiaries for Cause, (b) any material and adverse reduction of the responsibilities, title or position of such Founder as an employee of the Corporation or any of its subsidiaries for Cause without the prior written consent of such Founder or (c) any determination that an event has occurred with respect to such Founder that constitutes Cause.

2

“Founder Non-Cause Termination Action” means, with respect to any Founder, (a) any termination of the employment of such Founder by the Corporation or any of its subsidiaries other than for Cause or (b) any material and adverse reduction of the responsibilities, title or position of such Founder as an employee of the Corporation or any of its subsidiaries other than for Cause without the prior written consent of such Founder.

“Included Merger Consideration Share” means any share (a) described in clause (a) of the definition of Merger Consideration Share, (b) described in clause (b)(i) of the definition of Merger Consideration Share or (c) solely to the extent that such share is an Included Company Equity Award (as such term is defined in the Merger Agreement), described in clause (b)(ii) of the definition of Merger Consideration Share.

“Merger Consideration Share” means any share of Class A Common Stock or Class B Common Stock (other than any Earn-out Share) originally issued (a) to any of the holders of common stock of the Company as consideration in the Merger (as such term is defined in the Merger Agreement) upon the exchange of Company Common Shares converted pursuant to Section 4.2(a)(ii) or Section 4.2(a)(iii), as applicable, of the Merger Agreement or (b) upon the settlement of (i) any Assumed Warrant (as such term is defined in the Merger Agreement) or (ii) any Acquiror Option, Acquiror Restricted Stock Award or Acquiror Restricted Stock Unit Award (in each case, as such term is defined in the Merger Agreement) into which a Company Option, Company Restricted Stock Award or Company Restricted Stock Unit Award (in each case, as such term is defined in the Merger Agreement), as applicable, has converted pursuant to Section 4.5 of the Merger Agreement.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, trust or other entity.

“Right” means any option, warrant, restricted stock unit, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

“Subsidiary” means any wholly owned subsidiary of the Corporation or, to the extent determined by the Board, any non-wholly owned subsidiary of the Corporation.

“Third Party” means any Person (other than the Corporation or any wholly owned subsidiary of the Corporation or Person of which the Corporation is a wholly owned subsidiary) or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of such Persons.

“Transfer” means, with respect to any share of capital stock of the Corporation, (a) any sale, assignment, exchange, conveyance, pledge, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether direct or indirect, whether or not for value, and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, any transfer of such share to a broker or other nominee (with or without a corresponding change in beneficial ownership) and any transfer of voting control of such share, or (b) entering into any agreement or binding arrangement (including any warrant, option, other derivative transaction or proxy) providing for any transaction contemplated by the preceding clause (a); provided, however, that none of the following shall be considered a “Transfer” (each an “Excluded Action”): (i) any grant of a proxy with respect to the voting of such share to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; (ii) entering into a support, voting, tender or similar agreement, arrangement or understanding with respect to such share (with or without granting a proxy and/or other customary terms) in support of an Extraordinary Transaction that is approved by a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the

3

securities exchange on which equity securities of the Corporation are then listed for trading, or consummating the actions or transactions contemplated by such Extraordinary Transaction (including, without limitation, voting, tendering, selling, exchanging, or otherwise transferring or disposing of such share or any legal or beneficial interest therein in connection with such Extraordinary Transaction); (iii) any pledge of such share that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction for so long as the holder of such share immediately prior to such pledge continues to exercise exclusive voting control with respect to such share (provided, however, that the pledgee’s foreclosure on such share or other similar action shall not be excluded from the definition of “Transfer”); (iv) entering into a trading plan with respect to such share pursuant to Rule 10b5-1 under the Exchange Act that has been approved by a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the securities exchange on which equity securities of the Corporation are then listed for trading (provided, however, that the sale or other disposition of such share pursuant to such plan shall not be excluded from the definition of “Transfer”); (v) any redemption, purchase or other acquisition by, or surrender, transfer or forfeiture to, the Corporation of such share; (vi) the fact that the spouse of any holder of such share possesses or obtains an interest in such share arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such share (provided that any transfer of such share by any holder of such share to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a Transfer of such share unless otherwise exempt from the definition of “Transfer”); or (vii) entering into any voting trust or other agreement or arrangement with respect to the voting of such share (with or without granting a proxy) solely with holders of Class B Common Stock in their capacities as such that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of such share at any time and (C) does not involve any payment of cash, securities or other property or other consideration to the holders of the shares subject thereto, other than the mutual promise to vote shares in a designated manner.

ARTICLE V

CAPITAL STOCK

1. Authorized Shares.

(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 16,000,000,000 shares, consisting of (i) 10,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 4,500,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), (iii) 800,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”, and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), and (iv) 200,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). At the Domestication Effective Time (as such term is defined in the Merger Agreement), each Class A ordinary share, par value $0.0001 per share, of the Cayman Company and each Class B ordinary share, par value $0.0001 per share, of the Cayman Company issued and outstanding immediately prior to the Domestication Effective Time will, for all purposes thereafter and without any action on the part of the Cayman Company, the Corporation or any of their respective stockholders, be deemed to be one issued and outstanding, fully paid and nonassessable share of Class A Common Stock. Any stock certificate that immediately prior to the Domestication Effective Time represented any Class A ordinary share of the Cayman Company or Class B ordinary share of the Cayman Company will, from and after the Domestication Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Class A Common Stock.

4

(b) Subject to the rights of the holders of Preferred Stock, (i) the number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), (ii) the number of authorized shares of Class A Common Stock, Class C Common Stock or Preferred Stock may be decreased (but not below the number of shares thereof then outstanding or, in the case of the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 2(g) of this Article V) by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and (iii) the number of authorized shares of Class B Common Stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of all of the outstanding shares of Class B Common Stock.

2. Common Stock. The powers, designations, preferences and relative, participating, optional or other special rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

(a) Equal Status. Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall have the same rights, powers and preferences and rank equally, share ratably and be identical in all respects as to all matters. The rights, powers and preferences of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b) Voting.

(i) Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, at all meetings of stockholders and on all matters submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation, (A) each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder, (B) each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder and (C) each holder of Class C Common Stock shall have the right to zero (0) votes per share of Class C Common stock held of record by such holder (except that, solely to the extent that any holder of Class C Common Stock is expressly entitled to vote on any matter pursuant to this Certificate of Incorporation or by applicable law, such holder of Class C Common Stock shall have the right to one (1) vote per share of Class C Common Stock held of record by such holder). Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote together as a single class at all meetings of stockholders and on all matters (including the election and removal of directors) submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation.

(ii) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall (A) have the exclusive right to vote on all matters (including the election and removal of directors) submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation, (B) be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as amended or restated from time to time, the “Bylaws”) and (C) be entitled to vote upon such matters and in such manner as may be provided by applicable law.

5

(iii) Notwithstanding any other provision of this Certificate of Incorporation to the contrary, except as otherwise required by applicable law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote thereon, either separately or together as a class with the holders of one or more other such series, pursuant to this Certificate of Incorporation or applicable law.

(c) Dividends and Distributions. Subject to the rights of the holders of any Preferred Stock that may then be outstanding, the holders of Common Stock shall be entitled to receive, if, as and when declared by the Board, out of any assets of the Corporation legally available for distribution to stockholders of the Corporation, such Distributions as may be declared from time to time by the Board. Shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or made by the Corporation (including with respect to the form, amount and timing thereof), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, in the event that a Distribution is paid in the form of Common Stock (or Rights to acquire such stock), holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be), holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire such stock, as the case may be) and holders of Class C Common Stock shall receive Class C Common Stock (or Rights to acquire such stock, as the case may be).

(d) Subdivisions, Combinations or Reclassifications. If the Corporation in any manner subdivides or combines (by any stock split, stock dividend, recapitalization, reorganization, reclassification, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock or the outstanding shares of Class C Common Stock, the outstanding shares of each such class shall be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock and by the holders of a majority of the outstanding Class C Shares, each voting separately as a class.

(e) Extraordinary Transactions.

(i) In the event that any Extraordinary Transaction is effected, shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration paid or otherwise distributed to, or rights received by, stockholders of the Corporation, or into which such shares are converted or for which such shares are exchanged, in connection with such Extraordinary Transaction (including with respect to the form, amount and timing thereof), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, the holders of a majority of the outstanding shares of Class B Common Stock and the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, to the extent that such consideration is paid in the form of securities or

6

other equity interests, (A) holders of Class B Common Stock may receive a class, series or other form of such securities or other equity interests each having voting power that is ten (10) times greater than the voting power of any security or other equity interest received by holders of Class A Common Stock and (B) holders of Class C Common Stock may receive a class, series or other form of such securities or other equity interests having no voting power.

(ii) The Corporation may not enter into any agreement pursuant to which a Third Party may, by tender or exchange offer, acquire shares of Class A Common Stock, shares of Class B Common Stock or shares of Class C Common Stock, unless, pursuant to such agreement, (A) shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock would be treated equally, identically and ratably, on a per share basis, with respect to any consideration paid or otherwise distributed to, or rights received by, stockholders of the Corporation, or into which such shares are converted, or for which such shares are exchanged in connection with the transactions contemplated by such agreement (including with respect to the form, amount and timing thereof) or (B) different treatment of shares of Class A Common Stock and shares of Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, the holders of a majority of the outstanding shares of Class B Common Stock and the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, to the extent that such consideration would be paid in the form of securities or other equity interests, (A) holders of Class B Common Stock may receive a class, series or other form of such securities or other equity interests each having voting power that is ten (10) times greater than the voting power of any security or other equity interest received by holders of Class A Common Stock and (B) holders of Class C Common Stock may receive a class, series or other form of such securities or other equity interests having no voting power.

(f) Issuance and Conversion of Class B Common Stock.

(i) Issuance of Class B Common Stock. Except as may otherwise be approved, ratified or otherwise determined by a majority of the Class B Directors then in office, no share of Class B Common Stock shall be issued to any Person that is not an Eligible Holder as of the time of such issuance.

(ii) Voluntary Conversion of Class B Common Stock. Each outstanding share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the election of the holder thereof at any time upon delivery of written notice of such election to the transfer agent of the Corporation.

(iii) Automatic Conversion of Class B Common Stock. Subject to the Stock Policies (as hereinafter defined), each outstanding share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock, without the need for any further action by the holder thereof or the Corporation, upon the holder of such share of Class B Common Stock ceasing to be an Eligible Holder for any reason (a “Mandatory Conversion Event”) (whether voluntarily or involuntarily or by operation of law, and including, without limitation, by virtue of (A) (x) the termination or removal of such holder (or any individual exercising any voting right (directly or indirectly through one or more intermediaries) with respect to such share through such holder (any such individual, a “Voting Individual”)) as a director or an employee of the Corporation or any Subsidiary (whether or not for cause), (y) the resignation by such holder (or any Voting Individual) as a director or an employee of the Corporation or any Subsidiary (whether or not for good reason) or (z) the death, incapacity or disability (as such term (or any similar term) may be defined or used in any agreement relating to the employment or engagement of such holder (or any Voting Individual) by the Corporation or any Subsidiary or in any policy of the Corporation or any Subsidiary applicable to the

7

employment or engagement of such holder (or any Voting Individual) thereby) of such holder (or any Voting Individual), (B) any individual other than a director or an employee of the Corporation acquiring any right to exercise any voting right (directly or indirectly through one or more intermediaries) with respect to such share and (C) the Transfer of such share to a Person other than an Eligible Holder), unless the Board has resolved, by the affirmative vote of a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the securities exchange on which equity securities of the Corporation are then listed for trading, that such action, transaction or event shall not result in the conversion of such share of Class B Common Stock.

(iv) Certificated Shares. The Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon any conversion of shares of Class B Common Stock unless the certificates evidencing such shares of Class B Common Stock, if any such certificates have been issued, have been delivered to the Corporation or its transfer agent or the holder of such shares of Class B Common Stock has notified the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and has executed an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates (or the absence thereof).

(v) Procedures. The Corporation may, from time to time, establish such restrictions, policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of the Corporation’s multi-class stock structure (the “Stock Policies”), including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem necessary or advisable. None of the Stock Policies shall be adopted, amended, altered or repealed unless such action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of (A) a majority of the directors of the Corporation then in office and (B) if any Class B Director is then in office, then at least one Class B Director. The Corporation may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the secretary of the Corporation that a Mandatory Conversion Event has occurred shall be conclusive and binding; provided that, if the holder of any share with respect to which the secretary of the Corporation has determined that a Mandatory Conversion Event has occurred believes in good faith that such determination is in error, such holder may appeal such determination to the Board, and the Board shall determine in its sole discretion (x) whether to review the secretary’s determination and (y) if the Board elects to review the secretary’s determination, whether a Mandatory Conversion Event has occurred with respect to such share, in which case the Board’s determination shall be conclusive and binding.

(vi) Effectiveness of Conversion. In the event of a voluntary conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 2(f)(ii) of this Article V, such conversion shall be deemed to have occurred at the time that the Corporation’s transfer agent receives the required written notice of the holder’s election to effect such conversion. In the event of an automatic conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 2(f)(iii) of this Article V, such conversion shall be deemed to have occurred at the time specified in the Stock Policies with respect to the applicable relevant Mandatory Conversion Event. Upon any conversion of a share of Class B Common Stock to a share of Class A Common Stock pursuant to this Section 2(f) of this Article V, all rights of the holder of such share of Class B Common Stock shall cease and the Person(s) in whose name(s) the certificate(s) or book-entry position(s) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder(s) of such shares of Class A Common Stock.

8

(vii) Unless otherwise determined by the Corporation, each share of Class B Common Stock that is converted pursuant to this Section 2(f) of this Article V shall return to the status of authorized but unissued shares of Class B Common Stock, but shall be reserved and may only be reissued pursuant to the Corporation’s equity plans, subject to the terms thereof.

(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or out of shares of Class A Common Stock held in its treasury, solely for the purpose of effecting conversions of shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

(h) Restrictions on Transfer of Certain Shares.

(i) From the Merger Effective Time (as such term is defined in the Merger Agreement) until the date that is 180 calendar days following the Closing Date (as such term is defined in the Merger Agreement), no stockholder of the Corporation (other than a stockholder described in Section 2(h)(ii) of this Article V) or transferee thereof may Transfer any Merger Consideration Share legally or beneficially owned by it, other than in accordance with Section 2(h)(iii) of this Article V.

(ii) From the Merger Effective Time until the date that is one year following the Closing Date, no stockholder of the Corporation who is a Founder Holder or, as of the Closing, is an employee of the Corporation or any Subsidiary, or transferee thereof, may Transfer any Merger Consideration Share legally or beneficially owned by such stockholder, other than in accordance with Section 2(h)(iii) of this Article V, except that the foregoing restriction shall not apply to an aggregate of 10% (rounded down to the nearest whole share) of the total number of Included Merger Consideration Shares that are (or are subject to equity awards of Acquiror that are) legally or beneficially owned or held, directly or indirectly, by such stockholder (other than any such stockholder that is a Founder Holder) immediately following the Merger Effective Time (such portion of such Included Merger Consideration Shares, such stockholder’s “Transferrable Included Merger Consideration Shares”).

(iii) Notwithstanding anything to the contrary in Section 2(h)(i) or Section 2(h)(ii) of this Article V, each stockholder of the Corporation shall be permitted to Transfer any Merger Consideration Share:

(A) if such stockholder holds any equity award issued pursuant to any equity plan of the Company or any of its subsidiaries that is assumed by the Corporation in connection with the Merger (as defined in the Merger Agreement) or issued pursuant to any equity plan of the Corporation, then, beginning on the earlier of (x) March 1, 2022 or (y) the date that is fifteen (15) calendar days before the date on which any tax relating to such equity award (other than any equity award or portion thereof that is a Transferrable Included Merger Consideration Share) will become due under applicable law (as reasonably determined by the Corporation), solely to the extent necessary to yield aggregate net proceeds to such stockholder in connection with such Transfer (assuming that all Merger Consideration Shares so Transferred would be sold for value at the prevailing trading price of shares of Class A Common Stock at the time of such Transfer) sufficient to cover the aggregate amount of ordinary income, employment or similar taxes payable in connection with such equity award (as reasonably determined by the Corporation);

9

(B) if such stockholder is an individual, then (x) by will or other testamentary document or device or (y) by operation of applicable law, including applicable laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(C) as a bona fide gift or gifts, including to any charitable organization;

(D) for bona fide estate planning purposes;

(E) to any Person of which all of the outstanding equity interests are legally and beneficially owned by such stockholder or, if such stockholder is an individual, then to one or more members of the immediate family or former spouse of such stockholder;

(F) if such stockholder is a Person other than an individual, then to another Person (other than an individual) that is an Affiliate of such stockholder, or to any investment fund or other Person managing or managed by such stockholder or one or more of its Affiliates (including, for the avoidance of doubt, where such stockholder is a partnership, to its general partner);

(G) if such stockholder is a Person other than an individual, then (i) to any shareholder, partner or member of such stockholder in redemption of such shareholder’s partner’s or member’s interest in such stockholder or (ii) upon such stockholder’s bona fide liquidation or dissolution, to the shareholders, partners or members of such stockholder in accordance with its governing documents; or

(H) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (A) through (G);

provided that, (1) in the case of any Transfer pursuant to any of the foregoing clauses (B), (C), (D)and (H), such Transfer does not involve a disposition for value and (2) in the case of any Transfer pursuant to any of the foregoing clauses (C), (D), (E), (F), (G) and (H), (x) the Person effecting such Transfer provides written notice of such Transfer to the Corporation at least two Business Days prior to effecting such Transfer, (y) the shares so Transferred shall remain subject to the transfer restrictions set forth in this Section 2(h) of this Article V, (z) any public report or filing required to be made pursuant to applicable securities laws (including filings under Section 16(a) of the Exchange Act) will disclose the nature of such Transfer on a timely basis.

(iv) Each certificate or book entry representing Merger Consideration Shares or shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK ENTRY] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (AS IT MAY BE AMENDED AND/OR RESTATED), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR.

(i) Notwithstanding anything to the contrary in this Certificate of Incorporation, there shall be no Transfer of any share of Class B Common Stock involving a disposition for value unless the value paid in respect of such share of Class B Common Stock is equal to the prevailing price per share of Class A Common Stock at the time of such disposition for value. The Corporation may establish in the Stock Policies such other restrictions and such policies and procedures relating to Transfers of Class B Common Stock as the Corporation may deem necessary or advisable.

10

3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized, to the fullest extent permitted by applicable law, to provide, by resolution from time to time, for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate of designation with respect thereto pursuant to the applicable provisions of the DGCL setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series and fixing the powers (which may include full, limited or no voting power), designations, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, if any, and any qualifications, limitations and restrictions thereof may differ from those of any and all other series of Preferred Stock at any time outstanding. Without limiting the generality of the foregoing, any resolution or certificate of designation providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock, to the extent permitted by applicable law. Subject to the terms of any such series of Preferred Stock, and except as otherwise required by applicable law, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation shall return to the status of authorized but unissued shares of Preferred Stock and may be reissued by the Corporation in one or more series as provided in this Section 3 of this Article V.

ARTICLE VI

STOCKHOLDER ACTION

1. Action without Meeting.

(a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, and may not be taken or effected by a written consent of stockholders in lieu thereof, unless (i) such action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of all of the directors of the Corporation then in office or (ii) the holders of Class B Common Stock collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.

2. Special Meetings.

(a) Except as otherwise required by applicable law, and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time, only by (i) the Board, (ii) the chairman of the Board, (iii) the chief executive officer or president of the Corporation or (iv) at any time that the holders of Class B Common Stock collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation, the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.

(b) Advance notice of stockholder nominations for the election of directors and of other business to be brought by stockholders of the Corporation before any meeting of stockholders shall be given in the manner provided in the Bylaws. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

11

ARTICLE VII

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided in this Certificate of Incorporation or required by applicable law.

2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, between the Corporation and certain of its stockholders, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the Board; provided that, if at any time the number of directors that the holders of Class B Common Stock are entitled to nominate and elect pursuant to Section 3 of this Article VII is less than one-quarter (1/4) of the total number of directors of the Corporation, then the total number of directors of the Corporation and the number of directors that the holders of Class B Common Stock are entitled to nominate and elect shall be automatically increased to the extent necessary so that the number of directors that the holders of Class B Common Stock are entitled to nominate and elect is one-quarter (1/4) of the total number of directors of the Corporation.

3. Election of Directors.

(a) The election of directors need not be by written ballot unless the Bylaws shall so provide.

(b) For so long (and only for so long) as the outstanding shares of Class B Common Stock continue to represent at least 2% of all of the outstanding shares of Common Stock, the holders of Class B Common Stock, voting separately as a class, shall be entitled to nominate and elect a number of directors equal to one-quarter (1/4) of the total number of directors of the Corporation (the “Class B Directors”). In the event that the total number of directors of the Corporation is not evenly divisible by four (4), the number of directors entitled to be nominated and elected by the holders of Class B Common Stock shall be the smallest whole number of directors that constitutes at least one-quarter (1/4) of the total number of directors of the Corporation. At any time that a Class B Director is serving as a director of the Corporation, at least one (1) Class B Director shall be required to be present at a meeting of the Board to constitute a quorum.

(c) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, shall be entitled to elect the directors of the Corporation other than the Class B Directors (the “Common Directors”).

(d) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, each director of the Corporation shall hold such office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

4. Removal; Vacancies.

(a) Subject to the rights of the holders of any series of Preferred Stock with respect to the election (or removal) of directors, any Common Director may be removed from office, with or without cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. Any Class B Director may be removed from office (i) without cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of Class B Common Stock and (ii) with cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

12

(b) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring with respect to any Common Director for any reason and newly created directorships resulting from an increase in the authorized number of Common Directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring with respect to any Class B Director for any reason and newly created directorships resulting from an increase in the authorized number of Class B Directors may be filled only by vote of a majority of the remaining Class B Directors, although less than a quorum, or by a sole remaining Class B Director. A person elected to fill a vacancy or newly created directorship in accordance with the preceding sentences of this Section 4(b) of this Article VII shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified, or until his or her earlier resignation, death or removal.

(c) In the event of a vacancy on the Board, the remaining directors of the Corporation, except as otherwise provided by law, and so long as a quorum is present, shall exercise the powers of the full Board until the vacancy is filled.

5. Committees of the Board. The Board shall establish and maintain an audit committee, a nominating and corporate governance committee and a compensation committee, and may establish such other committees as it shall determine from time to time. For so long as any Founder serving as a director of the Corporation holds shares of Class B Common Stock, such Founder shall not be permitted to serve as a member of the compensation committee of the Board. Subject to applicable requirements of the securities exchange on which equity securities of the Corporation are then listed for trading, at any time that any Class B Director is serving as a director of the Corporation, each committee of the Board (other than the compensation committee of the Board) shall include at least one (1) Class B Director unless a majority of the Class B Directors then in office approve the formation and composition of such committee.

6. Founder Termination Actions.

(a) No Founder Cause Termination Action shall be taken or approved or agreed to by or on behalf of the Corporation, and the Corporation shall not take any Founder Cause Termination Action in its capacity as stockholder of any of its subsidiaries (and shall use its best efforts to prevent any subsidiary board of directors or equivalent governing body or any committee thereof from taking any Founder Cause Termination Action), unless such Founder Cause Termination Action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of at least three-quarters (3/4) of the directors of the Corporation then in office.

(b) No Founder Non-Cause Termination Action shall be taken or approved or agreed to by or on behalf of the Corporation, and the Corporation shall not take any Founder Non-Cause Termination Action in its capacity as stockholder of any of its subsidiaries (and shall use its best efforts to prevent any subsidiary board of directors or equivalent governing body or any committee thereof from taking any Founder Non-Cause Termination Action), unless such Founder Non-Cause Termination Action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of (i) at least three-quarters (3/4) of the directors of the Corporation then in office and (ii) if any Founder is then serving as a director of the Corporation, at least one director of the Corporation who is a Founder; provided that, if only one Founder is then serving as a director of the Corporation and such Founder is the subject of the Founder Non-Cause Termination Action, the affirmative vote described in the foregoing clause (ii) shall not be required.

13

(c) Any Founder Cause Termination Action or Founder Non-Cause Termination Action considered by or voted upon by the Board shall concern one Founder only, and, in the event that more than one Founder is the subject of a Founder Cause Termination Action or a Founder Non-Cause Termination Action, a separate Founder Cause Termination Action or Founder Non-Cause Termination Action, as applicable, shall be considered and voted upon by the Board with respect to each such Founder.

7. Stakeholders. In addition to any other considerations which the Board, any committee thereof or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to the stockholders of the Corporation, the Board, any committee thereof or any individual director may, in his, her, or its discretion, consider the long-term as well as the short-term interests of the Corporation, taking into account and considering, as deemed appropriate, the effects of such action on the Corporation’s (a) stockholders and (b) other stakeholders, including the Corporation’s workforce, customers, suppliers, academic researchers, governments and communities, in the case of this clause (b), as may be identified or revised by the Board from time to time. Nothing in this Section 7 of this Article VII, elsewhere in this Certificate of Incorporation or in any other governing document, policy or guideline adopted by the Corporation from time to time shall (a) create any duty owed by any director to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration thereof or (b) other than as vested in the Corporation’s stockholders to the extent provided under applicable law, be construed as creating any rights against any director of the Corporation or the Corporation. This Section 7 of this Article VII shall be deemed to grant discretionary authority only to the extent consistent with and permitted by law, and shall not be deemed to confer third-party beneficiary status on any person or entity.

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors of corporations, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Neither any amendment, repeal or modification of this Article VIII by the stockholders of the Corporation or by virtue of an amendment to the DGCL nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII shall adversely affect any limitation of personal liability or other right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal, modification or adoption with respect to any act or omission occurring before such amendment, repeal, modification or adoption.

14

ARTICLE IX

CORPORATE OPPORTUNITIES

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such director first in such director’s capacity as a director of the Corporation.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

1. The Corporation reserves the right to adopt, amend, alter or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section 2 of this Article X, and all rights, powers and preferences conferred upon any stockholder, director or other Person herein are granted subject to this reservation.

2. Notwithstanding any other provision of this Certificate of Incorporation or provision of applicable law that might otherwise permit a lesser or no vote, but in addition to any vote or assent of any stockholder or the holders of any class or series of capital stock of the Corporation required by any provision of this Certificate of Incorporation or applicable law, the affirmative vote of the holders of shares representing at least two-thirds (2/3) of the voting power of all of the outstanding shares of capital stock of the Corporation shall be required to adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise) any provision of this Certificate of Incorporation that is inconsistent with Article VI, Article VII, Article VIII, Article IX, this Article X or Article XI. So long as any share of Class B Common Stock remains outstanding, in addition to any other vote required by applicable law or this Certificate of Incorporation, the Corporation shall not, without the prior affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class, adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise) any provision of this Certificate of Incorporation (a) in a manner that adversely alters or changes or is inconsistent with any of the voting, conversion, dividend or liquidation provisions hereof applicable to the Class B Common Stock or other rights, powers or preferences of the Class B Common Stock; (b) to provide for any holder of Class A Common Stock to have more than one (1) vote per share or any right to a separate class vote of the holders of Class A Common Stock other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (c) to reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one (1) vote per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (d) to authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than one (1) vote per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; or (e) in a manner that otherwise adversely impacts or affects the rights, powers or preferences of the Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers or preferences of the Class A Common Stock. So long as any share of Class A Common Stock remains outstanding, in addition to any other vote required by applicable law or this Certificate of Incorporation, the Corporation shall not, without the prior affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class A Common Stock, voting as a separate class, adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise), any provision of this Certificate of Incorporation (i) in a manner that adversely alters or changes or is inconsistent with any of the voting, conversion, dividend or liquidation provisions hereof applicable to the Class A Common Stock or other rights, powers or preferences of the Class A Common Stock; (ii) to provide for any holder of Class B Common Stock to have more than ten (10) votes per share or any right to a separate class vote of the holders of Class B Common Stock other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (iii) to reclassify any outstanding shares of Class B Common Stock into shares having rights as to dividends or

15

liquidation that are senior to the Class A Common Stock or the right to have more than ten (10) votes per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; or (iv) in a manner that otherwise adversely impacts or affects the rights, powers or preferences of the Class A Common Stock in a manner that is disparate from the manner in which it affects the rights, powers or preferences of the Class B Common Stock.

ARTICLE XI

AMENDMENT OF BYLAWS

1. Amendment by Directors. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, and in furtherance (and not in limitation) of the powers conferred upon it by the DGCL, the Board shall have the power to adopt, amend, alter or repeal any provision of the Bylaws without the vote or assent of the stockholders.

2. Amendment by Stockholders. Except as otherwise provided therein, any provision of the Bylaws may be adopted, amended, altered or repealed at any annual meeting of stockholders, or any special meeting of stockholders called for such purpose, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the outstanding shares of capital stock of the Corporation; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.

ARTICLE XII

MISCELLANEOUS

1. Opt Out of Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL.

2. Notice of Provisions. To the fullest extent permitted by applicable law, any Person acquiring, owning or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation (including those contained in Article IX).

3. Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

4. Incorporator; Initial Directors. The incorporator of the Corporation is Eli Baker, whose mailing address is 955 Fifth Avenue, New York, NY 10075. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing address[es] of the individuals who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal, are as follows:

16

Name	Mailing Address
Harry Sloan	Soaring Eagle Acquisition Corp.
Eli Baker	955 Fifth Avenue
Scott M. Delman	New York, NY 10075
Joshua Kazam
Isaac Lee
TImothy Leiweke
Dennis A. Miller
Laurence E. Paul

[End of text.]

17

THIS CERTIFICATE OF INCORPORATION is executed as of this 15th day of September, 2021.

SOARING EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name:	Eli Baker
Title:	Incorporator

18

Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOARING EAGLE ACQUISITION CORP.

Soaring Eagle Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Board of Directors of the Corporation duly adopted a resolution by written consent in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and declaring said amendment advisable. The consent and approval of stockholders of the Corporation was not required pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is, and the Certificate of Incorporation is hereby amended, as follows:

RESOLVED:	That the Certificate of Incorporation of the Corporation is hereby amended by deleting Article I thereof in its entirety and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation is Ginkgo Bioworks Holdings, Inc. (the “Corporation”).”

2. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on September 16th, 2021.

By:	/s/ Eli Baker
Name: Eli Baker
Title: President and Chief Financial Officer

Exhibit 3.3

Bylaws of

Ginkgo Bioworks Holdings, Inc.

(a Delaware corporation)

Table of Contents

		Page

Article I - Corporate Offices		1

1.1	Registered Office	1
1.2	Other Offices	1

Article II - Meetings of Stockholders		1

2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meeting	1
2.4	Notice of Business to Be Brought before a Meeting	2
2.5	Notice of Nominations for Election to the Board of Directors	5

2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	8
2.7	Notice of Stockholders’ Meetings	9
2.8	Quorum	9
2.9	Adjourned Meeting; Notice	10
2.10	Conduct of Business	10
2.11	Voting	11
2.12	Record Date for Stockholder Meetings and Other Purposes	11
2.13	Proxies	12
2.14	List of Stockholders Entitled to Vote	12
2.15	Inspectors of Election	13
2.16	Delivery to the Corporation	13
2.17	Action without Meeting	13

Article III - Directors		14

3.1	Powers	14
3.2	Number of Directors	14
3.3	Election, Qualification and Term of Office of Directors	14
3.4	Resignation; Removal; Vacancies	14
3.5	Place of Meetings; Meetings by Telephone	14
3.6	Regular Meetings	15
3.7	Special Meetings; Notice	15
3.8	Quorum	115
3.9	Board Action without a Meeting	15
3.10	Fees and Compensation of Directors	16

Article IV - Committees		16

4.1	Committees of Directors	16
4.2	Committee Minutes	16
4.3	Meetings and Actions of Committees	16
4.4	Subcommittees	17

Article V - Officers		17

5.1	Officers	17

i

TABLE OF CONTENTS

(continued)

ii

Bylaws of

Ginkgo Bioworks Holdings, Inc.

Article I—Corporate Offices

1.1 Registered Office.

The address of the registered office of Ginkgo Bioworks Holdings, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II—Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

2.4 Notice of Business to Be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the Corporation’s proxy statement for the annual meeting. Unless otherwise required by law, if the stockholder is not present in person to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

2

(i) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to be present in person at the meeting to propose such business (the disclosures to be made pursuant to the foregoing clauses (1)-(3) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the

3

Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

4

(e) Notwithstanding anything in these bylaws to the contrary and except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder as to any proposal (other than a nomination) if the stockholder has notified the Corporation of his, her or its intention to present such proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

2.5 Notice of Nominations for Election to the Board of Directors.

(a) Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. Unless otherwise required by law, if the stockholder is not present in person to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such

5

stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(i) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation or these bylaws, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(ii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above.

(iii) In no event may a Nominating Person provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting; provided, however that if the Nominating Person is giving the notice on behalf of a beneficial owner, the foregoing clause shall mean that the number of director candidates a Nominating Person may nominate for election at the applicable meeting on behalf of any beneficial owner shall not be greater than the number of director candidates that are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice for an annual meeting or timely notice for a special meeting), (ii) the date set forth in Section 2.5(b)(i), or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

6

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

7

(e) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) if requested by the Corporation, a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director, and (D) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

(b) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the

8

Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information previously provided, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person (including present by remote communication) or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by class or series is required on a matter, the holders of a majority in voting power of such class or series issued and outstanding and entitled to vote, present in person (including present by remote communication) or represented by proxy, shall constitute a quorum for such matter. A quorum, once established at a meeting, shall not be broken by the

9

withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person (including by remote communication) or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented.

2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

Meetings of stockholders shall be presided over by the chairperson of the Board, if any, or in his or her absence by the vice chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a vice president, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding

10

over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting.

(a) Except as otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

(b) Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Unless a different or minimum vote is provided for such matter by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the required vote for such matter, each matter (other than the election of directors) presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

11

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

12

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation.

Whenever Sections 2.4, 2.5, and 2.6 require one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by Sections 2.4, 2.5, and 2.6.

2.17 Action without Meeting.

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

13

Article III—Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation; Removal; Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Any director may only be removed from office as provided by the Certificate of Incorporation.

Vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled as provided by the Certificate of Incorporation. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the director and until such director’s successor shall have been elected and qualified.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

14

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

15

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation in accordance with the requirements of the Certificate of Incorporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election and removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.13 (waiver of notice), in each case, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

16

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or the President to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, and to the provisions of the Certificate of Incorporation, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

17

Any officer may resign at any time by giving notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

18

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Except as otherwise required by the Certificate of Incorporation or these bylaws (including, without limitation, as otherwise required by Section 2.16), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile, by docusign or any other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile, docusign or any other form of electronic signature to the fullest extent permitted by applicable law.

7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, or the Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the

19

Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

20

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law, in these bylaws and in the Certificate of Incorporation. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

7.12 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

7.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

21

Article VIII - Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by electronic mail in accordance with the first paragraph of this Section or by any other form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)	if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

22

Article IX - Forum

9.1 Choice of Forum.

(a) Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, another state or federal court located within the State of Delaware (collectively, the “Selected Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for resolution of (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or any of the Corporation’s stockholders, or any claim for aiding and abetting such an alleged breach, (c) any action governed by the “internal affairs doctrine” or arising pursuant to any provision of these bylaws or the Certificate of Incorporation, or to interpret, apply, enforce or determine the validity of these bylaws or the Certificate of Incorporation, or (d) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation (i) arising pursuant to any provision of the DGCL or (ii) as to which the DGCL confers jurisdiction on the Court of Chancery; provided, however, that the foregoing shall not apply to any action, claim or proceeding (A) as to which a Selected Court determines that there is an indispensable party not subject to the jurisdiction of the Selected Courts (and the indispensable party does not consent to the personal jurisdiction of the Selected Courts within ten (10) days following such determination) or (B) the subject matter of which is within the scope contemplated by Section 9.1(b).

(b) Unless the Corporation expressly consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for resolution of any action, claim or proceeding arising under the Securities Act of 1933, as amended.

9.2 Consent to Jurisdiction.

If any action, claim or proceeding the subject matter of which is within the scope contemplated by Section 9.1 is filed in the name of any stockholder of the Corporation in a court other than the applicable courts specified in Section 9.1, then such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (a) the personal jurisdiction of the applicable courts specified in Section 9.1 in connection with any action brought in any such court to enforce this Article IX and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such action as agent for such stockholder.

9.3 Remedies.

Failure to enforce the provisions of this Article IX would cause the Corporation irreparable harm and, accordingly, the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce such provisions.

23

Article X - Indemnification

10.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (any such person a “covered person”), against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the initiation of such Proceeding (or part thereof) by such person was authorized in advance in the specific case by the Board.

10.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

10.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article X or otherwise.

10.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article X is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article X is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

24

10.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

10.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity, including service with respect to employee benefit plans, against any liability, loss or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability, loss or expense under the provisions of the DGCL.

10.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

10.8 Continuation of Indemnification.

The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article X shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

10.9 Amendment or Repeal; Interpretation.

The provisions of this Article X shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article X the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article X are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

25

Any reference to an officer of the Corporation in this Article X shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other entity. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not in and of itself result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article X .

10.10 Other Indemnification and Advancement of Expenses.

This Article X shall not limit the right of the Corporation, to the fullest extent and in the manner permitted by law, to indemnify and to advance expenses to other persons serving the Corporation when and as authorized by appropriate corporate action.

Article XI - Amendments

The Board is expressly empowered to adopt, amend or repeal these bylaws. The stockholders also shall have power to adopt, amend or repeal these bylaws at any annual meeting of stockholders, or any special meeting of stockholders called for such purpose; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least 2/3rds of the voting power of all of the outstanding shares of capital stock of the Corporation; provided further, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.

Article XII - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

26

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

[Remainder of page intentionally left blank.]

27

Exhibit 10.4

Execution Version

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 16, 2021, is made and entered into by and among Ginkgo Bioworks Holdings, Inc., a Delaware corporation (formerly known as Soaring Eagle Acquisition Corp., a Cayman Islands exempted company prior to its domestication as a Delaware corporation) (the “Company”), Eagle Equity Partners III, LLC, a Delaware limited liability company (the “Sponsor”), certain former holders of shares of capital stock of Ginkgo Bioworks, Inc., a Delaware corporation (“Ginkgo”), set forth on the signature pages hereto (such holders, the “Ginkgo Holders” and, collectively with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, the Company and the Sponsor are party to that certain Registration Rights Agreement, dated as of February 23, 2021 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 11, 2021 (as it may be amended or supplemented from time to time, the “Merger Agreement”), with SEAC Merger Sub Inc., a Delaware Corporation, and Ginkgo;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the Ginkgo Holders received Class A or Class B shares of common stock of the Company, par value $0.0001 per share (collectively, the “Common Stock”), of the Company;

WHEREAS, on the date hereof, certain other investors (such other investors, collectively, the “Third Party Investor Stockholders”) purchased an aggregate of 77,500,000 shares of Common Stock (the “Investor Shares”) in a transaction exempt from registration under the Securities Act pursuant to the respective Subscription Agreement, each dated as of May 10, 2021, entered into by and between the Company and each of the Third Party Investor Stockholders (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is the Holder of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders (as defined in the Preamble) certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Common Stock” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, after consultation with counsel to the Company, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Bylaws” shall mean the bylaws of the Company, as the same may be amended and/or restated from time to time.

“Charter” shall mean the Company’s certificate of incorporation, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

2

“Demanding Holders” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Ginkgo” shall have the meaning given in the Preamble hereto.

“Ginkgo Holders” shall have the meaning given in the Preamble hereto.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Investor Shares” shall have the meaning given in the Recitals hereto.

“Joinder” shall have the meaning given in Section 5.10.

“Lock-up Period” shall mean (a) with respect to the Sponsor and its respective Permitted Transferees, the period during which transfers of equity securities of the Company are generally prohibited pursuant to Section 1.3(b) of the Sponsor Support Agreement and (b) with respect to the Ginkgo Holders and their respective Permitted Transferees, the period during which transfers of equity securities of the Company are generally prohibited pursuant to Section 2(h)(i) or Section 2(h)(ii), as applicable, of Article V of the Charter.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

3

“Permitted Transferees” shall mean (a) with respect to the Sponsor and its respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section 1.4(b) of the Sponsor Support Agreement and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; (b) with respect to the Ginkgo Holders and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section 2(h)(i) or Section 2(h)(ii), as applicable, of Article V of the Charter and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; and (c) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement); (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (c) any Additional Holder Common Stock; and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization, exchange or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

4

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the documented out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering or Other Coordinated Offering, reasonable and documented fees and expenses not to exceed $50,000 in the aggregate for each Registration of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders with the approval of the Company, which approval shall not be unreasonably withheld.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

5

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Sponsor Support Agreement” shall mean that certain support agreement, dated as of the date hereof, by and among the Sponsor, certain principals of the Sponsor, the Company and Ginkgo, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1	Shelf Registration.

2.1.1 Filing. Within thirty (30) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is

6

earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act, including filing a Subsequent Shelf Registration pursuant to Section 2.1.2, until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Sponsor or a Ginkgo Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-

7

effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor or the Ginkgo Holders.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, following the expiration of the Lock-Up Period, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor or a Ginkgo Holder (any of the Sponsor or a Ginkgo Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $100 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the underwriter in an Underwritten Shelf Takedown advises the Demanding Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Demanding Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting (such maximum number of such securities, the “Maximum Number of Securities”) shall be allocated among all participating Holders thereof, including the Demanding Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor or the Ginkgo Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor or the Ginkgo Holders or any of their respective Permitted Transferees, as applicable. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6.

8

2.2	Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.4.3, following the expiration of the Lock-Up Period, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, (vi) a Block Trade or (vii) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities holding in excess of $50 million of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within two (2) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the total amount of securities, including Registrable Securities, requested by holders of Registrable Securities to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including

9

Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders). For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is an executive officer, director or Holder in excess of five percent (5%) of the outstanding Common Stock (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during such time period after the pricing of such offering (not to exceed ninety (90) days) as the Company and the managing Underwriters may agree, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades; Other Coordinated Offerings.

10

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten block trade or similar transaction or other transaction with a two (2)-day or less marketing period (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with an anticipated aggregate offering price of, either (x) at least $100 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.5 Legends. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 2.5, if requested by the Holder, the Company shall cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary

11

representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective, or file a Subsequent Shelf Registration Statement, until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus and either (i) any underwriter overallotment option has terminated by its terms or (ii) the underwriters have advised the Company that they will not exercise such option or any remaining portion thereof;

12

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

13

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act;

3.1.10 in accordance with Section 3.4, notify the Holders of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.11 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or the broker, placement agent or sales agent of such offering or sale may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

14

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

15

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (b) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer, such Registration would be seriously detrimental to the Company and its holders of capital stock and it is therefore essential to defer such filing, initial effectiveness or continued use at such time, the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.1, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.2 During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Sections 2.1.4 or 2.4.

3.4.3 Notwithstanding the foregoing, the Company shall not delay the filing or initial effectiveness of, or suspend use of, a Registration Statement or registered offering pursuant to this Agreement on more than three (3) occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or

16

furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

17

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an

18

omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Ginkgo Bioworks Holdings, Inc., 27 Drydock Avenue, Suite 8, Attention: Karen Tepichin, Email: ktepichin@ginkgobioworks.com, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that, with respect to the Ginkgo Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) each of the Ginkgo Holders shall be permitted to transfer its rights hereunder as the

19

Ginkgo Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Ginkgo Holder (it being understood that no such transfer shall reduce any rights of such Ginkgo Holder or such transferees) and (y) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more of its affiliates or any direct or indirect partners, members or equity holders of the Sponsor (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

20

5.6 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of at least a majority-in-interest of the then outstanding Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than (i) the Third Party Investor Stockholders who have registration rights with respect to their Investor Shares pursuant to their respective Subscription Agreements and (ii) as provided in the Warrant Agreement, dated as of February 23, 2021, between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity.

5.8 Term. This Agreement shall terminate on the earlier of (a) the fifth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Sponsor and each Ginkgo Holder (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company), the Company may make any person or entity who acquires Common Stock representing at least five percent (5%) of the outstanding shares of Common Stock or rights to acquire Common Stock representing at least five percent (5%) of the outstanding shares of after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such

21

Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

5.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

22

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
Ginkgo Bioworks Holdings, Inc., a Delaware corporation

By:	/s/ Reshma Shetty
Name:	Reshma Shetty
Title:	President

HOLDER:
Viking Global Opportunities Illiquid Investments Sub-Master LP

By: Viking Global Opportunities Portfolio GP LLC, its general partner

By:	/s/ Katerina Novak
Name:	Katerina Novak
Title:	Authorized Signatory

Eagle Equity Partners III, LLC By: EEP Holdings - SP, LLC, its sole member

By:	/s/ Eli Baker
Name:	Eli Baker
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [ 🌑 ], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among [______], a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [ 🌑 ].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of

____________, 20__

[________]

By:
Name:
Its:

Exhibit 16.1

September 17, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Ginkgo Bioworks Holdings, Inc. statements (formerly known as Soaring Eagle Acquisition Corp.) included under Item 4.01 of its Form 8-K dated September 17, 2021. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on September 16, 2021. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

Exhibit 21.1

Subsidiaries of the Registrant

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization

Ginkgo Bioworks Securities Corporation	Massachusetts

Ginkgo Bioworks, Inc.	Delaware

Ginkgo Bioworks Netherlands B.V.	The Netherlands

Cooksonia LLC	Delaware

Gen9, Inc.	Delaware

Exhibit 99.1

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$235,893	$380,801
Accounts receivable, net	19,583	16,694
Accounts receivable, net from related parties	8,802	5,212
Inventory, net	2,716	2,736
Prepaid expenses and other current assets	17,072	21,099

Total current assets	284,066	426,542
Property and equipment, net	145,884	121,435
Investments	64,912	60,504
Equity method investments	45,214	42,620
Intangible assets, net	3,020	3,294
Goodwill	1,857	1,857
Loans receivable, net of current portion	16,653	13,298
Other non-current assets	25,439	5,603

Total assets	$587,045	$675,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,767	$13,893
Accrued expenses and other current liabilities	47,024	30,505
Deferred revenue (includes $23,014 and $22,101, respectively, from related parties)	31,300	28,823

Total current liabilities	81,091	73,221
Non-current liabilities:
Deferred rent, net of current portion	13,592	12,678
Deferred revenue, net of current portion (includes $111,664 and $97,977, respectively, from related parties)	115,403	99,652
Lease financing obligation	16,358	16,518
Other non-current liabilities	4,815	3,032

Total liabilities	231,259	205,101

Commitments and contingencies (Note 10)
Stockholders’ equity:
Series B convertible preferred stock, $0.01 par value; 4,143,251 shares authorized as of June 30, 2021 and December 31, 2020; 4,138,185 shares issued and outstanding as of June 30, 2021 and December 31, 2020; liquidation value as of June 30, 2021 and December 31, 2020 of $53,093	41	41
Series C convertible preferred stock, $0.01 par value; 4,658,503 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020; liquidation value as of June 30, 2021 and December 31, 2020 of $98,900	47	47
Series D convertible preferred stock, $0.01 par value; 6,162,631 shares authorized as of June 30, 2021 and December 31, 2020; 6,162,631 and 6,146,911 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; liquidation value of $294,019 and $293,269 as of June 30, 2021 and December 31, 2020, respectively	61	61

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2021	2020
Series E convertible preferred stock, $0.01 par value; 4,172,102 shares authorized as of June 30, 2021 and December 31, 2020; 3,460,005 shares issued and outstanding as of June 30, 2021 and December 31, 2020; liquidation value as of June 30, 2021 and December 31, 2020 of $519,658	35	35
Common stock, $0.01 par value; 35,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 7,940,789 and 7,859,702 shares issued as of June 30, 2021 and December 31, 2020, respectively; 7,934,658 and 7,851,164 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	79	79
Additional paid in capital	943,967	928,991
Accumulated deficit	(595,388)	(467,878)

Total Ginkgo Bioworks, Inc. stockholders’ equity	348,842	461,376
Non-controlling interest	6,944	8,676

Total stockholders’ equity	355,786	470,052

Total liabilities and stockholders’ equity	$587,045	$675,153

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
Foundry revenue (includes related party revenue of $23,622 and $22,514, respectively)	$44,096	$31,297
Biosecurity revenue:
Product	6,130	—
Service	37,507	—

Total revenue	87,733	31,297

Costs and operating expenses:
Cost of Biosecurity product revenue	11,755	—
Cost of Biosecurity service revenue	29,055	—
Research and development	111,616	62,506
General and administrative	52,367	15,517

Total operating expenses	204,793	78,023

Loss from operations	(117,060)	(46,726)
Other expense, net:
Interest income	220	2,247
Interest expense	(1,173)	(1,203)
Loss on equity method investments	(22,001)	(5,401)
Gain (loss) on investments	4,408	(1,401)
Other income, net	5,774	161

Total other expense, net	(12,772)	(5,597)

Loss before income taxes	(129,832)	(52,323)
Income tax (benefit) provision	(590)	1,875

Net loss and comprehensive loss	(129,242)	(54,198)

Net loss and comprehensive loss attributable to non-controlling interest	(1,732)	(568)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(127,510)	$(53,630)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted	$(16.12)	$(6.87)

Weighted average common shares outstanding, basic and diluted	7,907,771	7,810,632

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity

(unaudited)

(in thousands, except share data)

	Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	4,138,185	$41	4,658,503	$47	6,146,911	$61	2,831,342	$28
Exercise of common stock options	—	—	—	—	—	—	—	—
Issuance of Series E convertible preferred stock, net of issuance costs of $0	—	—	—	—	—	—	479,391	5
Vesting of restricted stock awards	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	—	—	—	—	—

Balance as of June 30, 2020	4,138,185	$41	4,658,503	$47	6,146,911	$61	3,310,733	$33

Balance as of December 31, 2020	4,138,185	$41	4,658,503	$47	6,146,911	$61	3,460,005	$35
Exercise of stock options	—	—	—	—	—	—	—	—
Vesting of restricted stock awards	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Issuance of warrants to purchase convertible preferred stock	—	—	—	—	—	—	—	—
Issuance of Series D convertible preferred stock upon exercise of warrants	—	—	—	—	15,720	—	—	—
Net loss and comprehensive loss	—	—	—	—	—	—	—	—

Balance as of June 30, 2021	4,138,185	$41	4,658,503	$47	6,162,631	$61	3,460,005	$35

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Non- Controlling Interest	Total Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2019	7,806,772	$79	$834,076	$(341,269)	$8,790	$501,853
Exercise of common stock options	16,595	—	12	—	—	12
Issuance of Series E convertible preferred stock, net of issuance costs of $0	—	—	71,995	—	—	72,000
Vesting of restricted stock awards	2,823	—	—	—	—	—
Stock-based compensation expense	—	—	240	—	—	240
Net loss and comprehensive loss	—	—	—	(53,630)	(568)	(54,198)

Balance as of June 30, 2020	7,826,190	$79	$906,323	$(394,899)	$8,222	$519,907

Balance as of December 31, 2020	7,851,164	$79	$928,991	$(467,878)	$8,676	$470,052
Exercise of stock options	81,087	—	39	—	—	39
Vesting of restricted stock awards	2,407	—	—	—	—	—
Stock-based compensation expense	—	—	14,637	—	—	14,637
Issuance of warrants to purchase convertible preferred stock	—	—	300	—	—	300
Issuance of Series D convertible preferred stock upon exercise of warrants	—	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	(127,510)	(1,732)	(129,242)

Balance as of June 30, 2021	7,934,658	$79	$943,967	$(595,388)	$6,944	$355,786

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flow from operating activities:
Net loss	$(129,242)	$(54,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,794	6,333
Stock-based compensation	14,637	240
Loss attributable to equity method investments	22,001	5,401
(Gain) loss attributable to investments	(4,408)	1,401
Gain on change in fair value of loans receivable	(4,384)	(108)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,889)	2,124
Accounts receivable, net from related parties	(3,590)	1,215
Prepaid expenses and other current assets	4,854	(1,542)
Inventory, net	20	—
Other non-current assets	(55)	2,361
Accounts payable	(7,321)	1,427
Accrued expenses and other current liabilities	19,139	(3,402)
Deferred revenue, current and non-current (includes $(9,995) and $(14,564), respectively, from related parties)	(6,067)	(14,302)
Deferred rent, non-current	914	(33)
Other non-current liabilities	555	1,862

Net cash used in operating activities	(83,042)	(51,221)

Cash flow from investing activities:
Purchases of property and equipment	(45,969)	(9,741)
Issuance of loan receivable	—	(100)
Proceeds from loan receivable	202	111
Prepayment for acquisition of Dutch DNA Biotech B.V.	(1,210)	—

Net cash used in investing activities	(46,977)	(9,730)

Cash flow from financing activities:
Proceeds from exercise of stock options	39	12
Principal payment on capital lease obligations	(339)	(336)
Principal payment on lease financing obligations	(109)	(59)
Proceeds from issuance of Series E convertible preferred stock, net of issuance costs	—	68,620
Payment of deferred offering costs	(2,147)	—

Net cash (used in) provided by financing activities	(2,556)	68,237

Net (decrease) increase in cash, cash equivalents and restricted cash	(132,575)	7,286
Cash, cash equivalents and restricted cash, beginning of period	385,877	498,510

Cash, cash equivalents and restricted cash, end of period	$253,302	$505,796

Supplemental disclosure of non-cash investing and financing activities:
Purchases of equipment through capital leases	$1,981	$—
Purchases of property and equipment included in accounts payable and accrued expenses	$3,477	$8,511
Deferred offering costs in accrued expenses	$4,091	$—
Allonnia, LLC equity interest received for intellectual property	$12,698	$—
Kalo Ingredients, LLC equity interest received for intellectual property	$11,897	$—
Loan receivable received as consideration under customer arrangement	$—	$225

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

The following table provides a reconciliation of the cash, cash equivalents and restricted cash balances as of each of the periods shown above:

	As of June 30,
	2021	2020
Cash and cash equivalents	$235,893	$502,591
Restricted cash	17,409	3,205

Total cash, cash equivalents and restricted cash	$253,302	$505,796

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

1. Organization

Business

The mission of Ginkgo Bioworks, Inc. (“Ginkgo Bioworks”, “Ginkgo”, or the “Company”) is to make biology easier to engineer. The Company designs custom cells for customers across multiple markets. Since inception, the Company has devoted its efforts to improving its platform for programming cells to enable customers to leverage biology to create impactful products across a range of industries. The Company’s platform comprises (i) equipment, robotic automation, software, data pipelines and tools, and standard operating procedures for high throughput genetic engineering, fermentation, and analytics (referred to collectively as the “Foundry”), (ii) a library of proprietary genetic assets and associated performance data (referred to collectively as “Codebase”), and (iii) the Company’s team of expert users, developers and operators of the Foundry and Codebase.

Liquidity and Capital Resources

As of June 30, 2021, the Company had $235.9 million in cash and cash equivalents. The Company’s sources of liquidity have been predominantly from proceeds from equity offerings, convertible note offerings, fees received for research and development services under license and collaboration arrangements, including those received on an upfront basis and upon accomplishment of milestones, fees received from Biosecurity product sales and services provided and government grants. These sources of liquidity have enabled the Company to expand the physical footprint and capacity of the Foundry and grow its personnel to expand capabilities and enter new markets.

The Company has incurred significant operating losses from inception through June 30, 2021, resulting in negative cash flows from operating activities and an accumulated deficit of $595.4 million as of June 30, 2021. The Company expects to continue to incur net losses into the foreseeable future. Successful transition to profitable operations is dependent upon achieving technical and commercial milestones under existing customer agreements, continuing to increase Foundry output while reducing the unit cost of that output, and expanding the number of engineered organisms under development with customers. The Company plans to continue to fund its losses from operations through future debt and equity financings, liquidation of equity holdings, and new customer and collaborative arrangements. The Company believes that its current cash and cash equivalents will provide adequate liquidity through one year from the date that these condensed consolidated financial statements are issued.

The Company’s future liquidity needs may vary materially from those currently planned and will depend on many factors, including the achievement of technical and commercial milestones under existing customer arrangements, the receipt of cash and equity from new customers and in connection with collaborative arrangements, the investments required to further scale the Foundry and Codebase, and the expenses needed to attract and retain personnel.

Risks and Uncertainties

The Company is subject to a number of risks including rapid technological change, regulatory change, technical feasibility, commercial viability, public perception of genetically modified organisms, uncertain market acceptance of products derived from engineered organisms, alternative means of production, data and cybersecurity breaches, and dependence on key vendors and personnel.

Impact of the COVID-19 Pandemic

In December 2019, an outbreak of a novel strain of coronavirus (“COVID-19”) originated in Wuhan, China, and has since spread globally. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic and, on March 13, 2020, the United States declared a national emergency with respect to COVID-19. Since then, extraordinary actions have been taken by authorities to contain and manage the outbreak and spread of COVID-19 around the world.

Consistent with the actions taken by governmental authorities, the Company has taken steps to protect its workforce and support the community efforts. From approximately March 2020 to approximately June 2020, the Company operated at a reduced capacity. The Company also restricted non-essential travel and allowed most of its workforce in general and administration functions to perform their duties remotely. In June 2020, the Company resumed modified on-site operations for its lab workers following the Center for Disease Control and Prevention’s guidance with facial covering requirements, rearranging facilities to follow social distancing protocols, performing active daily health checks, and undertaking regular and thorough disinfection of surfaces and tools.

The COVID-19 pandemic caused some disruption in the Company’s operations and the Company experienced partial suspensions and delays in servicing certain customer contracts. However, the Company believes that the COVID-19 pandemic did not have a material adverse impact to its financial position or results of operations.

The Company continues to monitor and assess the effects of the COVID-19 pandemic on its business, financial condition, results of operations and cash flows.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Unaudited Interim Condensed Consolidated Financial Information

The accompanying Condensed Consolidated Balance Sheet as of June 30, 2021, the Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and 2020, Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and 2020 and the Condensed Consolidated Statements of Stockholders’ Equity for the six months ended June 30, 2021 and 2020 are unaudited. The financial data and other information contained in the notes thereto as of and for the six months ended June 30, 2021 and 2020 are also unaudited. The Condensed Consolidated Balance Sheet as of December 31, 2020 was derived from the Company’s audited consolidated financial statements included elsewhere in this registration statement and prospectus.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements, and in the opinion of management, reflect all normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2021, the results of its operations for the six months ended June 30, 2021 and 2020 and its cash flows for the six months ended June 30, 2021 and 2020. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, and the notes thereto, included elsewhere in this registration statement and prospectus.

The results for the six months ended June 30, 2021 are not necessarily indicative of results to be expected for the year ended December 31, 2021, or any other interim periods, or any future year or period.

The significant accounting policies used in preparation of these unaudited interim condensed consolidated financial statements are consistent with those described in the Company’s audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus and are updated below as necessary.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions used in preparation of these condensed consolidated financial statements include, among others, those related to the fair value of equity instruments and equity awards, revenue recognition, the fair value of loans receivable, the fair value of certain investments, including equity method investments, accrued expenses, and income taxes.

The Company bases its estimates on historical experience and other market-specific or relevant assumptions that it believes to be reasonable under the circumstances. Reported amounts and disclosures reflect the overall economic conditions that management believes are most likely to occur, and the anticipated measures management intends to take. Actual results could differ materially from those estimates. All revisions to accounting estimates are recognized in the period in which the estimates are revised.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and loans receivable. The Company’s cash and cash equivalents are maintained in bank deposit accounts and money market funds, which, at times, may exceed federally insured limits. The Company believes that it is not exposed to significant credit risk as its deposits are held in financial institutions in the United States that management believes to be of high credit quality. The Company’s loans receivable are comprised of both collateralized convertible notes, which limits the Company’s credit risk, as well as uncollateralized convertible notes. The Company’s accounts receivable primarily consist of amounts owed under its license and collaboration agreements and its Biosecurity product and service offering. The Company has not experienced any material write-offs related to its accounts receivable since inception.

Restricted Cash

Restricted cash primarily includes cash balances collateralizing letters of credit associated with leases for the Company’s facilities and $11.2 million held in escrow for the acquisition of Dutch DNA Biotech B.V. to be disbursed at closing. Restricted cash is included in other non-current assets on the Condensed Consolidated Balance Sheets.

Inventory, net

Inventory mainly consists of diagnostic testing kits purchased from suppliers, testing program supplies and the costs of assembling sample collection kits. Finished goods inventory for lateral flow assay (“LFA”) and polymerase chain reaction (“PCR”) tests are valued at the lower of cost or net realizable value using the first-in first-out method. Raw materials and finished goods inventory for pooled testing services are valued at the lower of cost or net realizable value using the average cost method. Inventory has been reduced by an allowance for excess and obsolete inventory based on an analysis of quantities on hand.

Equity Method Investments

The Company utilizes the equity method to account for its investments in common stock, or in-substance common stock, of the Company’s platform ventures and structured partnerships when it possesses the ability to exercise significant influence over, but not control, the operating and financial policies of the investee. The Company uses judgment when determining the level of influence over the operating and financial policies of the investee considering key factors including, among others, the Company’s ownership interest, representation on the board of directors, participation in policy-making decisions and material contractual arrangements and obligations. Income and losses are allocated based upon relative ownership interest unless there is a substantive profit-sharing agreement in place.

For investments with a substantive profit-sharing agreement, the Company utilizes the Hypothetical Liquidation at Book Value (“HLBV”) method to allocate income and losses from the equity method investment. Under the HLBV method, the Company utilizes the capital account at the end of the period assuming the book value of the entity was liquidated or sold minus the same calculation at the beginning of the period. The difference is the share of earnings or losses attributable to the equity method investment.

Under the equity method, if there is a commitment for the Company to fund the losses of its equity method investees, the Company would continue to record its share of losses resulting in a negative equity method investment, which would be presented as a liability on the Condensed Consolidated Balance Sheets. Commitments may be explicit and may include formal guarantees, legal obligations, or arrangements by contract. Implicit commitments may arise from reputational expectations, intercompany relationships, statements by the Company of its intention to provide support, a history of providing financial support or other facts and circumstances. When the Company has no commitment to fund the losses of its equity method investees, the carrying value of its equity method investments will not be reduced below zero. The Company had no commitment to fund additional losses of its equity method investments during the six months ended June 30, 2021 and 2020.

The Company evaluates its equity method investments for impairment whenever events or circumstances indicate that the carrying value of the investment may not be recoverable. The Company considers the investee’s financial position, forecasts and economic outlook, and the estimated duration and extent of losses to determine whether a recovery is anticipated. An impairment that is other-than-temporary is recognized in the period identified. The Company has not recognized an impairment loss related to its equity method investments for the six months ended June 30, 2021 and 2020.

The Company may elect the fair value option for its equity method investments on an investment-by-investment basis. For all equity method investments accounted for under the fair value option, the Company carries the equity method investment at fair value. The Company records all subsequent changes in the values of its equity method investments in the Condensed Consolidated Statements of Operations and Comprehensive Loss as a component of loss on equity method investments.

Deferred Offering Costs

The Company capitalized certain legal, accounting and other third-party fees that are directly associated with the in-process merger with Soaring Eagle Acquisition Corp. (“SRNG”) as deferred offering costs until such merger is consummated. After consummation of the merger, such costs will be reclassified as a reduction to additional paid-in capital generated as a result of the merger. In the event the merger is abandoned, all capitalized deferred offering costs will be immediately expensed. Deferred offering costs as of June 30, 2021 were $6.2 million and are classified in other non-current assets in the Condensed Consolidated Balance Sheet. No deferred offering costs were capitalized as of December 31, 2020.

Revenue Recognition

Biosecurity Revenue

In 2020, the Company launched its commercial offering of COVID-19 testing products and services for businesses, academic institutions, and other organizations. In the first quarter of 2021, the Company launched its pooled testing initiative which focuses on providing end-to-end COVID-19 testing services to groups of individuals, with a focus of offering pooled testing services for K-12 schools. The Company sells COVID-19 test kits on a standalone basis or as part of an end-to-end testing service. The Company records product revenue from sales of LFA diagnostic test kits. The Company records service revenue from sales of its end-to-end COVID-19 testing services, which consist of multiple promised goods and services including sample collection kits, physician authorizations, onsite test administration, outsourced laboratory PCR analysis, and access to results reported through the Company’s proprietary web-based portal. The Company recognizes its product and service revenue using the five-step model under ASC 606, Revenue from Contracts with Customers (“ASC 606”).

Product revenue from the sale of LFA diagnostic test kits is recognized when the test kits are shipped, and risk of loss is transferred to the carrier. The Company’s diagnostic test kits are generally not subject to a customer right of return except for product recalls under the rules and regulations of the FDA. The Company has elected to include shipping and handling fees billed to customers as a component of Biosecurity revenue.

Service revenue from the Company’s end-to-end COVID-19 testing services is recognized upon completion of the tests and release of the test results on the web-based portal. The Company has identified one performance obligation in its testing services contracts that represents a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer, with each test as a distinct service within the series. As the price for the testing services is fixed under each customer contract, the Company has elected the practical expedient to recognize revenue at the amount to which it has the right to invoice for services performed. The Company’s testing services contracts are generally one year or less in length and contain fixed unit pricing. Under typical payment terms for testing services, amounts are billed in advance based on contractual billing terms or monthly in arrears for services performed.

Other than as noted herein, there were no other changes to the Company’s revenue recognition policy since the date of the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus.

Stock-Based Compensation

For awards granted from January 2021 through June 30, 2021, the Company utilized the hybrid method to estimate the value of its common stock underlying its stock-based awards. The hybrid method is a probability-weighted expected return method (“PWERM”) where the equity value in at least one scenario is allocated using an option pricing method (“OPM”). The Company considered two scenarios: (i) a scenario in which the conversion of the convertible preferred stock to common stock occurs through an initial public offering (“IPO”) or a merger with a special purpose acquisition company (“SPAC”), and (ii) a remain-private scenario. With respect to the remain-private scenario, the Company estimated equity value using the guideline public company method. With respect to the IPO/SPAC scenario, for the valuations performed as of March 2 and April 4, 2021, the Company considered the equity values indicated by preliminary letters of intent received from potential investors. For the valuation performed as of May 31, 2021, the Company assumed an equity value based on a proposed business combination. The equity consideration in the proposed business combination is $15 billion plus contingent consideration in the form of earnout shares. In the IPO/SPAC transaction scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain-private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, the Company considered the prices paid for its common stock and Series B convertible preferred stock in secondary transactions and the Company included these prices in its weighted average conclusion of value.

The Company estimated the grant date fair value of stock option awards granted to an employee during the six months ended June 30, 2021 using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the input of subjective assumptions, including fair value of common stock, expected term, expected volatility, risk-free interest rate, and expected dividend yield. The expected term was equal to the contractual term due to the limited time that the grantee has to exercise the award. The Company determined expected volatility using the historical volatility of the stock prices of similar publicly traded peer companies. The risk-free interest rate was based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock options. The Company has not paid, and does not expect to pay, dividends in the foreseeable future.

Other than as noted herein, there were no other changes to the Company’s stock-based compensation policy since the date of the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). The provisions of ASU 2018-17 modify the guidance under ASC 810 related to the evaluation of indirect interests held through related parties under common control when determining whether fees paid to decision makers and service providers are variable interests. Indirect interests held through related parties that are under common control are no longer considered to be the equivalent of direct interests in their entirety and instead should be considered on a proportional basis. This guidance more closely aligns with accounting of how indirect interests held through related parties under common control are considered for determining whether a reporting entity must consolidate a variable interest entity. The Company adopted ASU 2018-17 on January 1, 2021 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption. Refer to the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus for a summary of additional recently issued accounting pronouncements that have not yet been adopted.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options (e.g., warrants) that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. This new standard will be effective for the Company on January 1, 2022, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on its condensed consolidated financial statements and related disclosures.

3. Fair Value Measurements

No transfers between levels have occurred during the periods presented. The following tables present information about the Company’s financial assets measured at fair value on a recurring basis (in thousands):

	As of June 30, 2021
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds, included in cash and cash equivalents	$223,277	$223,277	$—	$—
Synlogic, Inc. common stock, included in equity method investments	24,665	24,665	—	—
Synlogic, Inc. warrant, included in investments	9,912	—	9,912	—
Loans receivable, included in prepaid expenses and other current assets	3,095	—	—	3,095
Loans receivable, net of current portion	16,653	—	—	16,653

Total	$277,602	$247,942	$9,912	$19,748

	As of December 31, 2020
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds, included in cash and cash equivalents	$372,537	$372,537	$—	$—
Synlogic, Inc. common stock, included in equity method investments	13,696	13,696	—	—
Synlogic, Inc. warrant, included in investments	5,504	—	5,504	—
Loans receivable, included in prepaid expenses and other current assets	2,268	—	—	2,268
Loans receivable, net of current portion	13,298	—	—	13,298

Total	$407,303	$386,233	$5,504	$15,566

The fair value of the warrant to purchase Synlogic common stock (Note 7) is calculated as the value of the underlying common stock, less the related unpaid exercise price and represents a Level 2 measurement within the fair value hierarchy.

As of June 30, 2021 and December 31, 2020, loans receivable primarily consisted of a revolving promissory note with Glycosyn, LLC (“Glycosyn”) which is secured by the assets of Glycosyn, including certain intellectual property such as patents and copyrights held by Glycosyn, (“Glycosyn Promissory Note”) and a series of convertible notes with Access Bio, Inc. (“Access Bio Convertible Notes”). The fair value of the Glycosyn Promissory Note and Access Bio Convertible Notes were determined based on significant inputs not observable in the market, which represent a Level 3 measurement within the fair value hierarchy. Significant changes in these unobservable inputs in isolation could have resulted in a significantly lower or higher fair value measurement. Refer to Note 4 for additional details on the Company’s loans receivable.

The Company used a probability-weighted discounted cash flow valuation approach to determine the fair value of the Glycosyn Promissory Note. Using this approach, the present value of the expected future cash flows was calculated under four settlement scenarios and then were weighted based on the estimated probability of each scenario. The four settlement scenarios considered in the valuation were (i) a qualified financing which resulted in a 20% conversion discount, (ii) repayment upon change in control, (iii) a dissolution scenario and (iv) repayment in accordance with the terms of the note. The significant assumptions used in valuing the Glycosyn Promissory Note as of June 30, 2021 and December 31, 2020 included the expected timing and probability of each scenario and the discount rate. As of June 30, 2021, a discount rate of 15% was applied and the probability and timing of each scenario ranged from 5% to 50% and from less than 1 year to 2 years. As of December 31, 2020, a discount rate of 15% was applied and the probability and timing of each scenario ranged from 10% to 40% and from 1 to 2.5 years. The weighted average timing of the scenarios weighted based on the probability of each scenario as of June 30, 2021 and December 31, 2020 was 1.1 years and 1.2 years, respectively.

The Company used a Monte-Carlo simulation model to determine the fair value of the Access Bio Convertible Notes. The future stock price of Access Bio, Inc. (“Access Bio”) was simulated over the term of the note to assess the value of the settlement features which included (i) conversion into stock at a discount determined under a reset provision tied to the performance of Access Bio’s stock price and (ii) redemption at maturity. The significant assumptions used in determining the simulated future stock price included the expected timing of the conversion, which is assumed at maturity, and expected volatility. The significant assumptions used in determining the fair value of the Access Bio Convertible Notes under a redemption at maturity scenario was the discount rate and expected volatility. As of June 30, 2021 and December 31, 2020, the discount rate that was used to determine fair value of the Access Bio Convertible Notes under the maturity scenario was 31.5% and 32.8%, respectively. As of June 30, 2021 and December 31, 2020, the volatility rate used to determine the fair value of the Access Bio Convertible Notes was 104.3% and 88.5%, respectively.

The following table provides a reconciliation of all assets measured at fair value using Level 3 significant unobservable inputs (in thousands):

Loans Receivable
Balance as of December 31, 2019	$4,830
Issuance of loans receivable	325
Proceeds from loans receivable	(111)
Change in fair value	108

Balance as of June 30, 2020	$5,152

Balance as of December 31, 2020	$15,566
Proceeds from loan receivable	(202)
Change in fair value	4,384

Balance as of June 30, 2021	$19,748

4. Loans Receivable

Glycosyn Promissory Note

In October 2018, the Company provided a revolving promissory note to Glycosyn which has been amended several times since inception. The Glycosyn Promissory Note is convertible at a discount, at the Company’s election, into equity securities of Glycosyn upon Glycosyn’s first issuance of equity securities, other than an underwritten public offering, from which Glycosyn receives gross proceeds of at least $10.0 million. In addition, Glycosyn is obligated to immediately repay the outstanding balance of the loan, plus accrued interest, upon a change in control event. The Glycosyn Promissory Note accrues interest at a rate of 7.5% per annum and matures in June 2023, unless earlier converted by the Company into equity securities of Glycosyn. In January 2021, the existing terms of the Glycosyn Promissory Note were amended to add an additional $0.2 million to the principal balance and to extend the number of interest-only payments through June 30, 2021. The amendment also added a provision to increase the interest rate from 7.5% to 12.5% in the event of default by Glycosyn. In July 2021, the Company entered into an additional amendment to the Glycosyn Promissory Note (Note 18).

As of June 30, 2021 and December 31, 2020, the unpaid principal balance under the Glycosyn Promissory Note was $5.4 million and $5.3 million, respectively. The fair value of the Glycosyn Promissory Note was $4.5 million as of June 30, 2021 and December 31, 2020, of which $2.9 million and $2.0 million was included in prepaid expenses and other current assets, respectively, with the remaining amounts included in loans receivable, net of current portion on the Condensed Consolidated Balance Sheets for the respective periods. The change in fair value for the six months ended June 30, 2021 and 2020 was immaterial.

Access Bio Convertible Notes

In November 2020, the Company entered into a convertible note subscription agreement with Access Bio, a supplier of the Company’s diagnostic test kits. The Access Bio Convertible Notes are due in November 2022 in the aggregate principal amount of $10.0 million plus a 2% rate of return compounded annually. The Access Bio Convertible Notes are convertible into a number of shares of common stock of Access Bio, a company listed on the Korea Stock Exchange, of up to $10.0 million based on a fixed foreign currency exchange rate and a conversion price subject to certain adjustments, including reset adjustments each quarter based on the trading price of Access Bio’s stock. The adjusted conversion price cannot be reduced to less than 70% of the initial conversion price and the reset adjustments cannot increase the effective conversion ratio. The Access Bio Convertible Notes are convertible at the Company’s election any time following the first anniversary of the issuance date of the notes and prior to the 30th day before the maturity date. Additionally, subject to certain provisions, the Company has the option to cause Access Bio to repurchase, or Access Bio has the option to repurchase, a portion of the outstanding balance under the notes (or up to the entire balance in the case of the Company’s option) at a price to ensure a 2% rate of return compounded annually.

As of June 30, 2021 and December 31, 2020, the fair value of the Access Bio Convertible Notes was $15.1 million and $10.7 million, respectively, which was recorded in loans receivable, net of current portion on the Condensed Consolidated Balance Sheets. The gain from the change in fair value of the Access Bio Convertible Notes during the six months ended June 30, 2021 of $4.4 million was recorded as a component of other income, net on the Condensed Consolidated Statements of Operations and Comprehensive Loss.

5. Inventory, net

Inventory, net consisted of the following (in thousands):

	As of June 30,	As of December 31,
	2021	2020
Finished goods	$2,566	$2,756
Raw materials	269	—
Less: Inventory reserve	(119)	(20)

Inventory, net	$2,716	$2,736

6. Property and Equipment, net

Property and equipment, net consisted of the following (in thousands):

	As of June 30,	As of December 31,
	2021	2020
Facilities	$12,762	$12,762
Furniture and fixtures	3,860	2,165
Lab equipment	100,117	51,072
Computer equipment and software	9,126	6,204
Leasehold improvements	44,953	40,435
Construction in progress	20,921	42,575

Total property and equipment	191,739	155,213
Less: Accumulated depreciation	(45,855)	(33,778)

Property and equipment, net	$145,884	$121,435

7. Investments and Equity Method Investments

The Company holds equity method investments in Motif Foodworks, Inc. (“Motif”), Allonnia, LLC (“Allonnia”) and Kalo Ingredients, LLC (“Kalo”). Additionally, the Company holds an equity method investment in Joyn Bio, LLC (“Joyn”) through its controlling financial interest in Cooksonia, LLC (“Cooksonia”), which is the consolidated holding entity for its investment in Joyn.

The Company also holds an equity method investment in Synlogic, Inc. (“Synlogic”) and a warrant to purchase Synlogic common stock, which are accounted for under the fair value option. The Company elected to apply the fair value option to its equity method investment and the warrant to purchase shares of Synlogic common stock as the fair value of Synlogic common stock is objectively determinable and is based on quoted market prices in an active market for identical securities. The Company’s equity method investment in Synlogic is the only equity method investment where the underlying equity instruments are traded in an active market. As of June 30, 2021 and December 31, 2020, the Company held 6,340,771 shares of Synlogic common stock which comprises its equity method investment in that entity. As of June 30, 2021, the warrant under which the Company may purchase 2,548,117 shares of Synlogic common stock remained unexercised.

The Company’s preferred stock investment in Genomatica is accounted for under the measurement alternative. As of June 30, 2021 and December 31, 2020, no adjustments have been recognized related to the preferred stock investment as a result of the application of the measurement alternative as the Company did not identify observable price changes in orderly transactions for the identical or similar investment of the same issuer and the equity instrument was not otherwise deemed to be impaired.

Investments and equity method investments consisted of the following (in thousands):

	As of June 30,	As of December 31,
	2021	2020
Investments:
Genomatica, Inc. preferred stock	$55,000	$55,000
Synlogic, Inc. warrant	9,912	5,504

Total	$64,912	$60,504

Equity method investments:
Joyn Bio, LLC	$20,549	$28,924
Synlogic, Inc.	24,665	13,696

Total	$45,214	$42,620

The carrying value of the Company’s equity method investments in Motif, Allonnia and Kalo as of June 30, 2021 and the Company’s equity method investments in Motif and Allonnia as of December 31, 2020 were zero and as such, were excluded from the table above.

Gains (losses) on investments and equity method investments consisted of the following (in thousands):

	Six Months Ended June 30,
	2021	2020
Gain (loss) on investments:
Synlogic, Inc. warrant	$4,408	$(1,401)

Total	$4,408	$(1,401)

(Loss) gain on equity method investments:
Joyn Bio, LLC	$(8,375)	$(1,914)
Synlogic, Inc.	10,969	(3,487)
Allonnia, LLC	(12,698)	—
Kalo Ingredients, LLC	(11,897)	—

Total	$(22,001)	$(5,401)

Refer to Notes 8 and 15 for additional details on the Company’s investments and equity method investments.

8. Variable Interest Entities

Consolidated Variable Interest Entities

With respect to the Company’s investment in Cooksonia, which was formed by the Company and certain other investors for the purposes of holding the Company’s investment in Joyn, the Company concluded that it holds a variable interest in this entity through its 70% equity interest. Additionally, the Company concluded it is the primary beneficiary of Cooksonia as it controls the most significant activities of Cooksonia. These conclusions were reached considering that: (i) the Company controls 100% of the board of directors of Cooksonia and (ii) the Company holds a controlling financial interest in Cooksonia. Due to the fact that the Company is the primary beneficiary of Cooksonia, the Company has consolidated the financial statements of Cooksonia in accordance with ASC 810, Consolidation (“ASC 810”) into its condensed consolidated financial statements and has recognized a non-controlling interest associated with the minority equity interest held by other investors of Cooksonia, which together hold the remaining 30% equity interest in Cooksonia. The Company presents the non-controlling interest attributable to the other investors’ equity interest in Cooksonia as a component of stockholder’s equity.

The sole asset held by Cooksonia as of June 30, 2021 and December 31, 2020 was its equity method investment in Joyn, which was included in the Company’s Condensed Consolidated Balance Sheets as of each period end. The balance of Cooksonia’s equity method investment in Joyn as of June 30, 2021 and December 31, 2020 was $20.5 million and $28.9 million, respectively. No liabilities were held by Cooksonia as of June 30, 2021 and December 31, 2020. The net loss incurred by Cooksonia during the six months ended June 30, 2021 and 2020 was $8.4 million and $1.9 million, respectively, which was comprised solely of the loss from its equity method investment in Joyn and was included in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Loss for the respective periods. The net loss incurred by Cooksonia attributable to the non-controlling interest during the six months ended June 30, 2021 and 2020 was $1.7 million and $0.6 million, respectively.

Unconsolidated Variable Interest Entities

With respect to the Company’s investments in Motif, Allonnia, Genomatica and Kalo, the Company has concluded these entities represent variable interest entities (“VIE”). However, although the Company holds board representation and is involved in the ongoing development activities of the entities via its participation on joint steering committees, the Company has concluded that it is not the primary beneficiary of these entities. The Company reached this conclusion considering that: (i) it does not control the board of directors of either Motif, Allonnia, Genomatica or Kalo, and no voting or consent agreements exist between the Company and other members of each respective board of directors or other investors, (ii) the holders of preferred security interests in Motif, Allonnia, Genomatica and Kalo hold certain rights that require their consent prior to the taking of certain actions, which include certain significant operating and financing decisions, and (iii) the Company’s representation on the joint steering committee of each respective entity does not give it control over the development activities of either Motif, Allonnia, Genomatica or Kalo as all votes must pass by consensus and there are no agreements in place that would require any of the entities to vote in alignment with the Company. As the Company’s involvement in Motif, Allonnia, Genomatica and Kalo does not give it the power to control the decisions with respect to their development or other activities, which are their most significant activities, the Company has concluded that it is not the primary beneficiary of Motif, Allonnia, Genomatica or Kalo.

Additionally, with respect to Cooksonia’s investment in Joyn, as Cooksonia does not control Joyn’s board of directors, it does not have the power to control the decisions related to the development activities of Joyn, which are its most significant activities. Accordingly, the Company has concluded that Cooksonia is not the primary beneficiary of Joyn.

As of June 30, 2021 and December 31, 2020, the maximum risk of loss related to the Company’s VIEs was limited to the carrying value of its investment in such entities.

Refer to Notes 7 and 15 for additional details on the Company’s investments and equity method investments.

9. Goodwill and Intangible Assets, net

There was no change in the carrying value of goodwill for the periods presented.

Intangible assets, net consisted of the following (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net
Balances as of June 30, 2021
Acquired technology	$5,490	$(2,470)	$3,020
Balances as of December 31, 2020
Acquired technology	$5,490	$(2,196)	$3,294

Intangible assets had a weighted average remaining amortization period of 5.5 and 6.0 years as of June 30, 2021 and December 31, 2020, respectively. Amortization expense was $0.3 million for the six months ended June 30, 2021 and 2020. Future amortization expense will be $0.2 million for the remainder of 2021 and $0.5 million per year thereafter over the remaining estimated useful life of the intangible assets.

10. Commitments and Contingencies

The Company is party to a number of agreements with certain collaborators and suppliers that require the Company to meet minimum purchase obligations over the term of such agreements. During the six months ended June 30, 2021, there were no material changes to the Company’s obligations under these agreements. For a description of the arrangements and the related accounting conclusions, refer to Note 11 to the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus.

Lease Obligations

In April 2021, the Company entered into a lease consisting of approximately 152,000 square feet of office and laboratory space being developed in Boston, Massachusetts. The lease commencement date is estimated to be June 1, 2024, subject to certain extensions, and expires on the fifteenth anniversary of the lease commencement date. Annual base rent for the first lease year will be approximately $12.9 million, subject to annual rent increases over the term of the lease. The lease includes one option to extend the lease for ten years at then-market rates, subject to certain adjustments, and will be secured by a letter of credit of $9.1 million.

Purchase Orders

The Company has agreements with third parties for certain services for which the Company is not contractually able to terminate for convenience to avoid future obligations to the respective vendors. Such agreements may provide for termination fees, penalties, or costs to wind-down the arrangement. Under such agreements, the Company is contractually obligated to make payments, primarily to reimburse the vendor for their expenditures that are not recoverable and incurred prior to any cancellation of the respective agreement. The actual amounts the Company could pay in the future to these vendors under the various agreements may differ from the amounts under the purchase orders due to these cancellation provisions.

Indemnification Agreements

The Company enters into standard indemnification agreements and has agreements with indemnification clauses in the ordinary course of business. Under such arrangements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, who are generally the Company’s business partners. The terms of these indemnification arrangements are generally perpetual and effective any time after contract execution. The maximum potential liability resulting from these indemnification arrangements may be unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification arrangements and the Company does not believe that the outcome of any claims under such arrangements will have a material effect on its financial position, results of operations or cash flows, and have not accrued any liabilities related to such obligations as of June 30, 2021 or December 31, 2020.

Legal Proceedings

The Company is not currently party to any material legal proceedings. As of each reporting date, the Company evaluates whether or not a potential loss amount or range of loss amounts is reasonably estimable and probable of being incurred and whether such amounts meet the requirements to be accrued or disclosed pursuant to ASC 450, Contingencies (“ASC 450”). The Company expenses costs related to such legal proceedings as incurred.

11. Convertible Preferred Stock

As of June 30, 2021 and December 31, 2020, the Fourth Amended and Restated Certificate of Incorporation, as amended, (“Amended Certificate of Incorporation”) authorized the Company to issue 19,136,487 shares of $0.01 par value convertible preferred stock, of which 4,143,251 shares have been designated as Series B convertible preferred stock (“Series B Preferred Stock”), 4,658,503 shares have been designated as Series C convertible preferred stock (“Series C Preferred Stock”), 6,162,631 shares have been designated as Series D convertible preferred stock (“Series D Preferred Stock”), and 4,172,102 shares have been designated as Series E convertible preferred stock (“Series E Preferred Stock”, and collectively with the Series B, Series C, and Series D Preferred Stock, “Convertible Preferred Stock”). No dividends have been declared or paid by the Company since its inception.

As the Convertible Preferred Stock may only become redeemable upon a deemed liquidation event, the occurrence of which is solely within the Company’s control, the Company classifies the Convertible Preferred Stock in stockholders’ equity. The Convertible Preferred Stock was recorded at par and is not subsequently remeasured.

The Convertible Preferred Stock consisted of the following (in thousands, except share data):

	As of June 30, 2021
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Value	Common Stock Issuable Upon Conversion
Series B	4,143,251	4,138,185	$41	$53,093	4,138,185
Series C	4,658,503	4,658,503	47	98,900	4,658,503
Series D	6,162,631	6,162,631	61	294,019	6,162,631
Series E	4,172,102	3,460,005	35	519,658	3,460,005

Total	19,136,487	18,419,324	$184	$965,670	18,419,324

	As of December 31, 2020
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Value	Common Stock Issuable Upon Conversion
Series B	4,143,251	4,138,185	$41	$53,093	4,138,185
Series C	4,658,503	4,658,503	47	98,900	4,658,503
Series D	6,162,631	6,146,911	61	293,269	6,146,911
Series E	4,172,102	3,460,005	35	519,658	3,460,005

Total	19,136,487	18,403,604	$184	$964,920	18,403,604

12. Common Stock

As of June 30, 2021 and December 31, 2020, the Amended Certificate of Incorporation authorized the Company to issue 35,000,000 shares of $0.01 par value common stock.

Common Stock Reserved for Future Issuances

The Company had the following shares of common stock reserved for future issuances:

	As of June 30,	As of December 31,
	2021	2020
Shares reserved for Series B Preferred Stock outstanding	4,138,185	4,138,185
Shares reserved for future issuances of Series B Preferred Stock attached to warrants to purchase Series B Preferred Stock	5,066	5,066
Shares reserved for Series C Preferred Stock outstanding	4,658,503	4,658,503
Shares reserved for Series D Preferred Stock outstanding	6,162,631	6,146,911
Shares reserved for future issuances of Series D Preferred Stock attached to warrants to purchase Series D Preferred Stock	—	15,720
Shares reserved for Series E Preferred Stock outstanding	3,460,005	3,460,005
Shares reserved for future issuances of Series E Preferred Stock attached to warrants to purchase Series E Preferred Stock	8,323	—
Shares reserved for exercises of outstanding stock options under the 2008 and 2014 Stock Incentive Plans	598,509	679,596
Shares reserved for vesting of restricted stock units under the 2014 Stock Incentive Plan	3,094,017	2,545,458
Shares reserved for issuances under the 2014 Stock Incentive Plan	363,085	97,462

Total common stock reserved for future issuances	22,488,324	21,746,906

13. Stock-Based Compensation

2008 Stock Incentive Plan

As of June 30, 2021 and December 31, 2020, the maximum number of shares of common stock that were reserved for issuance under the 2008 Stock Incentive Plan (the “2008 Plan”) was 978,673 shares, of which no shares were available for future issuance. No additional awards may be granted under the 2008 Plan and shares of common stock underlying any awards that are forfeited, cancelled, repurchased, or otherwise terminated by the Company under the 2008 Plan will be added back to the shares available for issuance under the 2014 Stock Incentive Plan (the “2014 Plan”).

2014 Stock Incentive Plan

In March 2021, the board of directors approved an increase to the aggregate number of shares of common stock reserved for issuance under the 2014 Plan of 814,182 shares. As of June 30, 2021 and December 31, 2020, the maximum number of shares of common stock that were reserved for issuance under the 2014 Plan was 3,478,368 shares and 2,664,186 shares, respectively, of which 363,085 shares and 97,462 shares, respectively, were available for future issuance under the 2014 Plan. Under the 2014 Plan, the Company may grant incentive and nonqualified stock options, restricted stock units (“RSUs”), restricted stock awards (“RSAs”) and other stock-based awards to employees, officers, directors, consultants, and advisors. The shares of common stock underlying any awards that are forfeited, cancelled, repurchased, or otherwise terminated by the Company under the 2014 Plan will be added back to the shares available for issuance under the 2014 Plan.

Stock Options

During the six months ended June 30, 2021, the Company granted options with an aggregate fair value of $14.4 million, which were expensed during the period as the options were fully vested on the grant date. No stock options were granted during the six months ended June 30, 2020.

A summary of stock option activity under the 2008 Plan and 2014 Plan is presented below:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value(1)
			(in years)	(in thousands)
Outstanding as of December 31, 2020	679,596	$0.66	3.20	$131,370
Granted	32,494	0.75
Exercised	(81,087)	0.49
Forfeited	(32,494)	0.75

Outstanding as of June 30, 2021	598,509	0.69	2.65	270,832

Exercisable as of June 30, 2021	598,509	$0.69	2.65	$270,832

(1)

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying stock options and the estimated fair value of the common stock for those stock options that had exercise prices lower than the estimated fair value of the common stock as of June 30, 2021 and December 31, 2020.

The aggregate intrinsic value of stock options exercised during the six months ended June 30, 2021 and 2020 was $20.3 million and $1.8 million, respectively. The weighted-average fair value of options granted during the six months ended June 30, 2021 was $443.20 per share and was calculated using the following estimated assumptions:

	Six Months Ended June 30, 2021
Weighted-average risk-free interest rate	0.07%
Expected dividend yield	0%
Expected volatility	89%
Expected term	0.75	years

Restricted Stock Units

A summary of the RSU activity under the 2014 Plan is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2020	2,545,458	$85.63
Granted	588,450	339.86
Forfeited	(39,891)	152.76

Nonvested as of June 30, 2021	3,094,017	$133.11

RSUs issued under the 2014 Plan expire seven years from the date of grant. The weighted average remaining contractual term for the nonvested RSUs as of June 30, 2021 was 5.02 years. The weighted average grant date fair value of the RSUs granted during the six months ended June 30, 2020 was $111.85 per share.

Restricted Stock Awards

A summary of the RSA activity under the 2014 Plan is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2020	8,538	$97.63
Vested	(2,407)	97.63

Nonvested as of June 30, 2021	6,131	$97.63

The aggregate fair value of the RSAs that vested during the six months ended June 30, 2021 and 2020 was $0.2 million and $0.3 million, respectively.

Stock-Based Compensation

Stock-based compensation expense was allocated as follows (in thousands):

	Six Months Ended June 30,
	2021	2020
Research and development	$40	$45
General and administrative	14,597	195

Total	$14,637	$240

During the six months ended June 30, 2021 and 2020, the Company recognized $14.6 million and $0.2 million, respectively, of stock-based compensation expense related to stock options and RSAs. The Company has not recognized any stock-based compensation expense related to the RSUs as of June 30, 2021 as satisfaction of the performance-based vesting condition was not deemed probable.

As of June 30, 2021, total unrecognized stock-based compensation expense related to the RSUs and RSAs was $411.9 million and $0.6 million, respectively. There is no unrecognized stock-based compensation expense related to stock options. The total unrecognized stock-based compensation expense related to the RSAs will be recognized over a weighted average period of 1.42 years.

14. Revenue Recognition

Disaggregation of Revenue

The following table sets forth the percentage of Foundry revenues by industry based on total Foundry revenue:

	Six Months Ended June 30,
	2021	2020
Food and nutrition	25%	39%
Industrial and environmental	22%	27%
Agriculture	10%	12%
Consumer and technology	19%	14%
Other	24%	8%

Total	100%	100%

The following table sets forth the percentage of revenue by geographic location based on total revenue:

	Six Months Ended June 30,
	2021	2020
North America	96%	93%
Rest of world	4%	7%

Total	100%	100%

Contract Balances

The Company recognizes a contract asset when the Company transfers goods or services to a customer before the customer pays consideration or before payment is due, excluding any amounts presented as accounts receivable. The Company had no contract asset balances as of June 30, 2021 and December 31, 2020.

Contract liabilities, or deferred revenue, primarily consist of payments received in advance of performance under the contract or when the Company has an unconditional right to consideration under the terms of the contract before it transfers goods or services to the customer. The Company’s collaborative arrangements with its investees and related parties typically include upfront payments consisting of cash or non-cash consideration for future research and development services and non-cash consideration in the form of equity securities for licenses that will be transferred in the future. The Company records the upfront cash payments and fair value of the equity securities as deferred revenue.

The Company also invoices customers based on contractual billing schedules, which results in the recording of deferred revenue to the extent payment is received prior to the Company’s performance of the related services. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract.

Of the Company’s $128.5 million in deferred revenue at December 31, 2020, $18.5 million was recognized as revenue during the six months ended June 30, 2021. Of the Company’s $147.9 million in deferred revenue at December 31, 2019, $14.6 million was recognized as revenue during the six months ended June 30, 2020.

Performance Obligations

The aggregate amount of the transaction price that was allocated to performance obligations that have not yet been satisfied or are partially satisfied as of June 30, 2021 and December 31, 2020 was $36.5 million and $20.7 million, respectively. The Company has elected the practical expedient not to provide the remaining performance obligation disclosures related to contracts for which the Company recognizes revenue in the amount to which it has the right to invoice. As of June 30, 2021, of the performance obligations not yet satisfied or partially satisfied, nearly all is expected to be recognized as revenue during the years 2021 to 2026.

15. Significant Collaboration Transactions

Kalo Ingredients, LLC

Summary of Arrangement

Kalo was formed in March 2021 to focus on the application of synthetic biology in the personal care products industry. In March 2021, the Company entered into (i) an Intellectual Property Contribution Agreement (“Kalo IP Agreement”) that granted Kalo a license to certain of the Company’s intellectual property, (ii) a Technical Development Agreement (“Kalo TDA”) that establishes the terms under which the Company will provide technical research and development services, and (iii) a Common Unit Issuance Agreement (“Kalo CUIA”) which compensates the Company for its intellectual property contribution. Contemporaneous with these transactions, Kalo entered into a Series A Preferred Unit Purchase Agreement under which it sold 1,755,000 Series A preferred units to certain of the Company’s investors, for aggregate proceeds of approximately $19.5 million. The Series A Preferred Unit Purchase Agreement provides for the sale and issuance of up to an additional 7,245,000 Series A preferred units subsequent to the initial closing. In June 2021, Kalo issued an additional 3,528,000 Series A preferred units for aggregate proceeds of approximately $39.2 million. In July 2021, Kalo issued an additional 1,611,900 Series A preferred units for aggregate proceeds of approximately $17.9 million and closed its Series A preferred unit financing. As a result, the Company received an additional 5,229,900 common units in Kalo for total consideration of $35.5 million (Note 18).

Under the Kalo IP Agreement, the Company licensed certain intellectual property to Kalo for use in the development or the production of Kalo’s products that the parties will subsequently agree to research and develop under technical development plans (“TDPs”). The license rights provide Kalo with the ability to commercialize the specified products from the corresponding TDP under the Kalo TDA. In return for the license to the intellectual property, Kalo has agreed to issue the Company up to 9,000,000 common units in accordance with certain terms and conditions set forth within the agreements. The Company received 1,755,000 common units upon execution of the Kalo CUIA and an additional 5,229,900 common units upon closing of the Series A preferred unit financing in July 2021 (Note 18). No additional common units are expected to be issued to the Company.

Under the Kalo TDA, the parties jointly agree on TDPs, through equal representation on a joint steering committee, under which the Company will perform agreed-upon research and development services in return for consideration on a cost-plus basis for all services provided.

Accounting Analysis

The common unit investment in Kalo is considered an equity method investment as a result of the Company’s ability to exercise significant influence over Kalo’s financial and operating policies through its ownership of common units. The initial carrying value of the equity method investment in Kalo is the fair value of the common units of $11.9 million received in exchange for the Kalo IP Agreement which, as discussed below, was accounted for as deferred revenue at inception. The fair value of Kalo’s common units was determined at inception of the agreements using the option pricing method. The option pricing method used a back-solve methodology to infer the total equity value based on the pricing of the Series A preferred unit financing, which was contemporaneous with the Kalo IP Agreement. Further, the Company determined the rights to up to an additional 7,245,000 common units did not meet the definition of a freestanding financial instrument and are not representative of a derivative. The right to the additional common units is considered variable consideration that is fully constrained at inception and until the contingencies related to the issuance of the additional shares are resolved.

The Series A preferred units issued by Kalo receive a liquidation preference prior to common units. As such, the Company concluded that this represents a substantive profit-sharing arrangement, and the Company is recognizing earnings and losses on the equity method investment using the HLBV method. The Company recorded a $11.9 million loss on its equity method investment in Kalo during the six months ended June 30, 2021. The loss allocated to the Company primarily relates to Kalo’s accounting for the non-cash consideration related to the Kalo IP Agreement as in-process research and development, which resulted in the full value of the Company’s intellectual property contribution being expensed in the six months ended June 30, 2021. As of June 30, 2021, the carrying value of the equity method investment in Kalo has been reduced to zero. There is no commitment for the Company to provide further financial support to Kalo, and therefore the carrying value of the equity method investment will not be reduced below zero.

The relationship with Kalo is a vendor-customer relationship and is within the scope of ASC 606, as the provision of services and corresponding license rights are considered a part of the Company’s ordinary activities. The common units issued to the Company represent non-cash consideration. While the Kalo TDA has been executed by the parties and provides the payments terms for future services, the Kalo TDA does not provide for any transfer of goods or services between the parties. However, the Company will provide licenses and services upon execution of the contemplated TDPs. Accordingly, the Company concluded that the Kalo TDA, in combination with the Kalo CUIA, met the definition of a contract under ASC 606. Each TDP executed under the Kalo TDA will be accounted for in accordance with ASC 606.

The Company’s performance obligations under the contract consist of ten material rights to future technical research and development services and commercial licenses under individual TDPs that the Company expects to execute under the Kalo TDA. The material rights represent an advance payment for the license rights, which will be granted upon the execution of future TDPs. As there is no additional payment for these license rights when future TDPs are executed, the Company has determined that there is a material right associated with each of the contemplated additional TDPs under the Kalo TDA. The Company has allocated approximately $1.2 million of the upfront non-cash consideration to each of the ten material rights based on the estimated standalone selling price of the performance obligations. Unexercised material rights are recorded as non-current deferred revenue until such time as the parties execute a TDP conveying a commercial license.

Upon the execution of a TDP underlying a material right, the Company is obligated to provide technical research and development services under the TDP and a license to applicable patents and other intellectual property designed and developed under the TDP. The technical research and development services and license provided under a TDP are highly interdependent and interrelated with one another. Without the Company’s knowledge, expertise, and platform, there would not be a licensable strain or other commercializable product to transfer to Kalo. Further, Kalo has rights to development intellectual property created as part of each TDP, irrespective of the result of the development. Therefore, each executed TDP underlying a material right consists of one combined performance obligation for the technical research and development services and license to be provided by the Company.

For each TDP underlying a material right, the transaction price consists of variable consideration for the most likely amount of estimated consideration to be received under the cost-plus arrangement and non-cash consideration allocated to the material rights. As the services performed by the Company under a TDP create or enhance an asset that Kalo controls as the asset is created or enhanced, the Company satisfies the performance obligation and recognizes revenue over time. The Company uses an input method that compares total costs incurred relative to total estimated cost to complete to estimate progress under the contract. Any revisions to the estimated total budgeted costs to complete, and the resulting impact to revenue recognition, are reflected in the period of the change through a cumulative catch-up adjustment.

As of June 30, 2021, the Company had a deferred revenue balance of $11.9 million with Kalo, consisting of the non-cash consideration received. During the six months ended June 30, 2021, the Company recognized $1.2 million from services provided to Kalo.

Allonnia, LLC

Summary of Arrangement

Allonnia was formed in 2019 and focuses on the application of synthetic biology in the bioremediation space, leveraging Ginkgo’s proprietary platform to develop solutions to treat waste streams through degrading or metabolizing contaminants of concern and recover and upcycle valuable materials from waste. In December 2019, the Company entered into (i) an Intellectual Property Contribution Agreement (“Allonnia IP Agreement”) that granted Allonnia a license to certain of the Company’s intellectual property, (ii) a Technical Development Agreement (“Allonnia TDA”) that establishes the terms under which the Company is providing technical development services, and (iii) a Common Unit Issuance Agreement (“Allonnia CUIA”) which provides for the issuance of common units of Allonnia to the Company in exchange for the license rights granted under the Allonnia IP Agreement. Contemporaneous with these agreements, Allonnia entered into a Series A Preferred Unit Purchase Agreement under which Allonnia sold 2,970,000 Series A preferred units to certain of the Company’s investors, as well as a third-party investor. Allonnia also agreed to issue an additional 630,000 Series A preferred units to a strategic partner as compensation for the delivery of future services to Allonnia. The Series A Preferred Unit Purchase Agreement also provided for the sale and issuance of up to an additional 5,400,000 Series A preferred units subsequent to the initial closing. Through December 31, 2020, Allonnia issued an additional 1,844,911 Series A preferred units, 180,000 of which were issued in exchange for the rights to certain intellectual property which will vest based on the achievement of milestones associated with the development of the intellectual property received. During the six months ended June 30, 2021, Allonnia closed their Series A preferred unit financing and issued 22,500 Series A preferred units to an additional third-party investor.

Under the Allonnia IP Agreement, the Company licensed intellectual property to Allonnia for use in the development or the production of its products that the parties will subsequently agree to develop under TDPs. The license rights provide Allonnia with the ability to commercialize the specified products from the corresponding strain or enzyme, which can only be developed by the Company under the Allonnia TDA. The Company received 3,600,000 common units as consideration for the license upon execution of the agreement and an additional 1,867,411 common units during the six months ended June 30, 2021 in connection with the closing of the Series A preferred unit financing.

Under the Allonnia TDA, the parties jointly agree, through equal representation on a joint steering committee, on TDPs for specific strains and enzymes, in which the Company will perform agreed upon development services in return for consideration on a cost-plus basis for all services provided.

Accounting Analysis

The common unit investment in Allonnia is considered an equity method investment as a result of the Company’s ability to exercise significant influence over Allonnia’s financial and operating policies through its ownership of common units. The initial carrying value of the equity method investment in Allonnia, which was equal to the fair value of the common units received in exchange for the Allonnia IP Agreement of $24.5 million, was subsequently reduced to zero as a result of the application of the HLBV method and was recorded as a loss on equity method investments. During the six months ended June 30, 2021, Allonnia issued an additional 22,500 Series A preferred units and closed their Series A preferred unit financing. As a result, the Company received an additional 1,867,411 common units for total consideration of $12.7 million. The additional consideration received resulted in an increase in the Company’s equity method investment in Allonnia of $12.7 million, which the Company subsequently reduced to zero as a result of the application of the HLBV method. Accordingly, the Company recorded a loss on its equity method investment in Allonnia of $12.7 million during the six months ended June 30, 2021. As of June 30, 2021, the carrying value of the equity method investment in Allonnia remained at zero. There is no commitment for the Company to provide further financial support to Allonnia and therefore the carrying value of the equity method investment will not be reduced below zero. Therefore, no additional loss was recognized during the six months ended June 30, 2021.

The relationship with Allonnia is a vendor-customer relationship and is within the scope of ASC 606 whereby the Company will provide licenses and services upon execution of the TDPs as outlined under the terms of the Allonnia TDA. The Company’s performance obligations under the contract consist of a combined service and license performance obligation related to the initial TDP executed in February 2020 and nine material rights, related to the estimated additional TDPs the parties expect to execute under the Allonnia TDA. The material rights represent an advance payment for the license rights which will be granted upon the execution of each TDP. As there is no additional payment for these license rights upon execution of a TDP, the Company has determined that there is a material right associated with each of the contemplated future TDPs. The Company initially allocated $2.5 million of the upfront non-cash consideration to each of the ten performance obligations under the contract based on the estimated standalone selling price of the performance obligations. Unexercised material rights are recorded as non-current deferred revenue until such time as the parties execute a TDP.

Upon the execution of each TDP, the Company is obligated to provide development services under the TDP and a license to applicable patents and other intellectual property to the products developed under the plan. Each executed TDP consists of one combined performance obligation for the license and research and development services to be performed by the Company.

The transaction price for each TDP consists of variable consideration for the most likely amount of estimated consideration to be received under the cost-plus arrangement and the non-cash consideration allocated to the material rights. The Company recognizes revenue over time as it satisfies the respective performance obligations using an input method that compares total costs incurred relative to total estimated cost to complete to estimate progress under the contract. During the six months ended June 30, 2021, the additional non-cash consideration received of $12.7 million, which is representative of previously constrained variable consideration, was allocated to each of the ten performance obligations under the arrangement with Allonnia of $1.3 million each consistent with the initial relative selling price allocation. Additionally, a cumulative catch up in revenue was recognized for the TDPs in process.

As of June 30, 2021 and December 31, 2020, the Company had a deferred revenue balance of $38.0 million and $26.1 million, respectively, with Allonnia. During the six months ended June 30, 2021 and 2020, the Company recognized $3.4 million and $1.5 million, respectively, from services provided to Allonnia.

Other Significant Collaboration Transactions

In addition to the activity discussed above related to Kalo and Allonnia, the Company provided research and development services under existing collaboration arrangements with Joyn, Motif, Synlogic and Genomatica. During the six months ended June 30, 2021 and 2020, the total revenue recognized from services provided to these entities was $19.1 million and $21.1 million, respectively. As of June 30, 2021 and December 31, 2020, the Company had an aggregate deferred revenue balance of $84.8 million and $94.0 million, respectively, with Joyn, Motif, Synlogic and Genomatica.

During the six months ended June 30, 2021, there were no material changes to the Company’s arrangements with its collaborators except as noted above. For a description of these arrangements and the related accounting conclusions, refer to Note 17 to the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement and prospectus. Refer to Notes 7 and 8 for additional details on the Company’s equity method investments and investments, as well as Note 17 for a summary of transactions with related parties.

16. Net Loss per Share

The following potential common shares, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders for the periods indicated because including them would have been anti-dilutive:

	Six Months Ended June 30,
	2021	2020
Series B Preferred Stock	4,138,185	4,138,185
Series C Preferred Stock	4,658,503	4,658,503
Series D Preferred Stock	6,162,631	6,146,911
Series E Preferred Stock	3,460,005	3,310,733
Warrants to purchase Series B Preferred Stock	5,066	5,066
Warrants to purchase Series D Preferred Stock	—	15,720
Warrants to purchase Series E Preferred Stock	8,323	—
Outstanding stock options	598,509	702,160
Unvested RSUs	3,094,017	1,795,622
Unvested RSAs	6,131	10,948

17. Related Parties

The Company’s significant transactions with its related parties are primarily comprised of revenue generating activities under license and collaboration agreements.

Significant related party transactions included in the Condensed Consolidated Balance Sheets are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Kalo	Total
Balances as of June 30, 2021
Accounts receivable, net	$—	$3,831	$1,500	$2,659	$—	$812	$8,802
Deferred revenue, current and non-current	$7,110	$53,871	$23,778	$37,959	$63	$11,897	$134,678
Balances as of December 31, 2020
Accounts receivable, net	$—	$2,403	$1,500	$1,309	$—	$—	$5,212
Deferred revenue, current and non-current	$9,862	$53,952	$30,128	$26,064	$72	$—	$120,078

Significant related party transactions included in the Condensed Consolidated Statements Operations and Comprehensive Loss are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Kalo	Total
For the Six Months Ended June 30, 2021
Foundry revenue	$2,752	$10,104	$6,201	$3,364	$10	$1,191	$23,622
For the Six Months Ended June 30, 2020
Foundry revenue	$3,582	$12,002	$5,421	$1,462	$47	$—	$22,514

Significant related party transactions included in the changes in operating assets and liabilities in the Condensed Consolidated Statements of Cash Flows are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Kalo	Total
For the Six Months Ended June 30, 2021
Accounts receivable, net	$—	$(1,428)	$—	$(1,350)	$—	$(812)	$(3,590)
Deferred revenue, current and non-current	$(2,752)	$(81)	$(6,350)	$(803)	$(9)	$—	$(9,995)
For the Six Months Ended June 30, 2020
Accounts receivable, net	$125	$2,204	$—	$(1,114)	$—	$—	$1,215
Deferred revenue, current and non-current	$(3,582)	$(5,281)	$(5,421)	$(233)	$(47)	$—	$(14,564)

Refer to Notes 7 and 8 for additional details on the Company’s investments and equity method investments held in its related parties.

18. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 15, 2021, the date that the financial statements were available to be issued. Based on this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

(a) Amendment to Glycosyn Promissory Note

In July 2021, the existing terms of the Glycosyn Promissory Note were amended to allow Glycosyn to make interest-only payments through the end of 2021 and to accelerate the maturity date to December 31, 2021. However, if Glycosyn were to execute a term sheet on or prior to December 31, 2021 with an investor or acquirer for a bona fide equity financing or change of control transaction that, upon its consummation, will provide Glycosyn with gross proceeds of at least $10 million, then the maturity date will instead be the earlier of the consummation date of such transaction or March 31, 2022.

(b) 2014 Plan Increase

In July 2021, the board of directors approved an increase to the aggregate number of shares reserved for issuance under the 2014 Plan of 1,800,000 shares, raising the total aggregate number of shares reserved for issuance under the 2014 Plan from 3,478,368 to 5,278,368.

(c) Kalo Series A Preferred Unit Financing

In July 2021, Kalo issued an additional 1,611,900 Series A preferred units for aggregate proceeds of approximately $17.9 million and closed their Series A preferred unit financing. As a result, the Company received an additional 5,229,900 common units in Kalo for total consideration of $35.5 million.

(d) Dutch DNA Acquisition

On July 1, 2021, the Company completed an acquisition of 100% of the equity of Dutch DNA Biotech B.V. (“DDNA”), a company based in the Netherlands with a proprietary platform technology focused on the development of fungal strains and fermentation processes for the production of proteins and organic acids. The Company will integrate DDNA’s team, fungal strain assets, and operations into its broader platform for cell programming. The total purchase price consisted of $12.4 million in cash and 33,291 shares of Ginkgo common stock plus working capital adjustments. Additionally, under the purchase agreement, the Company agreed to make earn-out payments to the seller of up to $20.0 million upon the satisfaction of one or more technical and commercial milestones by DDNA pursuant to a Technical Development Agreement executed between the Company and DDNA prior to the close of the transaction. During the six months ended June 30, 2021, the Company made a $1.2 million prepayment towards the cash purchase price, which is included in other non-current assets on the Condensed Consolidated Balance Sheet. The remaining $11.2 million of the cash purchase price is held in escrow as of June 30, 2021 and classified as restricted cash and included in other non-current assets on the Condensed Consolidated Balance Sheets.

(e) Lease Amendment

On September 6, 2021, the Company entered into an amendment to its operating lease at 27 Drydock Avenue in Boston, Massachusetts under which the Company will lease an additional 47,957 square feet of space and extend the term of the lease by six years from January 2030 to January 2036. The Company anticipates occupying approximately 29,552 square feet of additional space in 2021 and the remainder in 2023. The minimum monthly rent for the expansion premises will be $0.2 million starting in 2021 and $0.1 million starting in 2023, increasing by 3% annually. The minimum monthly rent for the existing premises during the extended term will be $1.1 million, increasing by 3% annually. The Company’s letter of credit will increase by $1.0 million. The Company will continue to have an option to extend the term of the lease beyond the extended term for an additional five-year term.

(f) Founder Equity Grants

In August 2021, the board of directors granted 437,207 restricted stock units to each of Ginkgo’s founders under the 2014 Plan, subject to the closing of the merger with SEAC Merger Sub Inc., a subsidiary of Soaring Eagle Acquisition Corp. (“Business Combination”) and a service-based vesting condition. The service condition will be satisfied on the first anniversary of the closing of the Business Combination, subject to continued service with Ginkgo through such date.

(g) Founder Equity Repurchases

In September 2021, prior to the closing of the Business Combination, the Company repurchased 55,160 common shares from Ginkgo’s founders at a price of $453.20 per share for a total purchase price of $25 million.

(h) Amended Certificate of Incorporation

In September 2021, the board of directors approved the Fifth Amended and Restated Certificate of Incorporation (the “Fifth Restated Certificate”) that authorizes the Company to issue 70,000,000 shares, consisting of (i) 35,000,000 shares of Class A common stock, par value $0.0001 per share, and (ii) 35,000,000 shares of Class B common stock, par value $0.0001 per share. Immediately upon filing of the Fifth Restated Certificate, each outstanding share of preferred stock and common stock will be reclassified into one outstanding share of Class A common stock (the “Reclassification”). Each “Eligible Holder” (as defined in the Fifth Restated Certificate) is eligible to exchange all or a portion of their Class A common stock for the same number of shares of Class B common stock, effective immediately after the Reclassification but prior to the closing of the Business Combination, pursuant to an exchange agreement. Each equity award (option, restricted stock award and restricted stock unit award) outstanding and held by an employee of the Company immediately prior to the effectiveness of the Reclassification will be automatically converted, effective concurrently with the effectiveness of the Reclassification and prior to the closing of the Business Combination, into an equity award that entitles the holder to the number of shares of Class B common stock equal to the number of shares of common stock subject to the employee equity award immediately prior to the conversion. Each equity award held by a non-employee will be automatically converted into an equity award that entitles the holder to the number of shares of Class A common stock equal to the number of shares of common stock subject to the non-employee equity award immediately prior to the conversion. Shares of Class A common stock and shares of Class B common stock generally will entitle the holders to the same rights, except that each share of Class A common stock will have only one vote per share and each share of Class B common stock will have ten votes per share.

(i) Verb Biotics

In September 2021, the Company launched a new platform venture, Verb Biotics, LLC (“Verb”), a probiotics innovation company that will identify and design new strains of probiotic bacteria with advanced properties for human nutrition, health, and wellness. Verb was capitalized through a Series A funding that raised $30 million in gross proceeds from an investor group comprising certain of the Company’s investors. Concurrently with the launch, the Company entered into (i) an Intellectual Property Contribution Agreement that granted Verb a license to certain of the Company’s intellectual property and (ii) a Technical Development Agreement that establishes the terms under which the Company will provide technical development services. In return for the license to the intellectual property, Verb granted the Company 9,000,000 common units in Verb.

(j) Ayana Bio

In September 2021, the Company launched a new platform venture, Ayana Bio, LLC (“Ayana”), a company that will identify and design new bioactive compounds for use as complementary medicine to support human health and wellness. Ayana was capitalized through a Series A funding that raised $30 million in gross proceeds from an investor group comprising certain of the Company’s investors. Concurrently with the launch, the Company entered into (i) an Intellectual Property Contribution Agreement that granted Ayana a license to certain of the Company’s intellectual property and (ii) a Technical Development Agreement that establishes the terms under which the Company will provide technical development services. In return for the license to the intellectual property, Ayana granted the Company 9,000,000 common units in Ayana.

(k) SaponiOx

On September 10, 2021, the Company entered into a Multiple Project Collaboration Agreement (“MPCA”) with SaponiQx, Inc. (“SaponiOx”), a newly formed subsidiary of Agenus Inc. SaponiOx is building an adjuvant platform dedicated to discovering novel adjuvants and developing new, more effective vaccines utilizing optimized antigen-adjuvant pairings. Under the MPCA, the parties will collaborate on mutually agreed projects with Ginkgo conducting development activities focused on the discovery and development of novel host cells, cell lines or microbial strains related to saponin compounds and an optimized manufacturing process that will enable SaponiOx to produce saponin-based products in the vaccine and non-vaccine fields. As consideration for its development activities, Ginkgo will receive fees based on a cost-plus fixed margin basis. Concurrently with the MPCA, Ginkgo purchased 56,250 shares of SaponiOx Series A Preferred Stock in exchange for granting SaponiOx a $10 million credit towards its development activities. If SaponiOx sells additional shares of Series A Preferred Stock for aggregate consideration of at least $25 million prior to February 15, 2022, Ginkgo will purchase an additional 84,375 shares of Series A Preferred Stock in exchange for granting SaponiOx an additional $15 million credit towards its development activities.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Registration Statement on Form S-4 (File No. 333-256121) (the “Registration Statement”). Unless the context otherwise requires, the “Company” or “New Ginkgo” refers to Ginkgo Bioworks Holdings, Inc. after the Closing, “SRNG” refers to Soaring Eagle Acquisition Corp. prior to the Closing, and “Legacy Ginkgo” refers to Ginkgo Bioworks, Inc. prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of SRNG and Legacy Ginkgo adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

SRNG is a blank check company incorporated as a Cayman Islands exempted company on October 22, 2020. In February 2021 SRNG effectuated a change in the name of the entity from Spinning Eagle Acquisition Corp to Soaring Eagle Acquisition Corp. SRNG was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The registration statement for SRNG’s public offering was declared effective on February 23, 2021. On February 26, 2021, SRNG consummated the public offering. SRNG has public warrants and private placement warrants outstanding. Public warrants may only be exercised for a whole number of shares. The public warrants will become exercisable 30 days after the completion of a Business Combination. The public warrants will expire five years from the completion of a Business Combination, or earlier upon redemption or liquidation. The private placement warrants are identical to the public warrants, except that (x) the private placement warrants and the Class A ordinary shares issuable upon the exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the private placement warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants will be entitled to registration rights. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants. Refer to SRNG’s audited consolidated financial statements and unaudited interim consolidated financial statements included elsewhere or incorporated by reference in this Current Report on Form 8-K for further details on the terms of the public warrants and private placement warrants.

Legacy Ginkgo designs custom programming cells to enable customers to leverage biology to create impactful products across a range of industries.

On September 14, 2021, the Business Combination was approved in a SRNG shareholder vote and closed September 16, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheets of SRNG and Legacy Ginkgo, on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 combine the historical statements of operations of SRNG and Legacy Ginkgo for such periods, on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the reverse recapitalization between SRNG and Legacy Ginkgo; and

•	the issuance and sale of 76,000,000 shares of SRNG Class A common stock at a purchase price of $10.00 per share and an aggregate purchase price of $760.0 million pursuant to the Private Placement.

1

This information should be read together with SRNG’s and Legacy Ginkgo’s audited consolidated financial statements and unaudited interim condensed consolidated financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo” and other financial information included elsewhere or incorporated by reference in this Current Report on Form 8-K.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, SRNG will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Ginkgo issuing stock for the net assets of SRNG, accompanied by a recapitalization. The net assets of SRNG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Ginkgo. Legacy Ginkgo has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Ginkgo’s existing stockholders will have the largest voting interest in New Ginkgo;

•	Legacy Ginkgo’s former executive management will make up all of the management of New Ginkgo;

•

Legacy Ginkgo’s existing directors and individuals designated by, or representing, Legacy Ginkgo stockholders will constitute a majority of the initial New Ginkgo Board following the consummation of the Business Combination;

•	New Ginkgo assumed the name “Ginkgo Bioworks Holdings, Inc.”; and

•	Legacy Ginkgo is the larger entity based on revenue. Additionally, Legacy Ginkgo has a larger employee base and substantive operations.

Description of the Business Combination

The aggregate merger consideration received by Legacy Ginkgo stockholders in connection with the Business Combination was approximately $15.8 billion, which included shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock, in each case, valued at $10.00 per share to the Legacy Ginkgo stockholders. The shares of New Ginkgo Class B common stock have the same economic terms as the shares of New Ginkgo Class A common stock, except that the shares of New Ginkgo Class A common stock have 1 vote per share and the shares of New Ginkgo Class B common stock have 10 votes per share. Generally, the outstanding shares of New Ginkgo Class B common stock will convert to shares of New Ginkgo Class A common stock when the holder thereof ceases to be a director or employee of New Ginkgo or upon transfer to a person who is not a director or employee of New Ginkgo. The Merger Agreement also contemplates that the holders of Legacy Ginkgo common stock, Legacy Ginkgo options, Legacy Ginkgo restricted stock awards, Legacy Ginkgo restricted stock unit awards, and Legacy Ginkgo preferred warrants outstanding immediately prior to the effective time of the Business Combination are collectively entitled to receive up to approximately 188,672,226 earn-out shares of New Ginkgo common stock, which are divided into four equal tranches subject to vesting terms during the five-year period following the closing date of the Business Combination.

SRNG also obtained PIPE Investment commitments from certain investors for a private placement of 76,000,000 shares of SRNG Class A common stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $760.0 million.

2

Immediately prior to the Closing, the Sponsor held 42,975,000 SRNG Class B shares. As part of the Business Combination, SRNG Class B shares convert to New Ginkgo Class A common shares on a one to one basis, subject to a formula included in the Merger Agreement that considers SRNG shareholders’ redemption of SRNG Class A common stock in connection with the Business Combination. At the Closing, in accordance with the Merger Agreement, the Sponsor forfeited 11.5 million common shares, received 14.7 million common shares, and placed 16.7 million common shares into escrow, based on $867.3 million in redemptions. The New Ginkgo Class A common shares placed into escrow are divided into four equal tranches and are subject to vesting terms during the five-year period following the closing date of the Business Combination.

At the Closing, the Sponsor also forfeited 10% of the private placement warrants it held immediately prior to the Closing and waived any anti-dilution right pursuant to the organizational documents of SRNG. This resulted in the Sponsor forfeiting 1.9 million private placement warrants.

The following summarizes the pro forma shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock outstanding at the Closing:

	Shares(1)%
SRNG public stockholders	85,774,688	4.9%
SRNG sponsor and director stockholders	14,853,765	0.9%

Total SRNG(3)	100,628,453	5.8%
Ginkgo Class A Common Stock	1,014,921,949	57.9%
Ginkgo Class B Common Stock	560,429,185	32.0%

Total Legacy Ginkgo(1)	1,575,351,134	89.9%
PIPE Investors(3)	76,000,000	4.3%

Total shares outstanding at close (excluding shares below)	1,751,979,587	100.0%
Legacy Ginkgo Earn-out Consideration(2)	188,672,226
Sponsor Earn-out Shares(3)	16,737,183
SRNG Shares Underlying Public and Private Warrants(3)	51,824,925

Total Shares at Closing (including shares above)	2,009,213,921

(1)

Total Ginkgo common stock above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 shares and total Class B common stock outstanding is 298,232,556 shares.

(2)

At the Closing, the Ginkgo Earn-out Consideration increased from an estimated 180.0 million shares to 188.7 million shares based on the terms of the Merger Agreement. The 188,672,226 shares of Ginkgo Earn-out Consideration includes 121,784,789 shares of New Ginkgo Class A common stock and 66,887,437 shares of New Ginkgo Class B common stock.

(3)	Represents New Ginkgo Class A common stock.

3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

			As of June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$235,893	$38	$1,725,000	(a	)	$1,726,734
			760,000	(b	)
			(26,942)	(c	)
			(75,003)	(d	)
			(867,253)	(h	)
			(24,999)	(i	)
Accounts receivable, net	19,583	—	—			19,583
Accounts receivable, net from related parties	8,802	—	—			8,802
Inventory, net	2,716	—	—			2,716
Prepaid expenses and other current assets	17,072	929	—			18,001

Total current assets	284,066	967	1,490,803			1,775,836
Cash held in trust account	—	1,725,021	(21)	(a	)	—
			(1,725,000)	(a	)
Property and equipment, net	145,884	—	—			145,884
Investments	64,912	—	—			64,912
Equity method investments	45,214	—	—			45,214
Intangible assets, net	3,020	—	—			3,020
Goodwill	1,857	—	—			1,857
Loans receivable, net of current portion	16,653	—	—			16,653
Other non-current assets	25,439	—	—			25,439

Total assets	$587,045	$1,725,988	$(234,218)			$2,078,815

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,767	$—	$—			$2,767
Accounts payable and accrued expenses	—	4,057	(4,057)	(d	)	—
Accrued expenses and other current liabilities	47,024	—	1,228	(d	)	48,252
Deferred revenue	31,300	—	—			31,300
Promissory Note—Related Party	—	—	—			—
Advance from sponsor	—	632	(632)	(d	)	—

Total current liabilities	81,091	4,689	(3,461)			82,319

Non-current liabilities
Deferred underwriting compensation	—	60,375	(60,375)	(c	)	—
Deferred rent, net of current portion	13,592	—	—			13,592
Deferred revenue, net of current portion	115,403	—	—			115,403
Lease financing obligation	16,358	—	—			16,358
Warrant Liabilities	—	189,888	—			189,888
Other non-current liabilities	4,815	—	—			4,815

Total liabilities	231,259	254,952	(63,836)			422,375

4

			As of June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Commitments and contingencies:
Class A common stock subject to possible redemption	—	1,466,036	(1,466,036)	(e	)	—
Stockholders’ Equity
Class A ordinary shares, $0.0001 par value	—	3	8	(b	)	120
			15	(e	)
			4	(f	)
			99	(j	)
			(9)	(h	)
Class B ordinary shares, $0.0001 par value	—	4	(4)	(f	)	56
			56	(j	)
Series B convertible preferred stock, $0.01 par value	41	—	(41)	(j	)	—
Series C convertible preferred stock, $0.01 par value	47	—	(47)	(j	)	—
Series D convertible preferred stock, $0.01 par value	61	—	(61)	(j	)	—
Series E convertible preferred stock, $0.01 par value	35	—	(35)	(j	)	—
Common stock, $0.01 par value	79	—	(1)	(i	)	—
			(78)	(j	)
Additional paid in capital	943,967	105,992	(21)	(a	)	2,250,309
			759,992	(b	)
			33,433	(c	)
			(65,941)	(d	)
			1,466,021	(e	)
			(100,999)	(g	)
			(867,244)	(h	)
			(24,998)	(i	)
			107	(j	)
Accumulated deficit	(595,388)	(100,999)	100,999	(g	)	(600,989)
			(5,601)	(d	)

Total Ginkgo Bioworks, Inc. stockholders’ equity	348,842	5,000	1,295,654			1,649,496
Non-controlling interest	6,944	—	—			6,944

Total stockholders’ equity	355,786	5,000	1,295,654			1,656,440

Total Liabilities and Stockholders’ Equity	$587,045	$1,725,988	$(234,218)			$2,078,815

5

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

			Six Months Ended June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Foundry revenue	$44,096	$—	$—			$44,096
Biosecurity revenue
Product	6,130	—	—			6,130
Service	37,507	—	—			37,507

Total revenue	87,733	—	—			87,733

Costs and operating expenses
Cost of Biosecurity product revenue	11,755	—	—			11,755
Cost of Biosecurity service revenue	29,055	—	—			29,055
Research and development	111,616	—	—			111,616
General and administrative	52,367	5,606	—			57,973

Total operating expenses	204,793	5,606	—			210,399

Loss from operations	(117,060)	(5,606)	—			(122,666)

Other income (expense), net:
Interest income	220	—	—			220
Interest expense	(1,173)	—	—			(1,173)
Loss on equity method investments	(22,001)	—	—			(22,001)
Gain on investments	4,408	—	—			4,408
Change in fair value of warrant liabilities	—	(92,013)	—			(92,013)
Offering costs related to warrant liabilities	—	(3,520)	(5,601)	(bb	)	(9,121)
Net gain from investments held in trust account	—	145	(145)	(dd	)	—
Other expense, net	5,774	—	—			5,774

Total other income (expense), net	(12,772)	(95,388)	(5,746)			(113,906)

Loss before income taxes	(129,832)	(100,994)	(5,746)			(236,572)

Income tax (benefit) provision	(590)	—	(75)	(cc	)	(665)

Net loss and comprehensive loss	(129,242)	(100,994)	(5,671)			(235,907)

Net loss and comprehensive loss attributable to non-controlling interest	(1,732)	—	—			(1,732)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(127,510)	$(100,994)	$(5,671)			$(234,175)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted	$(16.12)
Weighted average common shares outstanding, basic and diluted	7,907,771
Pro forma weighted average common stock outstanding—Class A Common Stock		172,500,000				1,191,550,402
Net loss per Class A Common Stock—basic and diluted		$—				$(0.13)
Pro forma weighted average common stock outstanding—Class B Common Stock		41,353,591				560,429,185
Net loss per Class B Common Stock—basic and diluted		$(2.45)				$(0.13)

6

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

						For the Year Ended December 31, 2020
	Legacy Ginkgo (Historical)	SNRG (Historical)	IPO Consummation			Transaction Accounting Adjustments			Pro Forma Combined
			(aa)
Foundry revenue	$59,221	$—	$—			$—			$59,221
Biosecurity revenue
Product	8,707	—	—			—			8,707
Service	8,729	—	—			—			8,729

Total revenue	76,657	—	—			—			76,657

Costs and operating expenses
Cost of Biosecurity product revenue	6,705	—	—			—			6,705
Cost of Biosecurity service revenue	8,906	—	—			—			8,906
Research and development	159,767	—	—			—			159,767
General and administrative	38,306	5	—			—			38,311

Total operating expenses	213,684	5	—			—			213,689

Loss from operations	(137,027)	(5)	—			—			(137,032)

Other income (expense), net:
Interest income	2,582	—	—			—			2,582
Interest expense	(2,385)	—	—			—			(2,385)
Loss on equity method investments	(3,059)	—	—			—			(3,059)
Loss on investments	(1,070)	—	—			—			(1,070)
Excess fair value over cash proceeds for Private Placement Warrants			(9,817)	(aa	)	—			(9,817)
Warrant related issuance and deal costs			(3,520)	(aa	)	(3,386)	(bb	)	(6,906)
Other income, net	16,125	—	—			—			16,125

Total other income (expense), net	12,193	—	(13,338)			(3,386)			(4,531)

Loss before provision for income taxes	(124,834)	(5)	(13,338)			(3,386)			(141,563)

Provision for income taxes	1,889	—	—			(51)	(cc	)	1,838

Net loss and comprehensive loss	(126,723)	(5)	(13,338)			(3,335)			(143,401)

Net loss and comprehensive loss attributable to non-controlling interest	(114)	—	—			—			(114)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(126,609)	$(5)	$(13,338)			$(3,335)			$(143,287)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted	$(16.18)
Weighted average common shares outstanding, basic and diluted	7,824,465
Pro forma weighted average common stock outstanding—Class A Common Stock									1,191,550,402
Net loss per Class A Common Stock—basic and diluted									$(0.08)
Pro forma weighted average common stock outstanding—Class B Common Stock									560,429,185
Net loss per Class B Common Stock—basic and diluted									$(0.08)

7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the SRNG and Legacy Ginkgo historical financial statements (“Transaction Accounting Adjustments”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. All periods are presented on the basis of Legacy Ginkgo as the accounting acquirer.

The modification of Legacy Ginkgo’s equity awards is subject to New Ginkgo Board approval; as such, the unaudited pro forma condensed combined financial information does not reflect this adjustment as the board approval has not yet occurred.

There were no intercompany balances or transactions between SRNG and Legacy Ginkgo as of June 30, 2021 and for the year ended December 31, 2020 and the six months ended June 30, 2021. Accordingly, no pro forma adjustments were required to eliminate the activities between SRNG and Legacy Ginkgo.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had SRNG and Legacy Ginkgo filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SRNG’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes attached to this Current Report on Form 8-K as Exhibit 99.1.

The unaudited pro forma condensed combined statement of operations for the six months six ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SRNG’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2021 and the related notes attached to this Current Report on Form 8-K as Exhibit 99.1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

SRNG’s audited statement of operations for the period from October 22, 2020 (date of inception) through December 31, 2020 and the related notes included in the Proxy and incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes included in and incorporated by reference in this Current Report on Form 8-K.

8

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that New Ginkgo would have achieved had SRNG and Legacy Ginkgo been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that New Ginkgo may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with New Ginkgo.

2. Accounting Policies

After the consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Ginkgo. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)

Reflects the reclassification of $1,725.0 million of cash held in the Trust Account that becomes available to consummate the Business Combination prior to the redemptions described in adjustment h below

b)	Reflects the proceeds of $760.0 million from the issuance and sale of 76,000,000 shares of SRNG Class A common stock at $10.00 per share in the PIPE Investment

c)	Reflects the settlement of $60.4 million of SRNG’s deferred underwriters’ fees, of which $26.9 million was paid in cash and the remainder was waived

d)

Reflects the payment of the remaining $75.0 million of estimated transaction costs ($26.9 million of the total $105.9 million of estimated transaction costs is explained in adjustment c above, $1.2 million is unpaid and accrued as a current liability, and the remaining $2.8 million was paid prior to Closing). Of the $75.0 million of estimated transaction costs, $4.7 million was accrued as of June 30, 2021, $64.7 million is capitalized against APIC (other $1.2 million capitalized against APIC relates to costs that are unpaid and accrued at the Closing) and $5.6 million of estimated costs are not eligible to be capitalized, which have been expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet. Amounts capitalized and expensed to be finalized post-close.

e)	Reflects the reclassification of SRNG Class A ordinary shares subject to possible redemption to permanent equity

f)	Reflects the reclassification of Founder Shares from Class B common stock to Class A common stock at the Closing

g)	Reflects the elimination of SRNG historical accumulated deficit

h)	Represents the redemption of 86.7 million shares of SRNG Class A ordinary shares for $867.3 million allocated to Class A ordinary shares and additional paid-in capital using par value of

9

$0.0001 per share and at a redemption price of $10.00 per share (based on the fair value of the cash and investments held in the Trust Account of $1,725.0 million).

i)

Represents the $25.0 million share repurchase by Legacy Ginkgo that occurred prior to the closing of the Business Combination. Legacy Ginkgo repurchased shares of common stock valued at approximately $5 million from each of Jason Kelly, Reshma Shetty, Austin Che, Bartholomew Canton and Thomas Knight.

j)

Reflects the recapitalization of Legacy Ginkgo’s equity and issuance of 1,575.4 million shares of common stock at $0.0001 par value in connection with the Business Combination (1,014.9 million and 560.4 million is Class A common stock and Class B common stock, respectively). Shares outstanding includes shares for Legacy Ginkgo’s outstanding common stock, restricted stock awards, restricted stock units and options. Shares underlying rollover equity interests (i.e., restricted stock units and stock options) subject to further vesting and exercise terms are included as shown in the capitalization table herein. Their inclusion does not have a material effect on the unaudited proforma condensed combined balance sheet.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

aa)

Reflects the adjustment for the excess fair value over cash proceeds received for the private placement warrants that were issued in conjunction with the consummation of SRNG’s public offering on February 26, 2021 along with the allocation of IPO transaction costs to the warrants

bb)

Reflects the portion of estimated transaction costs for the Business Combination not eligible for capitalization. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. Amounts to be finalized post-close. This is a non-recurring item

cc)

Reflects income tax effect of pro forma adjustments using the estimated effective tax rate of 1.3% and 1.5% for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. In its historical periods, Legacy Ginkgo concluded that it is more likely than not that it will not recognize the full benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue after the close date of the Business Combination and as such, the effective tax rate for each period is reflected

dd)	Reflects the elimination of interest income earned on the SRNG Trust Account

4. Net Loss per Share

Represents the net loss per share, assuming the Business Combination occurred on January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. New Ginkgo Class A common stock and New Ginkgo Class B common stock have the same dividend participation rights and economic terms. As a result, the unaudited pro forma condensed combined financial statements follow the two-class method when computing net loss per share.

10

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021 and the year ended December 31, 2020 (in thousands, except share and per share data):

	Six months ended June 30, 2021	Year ended December 31, 2020
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	$(234,175)	$(143,287)
Pro forma net loss attributable to Class A Common Stock	$(159,266)	$(97,452)
Pro forma net loss attributable to Class B Common Stock	$(74,909)	$(45,835)
Pro forma weighted average common stock outstanding—Class A Common Stock	1,191,550,402	1,191,550,402
Pro forma weighted average common stock outstanding—Class B Common Stock	560,429,185	560,429,185
Basic and diluted net loss per share of Class A Common Stock	$(0.13)	$(0.08)
Basic and diluted net loss per share of Class B Common Stock	$(0.13)	$(0.08)
Pro forma weighted average shares outstanding—basic and diluted
SRNG public stockholders	85,774,688	85,774,688
SRNG sponsor stockholders	14,853,765	14,853,765

Total SRNG	100,628,453	100,628,453
Ginkgo Class A Common Stock	1,014,921,949	1,014,921,949
Ginkgo Class B Common Stock	560,429,185	560,429,185

Total Ginkgo(3)	1,575,351,134	1,575,351,134
PIPE investors	76,000,000	76,000,000

Pro forma weighted average shares outstanding—basic and diluted(1)(2)	1,751,979,587	1,751,979,587

(1)

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and warrants sold in the private placement are exchanged for 51.8 million shares of New Ginkgo Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of basic or diluted loss per share.

(2)

Excludes 188.7 million and 16.7 million Earnout Shares for Legacy Ginkgo and SRNG, respectively as these are not participating securities (shares cannot be used to vote and dividends are forfeitable if the Earnout terms are not met) and result in anti-dilution.

(3)

Total Ginkgo shares above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 and Class B common stock outstanding is 298,232,556. With the rollover equity shares excluded, basic and diluted loss per share would be $(0.16) and $(0.16) for the six months ended June 30, 2021 for New Ginkgo Class A common stock and New Ginkgo Class B common stock, respectively. With the rollover equity shares excluded, basic and diluted loss per share would be $(0.10) and $(0.10) for the year ended December 31, 2020 for New Ginkgo Class A common stock and New Ginkgo Class B common stock, respectively.

11

Exhibit 99.3

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GINKGO

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto either included in the final prospectus and definitive proxy statement (the “Proxy”) relating to our business combination with Soaring Eagle Acquisition Corp., dated August 11, 2021 and filed with the Securities and Exchange Commission, or attached to this Current Report on Form 8-K as exhibit 99.1. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in the Proxy, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Our mission is to make biology easier to engineer.

Ginkgo is building the industry-standard horizontal platform for cell programming. We use our platform to program cells on behalf of our customers. These “cell programs” are designed to enable biological production of products as diverse as novel therapeutics, key food ingredients, and chemicals currently derived from petroleum. We have worked on 85 major programs through the first six months of 2021 in end markets as diverse as specialty chemicals, agriculture, food, consumer products, and pharmaceuticals. Biology did not evolve by end market. All of these applications run on cells which have a common code—DNA—and a common programming platform can enable all of them. Because of this shared platform, we are able to drive scale and learning efficiencies while maintaining flexibility and diversity in our program areas. Ultimately, customers come to us because they believe we maximize the probability of successfully developing their products.

Customers look to Ginkgo to overhaul their manufacturing processes or develop new products through biology. They might, for example, be looking to produce a particular chemical via fermentation, at a lower cost, with enhanced supply chain reliability or sustainability. Or perhaps the customer needs a microbe that will live and grow on the roots of corn and convert nitrogen in the air into usable fertilizer for a plant, resulting in improved plant growth. Or a customer might need an antibody that binds to and neutralizes a certain target, along with a way to produce those antibodies at scale. All of these programs and more run on a common platform at Ginkgo.

The foundation of our platform includes two core assets that execute a wide variety of cell programs for customers according to their specifications: our Foundry and our Codebase.

•

Our Foundry wraps proprietary software and automation around core cell engineering workflows— designing DNA, writing DNA, inserting that DNA into cells, testing to measure cell performance—and leverages data analytics and data science to inform each iteration of design. The software, automation and data analysis pipelines we leverage in the Foundry drive a strong scale economic: we have scaled the output of the Foundry by roughly 3X annually since we started measuring it around 2015 and over that time, the average cost per unit operation has fallen by approximately 50% every year. We expect to be able to pass these savings along to our customers, allowing them to take more “shots on goal” with their programs.

•

Our Codebase includes both our physical (engineered cells and genetic parts) and digital (genetic sequences and performance data) biological assets, and accumulates as we execute more cell programs on the platform. Every program, whether successful or not, generates valuable Codebase and helps inform future experimental designs and provides reusable genetic parts, making our cell program designs more efficient.

As the platform scales, we have observed a virtuous cycle between our Foundry, our Codebase, and the value we deliver to customers. We believe this virtuous cycle sustains Ginkgo’s growth and differentiated value proposition.

•

Foundry: As we take on more work in the Foundry, we benefit from scale economics, which over time may lead to lower program costs. We expect that these lower costs, in turn, will drive additional demand for our cell programming capabilities.

•

Codebase: Cell programs also generate Codebase, which can drive better experimental direction and improve the odds of technical success, further increasing our customer value proposition, which we believe will result in additional demand.

Put simply: we believe that as the platform improves with scale, it drives more scale, which drives further platform improvements, and so on. We believe this positive feedback loop has the potential to drive compounding value creation in the future as every new program we add contributes to both near-term revenues and has the potential to add significant downstream economics.

Our commercial team is organized to both establish new relationships with potential customers (traditional business development) as well as maintain and expand relationships with our existing customers (which we call “alliance management”). We recognize the cross-functional efforts required to sign any new contract and so our business development teams do not receive a commission or cash bonus based on target sales, but rather a base salary and annual equity grants driven by overall contribution and performance, in line with how we compensate other members of our team.

Our business development team has both expertise in relevant industries (Consumer & Technology, Industrial & Environment, Agriculture, Food & Nutrition, Pharma & Biotech and Government & Defense) as well as expertise in our Foundry capabilities and synthetic biology. With this background we are able to identify industry or consumer challenges where biology can serve as a solution. Our categories of customers, independent of industry, include potential customers who have research and development (“R&D”) teams with some synthetic biology capabilities where choosing Ginkgo can bring automation, scale and codebase beyond their own; potential customers who are considering but have not yet built lab-scale capabilities where a partnership with Ginkgo allows them to spend their capital on commercialization efforts; and potential customers who are not yet working in synthetic biology whose industries or products stand to be disrupted by biological solutions. Our business development team, with support from our Codebase and Foundry team members, crafts solutions for each of these types of customers through a strategic discussion of customer needs and fit with Ginkgo capabilities.

To grow existing customers, our alliance management team, through close collaboration on our existing programs, seeks technical and business opportunities for our customers that serve as the basis for consideration of future programs. As our programs demonstrate technical success, our existing customers often bring their next strategic R&D needs to our attention.

Our business model mirrors the structure of our platform and we are compensated in two primary ways. First, we charge usage fees for Foundry services, in much the same way that cloud computing companies charge usage fees for utilization of computing capacity or contract research organizations (CROs) charge for services. The total addressable market (TAM) for our Foundry revenue includes the market for biotech labor and tools, which industry sources estimate will be approximately $40 billion in 2021 and which is expected to grow at a CAGR of approximately 20% from 2021 to 2023. Foundry revenue was $59.2 million for the year ended December 31, 2020 and $44.1 million for the six months ended June 30, 2021. Additionally, we negotiate a value share with our customers (typically in the form of royalties, milestones, and/or equity interests) in order to align our economics with the success of the programs enabled by our platform. As we add new programs, our portfolio of programs with this “downstream” value potential grows. Through these value shares, we are tapping into what industry sources expect to be a $2 to $4 trillion market for bioengineered products.

With a mission to make biology easier to engineer, we have always recognized the imperative to invest in biosecurity as a key component of our platform. We care how our platform is used and investments in biosecurity help us ensure that cell programming is conducted and deployed responsibly. The COVID-19 pandemic demonstrated the disruptive power of biology and has created a paradigm shift with respect to biosecurity in both public and private institutions that we believe will drive significant growth in demand for these capabilities. Our Biosecurity offering generated $17.4 million in revenue for the year ended December 31, 2020 and $43.6 million in revenue for the six months ended June 30, 2021. Biosecurity revenue is expected to continue growing in the near-term, however, demand for COVID-19 testing remains uncertain for the second half of 2021. Our dedication to biosecurity is deeper than our emergency response to the current global pandemic. The rise of the internet and computing capabilities heralded a need for cybersecurity. Learning from this experience and given the power of biology, we believe innovation in biosecurity must keep pace with innovations in bioengineering.

SARS-CoV-2 will not be the last pathogen we face with pandemic potential, but if we make the right investments, it may be the last that catches us unprepared. Industry sources estimate that at steady state, $20 to $40 billion should be spent on pandemic preparedness annually. The near-term growth of this sector is highly dependent on international government initiatives and investment and Ginkgo has been supporting and engaging with domestic and international organizations and governments to help shape the understanding of a robust biosecurity program. Given our experience to date, we believe there is a meaningful commercial opportunity in biosecurity that will persist beyond the current COVID-19 pandemic, driven by increased awareness of the need for prevention and response systems. We are well placed to take a leadership position as the biosecurity platform of choice, and we believe that our technology leadership requires that we play an important role in helping the world manage these challenges.

We believe that cell programming has the potential to be as ubiquitous in the physical world as computer programming has become in the digital world. We believe products in the future will be grown rather than made. To enable that vision, we are building a horizontal platform to make biology easier to engineer. Our business model is aligned with this strategy and with the success of our customers, setting us on what we believe is a path towards sustainable innovation for years to come.

Generating Economic Value Through Revenue and Downstream Value Share

Our cell programming platform is a key enabling technology and source of intellectual property for our customers’ products. We earn both Foundry revenue for our research and development (“R&D”) services as well as a share of the value of products created using our platform.

We structure Foundry revenue and downstream value share arrangements to include some combination of the following:

•	Foundry revenue, also referred to as Foundry usage fees, in the form of:

•	upfront payments upon consummation of the agreement that are recognized over our period of performance;

•	reimbursement for costs incurred for R&D services;

•	milestone payments upon the achievement of specified technical criteria;

plus,

•	downstream value share revenue in the form of:

•	milestone payments upon the achievement of specified commercial criteria;

•	royalties on sales of products from or comprising engineered organisms;

•	royalties related to cost of goods sold reductions realized by our customers;

or,

•	downstream value share in the form of equity interests in our customer.

•

Downstream value share in the form of equity interest appreciation is not recognized as revenue but is expected to contribute to future cash flows upon liquidation, the amount and timing of which is inherently unpredictable.

Downstream value share arrangements which involve equity interests fall into two categories: Platform Ventures and Structured Partnerships.

Platform Ventures

Platform Ventures allow leading multinationals to partner with Ginkgo and financial investors to form new ventures in identified market segments with potential to benefit from synthetic biology. In exchange for an equity position in the venture, we contribute license rights to our proprietary cell programming technology and intellectual property, while our partners contribute relevant industry expertise, other resources and venture funding. We also provide R&D services for which we receive cash payments for our costs incurred, plus a margin. Platform Ventures include:

Joyn Bio, LLC

Founded in 2017, Joyn Bio, LLC (“Joyn”) was formed to focus on engineered microbes for use in agricultural applications. Along with certain of our investors, we formed Cooksonia, LLC (“Cooksonia”) which holds a 50% equity interest in Joyn. Bayer CropScience LP contributed cash of $80 million plus intellectual property and holds the remaining 50% equity interest in Joyn. We provided license rights to our intellectual property and platform at inception in return for our equity interest in Joyn, which was recorded at an initial fair value of $97.9 million. The carrying value of our equity method investment in Joyn was $20.5 million as of June 30, 2021. Ginkgo also entered into a Foundry Services Agreement (“Joyn FSA”) with Joyn under which we provide R&D services. Joyn paid us a non-refundable $20.0 million prepayment for services to be provided under the Joyn FSA and made an additional $15.0 million prepayment for services during the year ended December 31, 2019.

Motif FoodWorks, Inc.

Founded in 2018, Motif FoodWorks, Inc. (“Motif”) was formed to focus on the application of synthetic biology to reduce the reliance on animal products in the food industry. We entered into an intellectual property contribution agreement that granted Motif rights to our intellectual property, subject to mutually agreed upon technical development plans. In return for our contribution of intellectual property and access to our platform, we received shares of common stock in Motif. The initial fair value of our common stock investment in Motif was $65.1 million which has subsequently been reduced to a carrying value of zero as a result of the allocation of losses under our accounting for equity method investments. Motif was capitalized through Series A preferred stock financings that raised approximately $119 million in gross proceeds from an investor group which included certain of our investors, Louis Dreyfus Company and Fonterra Co-operative Group Limited. In June 2021, Motif raised an additional $226 million through a Series B preferred stock financing. Ginkgo also entered into a Technical Development Agreement with Motif under which we provide R&D services in return for cash consideration on a cost-plus fixed margin basis.

Allonnia, LLC

Founded in 2019, Allonnia, LLC (“Allonnia”) was formed to focus on the application of synthetic biology in the waste bioremediation and biorecovery industries. We entered into an intellectual property contribution agreement that granted Allonnia rights to our intellectual property, subject to mutually agreed upon technical development plans. In return for our contribution of intellectual property and access to our platform, we received common units in Allonnia with a right to additional units subject to additional closings of Allonnia’s Series A preferred units. The initial fair value of our common units received in Allonnia was $24.5 million, subsequently increased by $12.7 million in 2021, all of which has been reduced to a carrying value of zero as a result of the allocation of losses under our accounting for equity method investments. Allonnia was capitalized through Series A preferred unit financings that raised approximately $52 million in gross proceeds from an investor group which included certain of our investors and Battelle Memorial Institute. Ginkgo also entered into a Technical Development Agreement with Allonnia under which we provide R&D services in return for cash consideration on a cost-plus fixed margin basis.

Kalo Ingredients, LLC

Founded in 2021, Kalo Ingredients, LLC (“Kalo”) was formed to focus on the application of synthetic biology in the beauty and personal care products industry. In March 2021, we entered into an intellectual property contribution agreement that granted Kalo rights to our intellectual property, subject to mutually agreed upon technical development plans. In return for our contribution of intellectual property and access to our platform, we received common units in Kalo with a right to additional units subject to additional closings of Kalo’s Series A preferred units. The initial fair value of our common units received in Kalo was $11.9 million which has subsequently been reduced to a carrying value of zero as a result of the allocation of losses under our accounting for equity method investments. Kalo was capitalized through a Series A preferred unit financing that raised approximately $77 million in gross proceeds from an investor group which included certain of our investors and industry strategic investors. Ginkgo also entered into a Technical Development Agreement with Kalo under which we will provide R&D services in return for cash consideration on a cost-plus fixed margin basis.

See Notes 8 and 17 of our audited consolidated financial statements included in the Proxy and Notes 7 and 15 of our unaudited condensed consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1 for further details of our investments in and the material terms of our agreements with Joyn, Motif, Allonnia and Kalo.

Structured Partnerships

Structured Partnerships allow Ginkgo to partner with existing entities with complementary assets for high potential synthetic biology applications. Structured Partnerships include:

Genomatica, Inc.

Genomatica, Inc. (“Genomatica”) is a biotechnology company specializing in the development and manufacturing of intermediate and specialty chemicals from both sugar and alternative feedstocks. In 2016 and 2018, we entered into separate preferred stock purchase agreements in which we offered cash and R&D services to Genomatica in exchange for its preferred shares. The initial cost of the investment in Genomatica’s preferred stock was $55.0 million, which is the carrying value of the investment at June 30, 2021 as we account for the investment at historical cost.

Synlogic, Inc.

Synlogic, Inc. (“Synlogic”) is a publicly traded clinical-stage biopharmaceutical company focused on advancing drug discovery and development for synthetic biology-derived medicines. In 2019, we entered into several agreements with Synlogic whereby we purchased Synlogic common shares and warrants to purchase Synlogic common stock and agreed to provide R&D services to Synlogic. At inception, the fair value of the Synlogic equity method investment and warrants was recorded at $35.8 million and $14.4 million, respectively. As of June 30, 2021, the fair value of the Synlogic equity method investment and warrants was $24.7 million and $9.9 million, respectively.

See Notes 8 and 17 of our audited consolidated financial statements included in the Proxy and Note 7 of our unaudited condensed consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1 for further details of our investments in and the material terms of our agreements with Genomatica and Synlogic.

Key Business Metrics

A cell program (or “program”) is the work we do for our customers to enable their product(s) of interest. Programs are defined by a technical development plan. We generally exclude proof-of-concept projects and other exploratory work undertaken on a customer’s behalf from the program count. In the near-term, programs deliver predictable multi-year revenue from platform usage fees. Over the long-term, program growth drives a physical infrastructure scale economic through our Foundry, a data and learning scale economic through our Codebase and accumulation of downstream value share. Our key business metrics comprise New Programs, Current Active Programs, and Cumulative Programs.

	Six Months ended June 30,		LTM[1]	Year ended December 31,
	2021	2020	2021	2020	2019
New Programs	11	9	20	18	16
Current Active Programs	51	42	55	49	36
Cumulative Programs	85	65	85	74	56

[1]	Last 12 Months ended June 30, 2021

New Programs

New Programs represent the number of unique programs commenced within the reporting period. As new programs have multi-year durations, we view this metric as an indication of future Foundry revenue growth.

Current Active Programs

Current Active Programs represent the number of unique programs for which we performed R&D services in the reporting period. We view this metric as an indication of current period and future Foundry revenue.

Cumulative Programs

Cumulative Programs represent the cumulative number of unique programs Ginkgo has commenced. We view this metric as an indication of our competitive advantage and as a leading indicator of the mid- to long-term potential economic value derived from downstream value share arrangements. The cumulative number of programs also contributes to Codebase, which accumulates with each additional program we conduct over time and drives better experimental direction and improves the odds of technical success in current and future programs.

We believe the preceding metrics are important to understand our current business. These metrics may change or be substituted for additional or different metrics as our business develops. For example, as our program mix changes, our data gathering abilities expand or our understanding of key business drivers develops, we anticipate updating these metrics or their definitions to reflect such changes.

Proposed Business Combination Transaction

We entered into the Merger Agreement with Soaring Eagle Acquisition Corp. (“SRNG”) on May 11, 2021. Pursuant to the Merger Agreement, Merger Sub, a newly formed subsidiary of SRNG, will be merged with and into Ginkgo. On September 14, 2021, the SRNG shareholders approved and adopted the Merger Agreement and the other proposals described in SRNG’s definitive proxy statement/prospectus included in SRNG’s registration statement on Form S-4 (File No. 333-256121), which was declared effective by the SEC on August 11, 2021. Upon the consummation of the proposed Business Combination, the separate corporate existence of Merger Sub shall cease, and Ginkgo will survive the merger as a wholly owned subsidiary of SRNG, which will be renamed “Ginkgo Bioworks Holdings, Inc.”

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the guidance in

ASC 805, Business Combinations (“ASC 805”), SRNG is expected to be treated as the “acquired” company for accounting and financial reporting purposes. We expect to be deemed the accounting predecessor of the combined business, and Ginkgo, as the parent company of the combined business, will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to have a significant impact on our future reported financial position and results of operations as a consequence of the reverse recapitalization. The most significant changes in Ginkgo’s future reported financial position and results of operations are expected to be an estimated net increase in cash (as compared to our unaudited condensed consolidated balance sheet as of June 30, 2021) of between approximately $1,250 million, assuming maximum shareholder redemptions permitted under the Merger Agreement, and $2,500 million, assuming no shareholder redemptions. Each redemption scenario includes approximately $775 million in proceeds from the private placement (“PIPE Investment”) to be consummated substantially simultaneously with the closing of the Business Combination, but excludes additional transaction costs for the Business Combination. The estimated transaction costs for the Business Combination are approximately $135 million, of which $60 million represents deferred underwriter fees related to SRNG’s initial public offering. See Exhibit 99.2 attached to this Current Report on Form 8-K.

As a result of the Business Combination, we expect to become the successor to an SEC-registered and publicly-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Potential Modification of Equity Awards in Connection with Proposed Business Combination Transaction

Our restricted stock units have been granted with both a service-based vesting condition and a performance- based vesting condition. We have historically not recognized any stock-based compensation expense associated with these awards as the achievement of the performance condition associated with the restricted stock units include a change in control or an initial public offering (both as defined in the underlying award agreement) that was not deemed probable of occurring. As a result, a significant amount of stock-based compensation expense related to the restricted stock units remains unrecognized as of June 30, 2021.

The Business Combination does not meet the performance condition required for the vesting of our outstanding restricted stock units. In contemplation of the Business Combination, we may modify the vesting conditions to allow for those restricted stock units to vest. If modified, we will assess the accounting implications in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”), which will likely require us to remeasure the affected awards at the date of modification. We anticipate a substantial increase to stock-based compensation following any such modification.

Components of Results of Operations

Revenue

Foundry Revenue

We generate Foundry revenue through the execution of license and collaboration agreements whereby customers obtain license rights to our proprietary technology and intellectual property for use in the development and commercialization of engineered organisms and derived products. Under these agreements, we typically provide R&D services for cell programming with the goal of producing an engineered cell that meets a mutually agreed specification. Our customers obtain license rights to the output of our services, which are primarily the optimized strains or cell lines, in order to manufacture and commercialize products derived from that licensed strain or cell line. Generally, the terms of these agreements provide that we receive some combination of: (1) Foundry usage fees in the form of (i) upfront payments upon consummation of the agreement or other fixed payments, (ii) reimbursement for costs incurred for R&D services and (iii) milestone payments upon the achievement of specified technical criteria, plus (2) downstream value share payments in the form of (iv) milestone payments upon the achievement of specified commercial criteria, (v) royalties on sales of products from or comprising engineered organisms arising from the collaboration or licensing agreement and (vi) royalties related to cost of goods sold reductions realized by our customers. For the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, royalties did not comprise a material amount of our revenue.

Foundry revenue includes transactions with Platform Ventures (Motif, Joyn, Allonnia and Kalo) as well as other Structured Partnerships (Genomatica and Synlogic) where, as part of these transactions, we received an equity interest in such entities. Specifically related to the Platform Ventures, in these transactions, we received upfront non-cash consideration in the form of common equity interests in these entities, while the Platform Ventures each received cash equity investments from industry-leading strategic partners and financial investors. We view the upfront non-cash consideration as prepayments for licenses which will be granted in the future as we complete mutually agreed upon technical development plans. In these instances, we also receive cash payments for our costs incurred for the R&D services performed by us, plus a margin. We are not compensated through additional milestone or royalty payments under these arrangements. Our transactions with Genomatica and Synlogic included the purchase of equity securities and the provision of R&D services. As we perform R&D services under the mutually agreed upon development plans, we recognize a reduction in the prefunded obligation based on a cost incurred, plus margin. Because of our equity holdings in these entities, each is considered as a related party. These arrangements are further described in Notes 8, 17 and 21 of our audited consolidated financial statements included in the Proxy and in Notes 7, 8, 15 and 17 of our unaudited condensed consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1.

Downstream value share in the form of equity interest appreciation is not recognized as revenue but is expected to contribute to future cash flows upon liquidation, the amount and timing of which is inherently unpredictable. Equity investees are accounted for as equity method investments or cost method investments.

Biosecurity Revenue

In the second quarter of 2020, in response to the COVID-19 pandemic, we launched our commercial offering of COVID-19 testing products and services for businesses, academic institutions, and other organizations in which we generate product and service revenue. We generate product revenue through the sale of lateral flow assay (“LFA”) diagnostic test kits which we sell to our customers on a standalone basis. We generate service revenue through the sale of our end-to-end COVID-19 testing services which consist of multiple promised goods and services including sample collection kits, physician authorizations, onsite test administration, outsourced laboratory polymerase chain reaction (“PCR”) analysis, and access to results reported through a web-based portal.

Generally, the terms of these agreements provide that we receive compensation: (i) upon delivery of diagnostic test kits when no service is provided and (ii) when services are included, upon the reporting of results to the customer.

Beginning in the first quarter of 2021, we launched our pooled testing initiative which focuses on providing end-to-end COVID-19 testing and reporting services to groups of individuals. We are currently offering pooled testing services for K-12 schools across the United States; however, we believe that pooled testing services may have a strong value proposition in other use cases including large employers, universities, travel hubs and other congregate settings as it provides a convenient and cost-effective testing option to our customers.

For the remainder of 2021, we expect that our Biosecurity revenue mix will transition away from product (LFA test kits) revenue to primarily service (individual and pooled PCR testing) revenue.

Costs and Operating Expenses

Cost of Biosecurity Product Revenue

Cost of Biosecurity product revenue consists of costs associated with the sale of LFA diagnostic test kits, which includes costs incurred to purchase test kits from third parties, as well as shipping, handling and insurance costs.

Cost of Biosecurity Service Revenue

Cost of Biosecurity service revenue consists of costs associated with the provision of our end-to-end COVID-19 testing services, which includes costs incurred to provide sample collection kits, physician authorizations, onsite test administration, outsourced laboratory PCR analysis, access to results reported through our proprietary web-based portal and reporting of results to public health authorities.

Research and Development Expenses

The nature of our business, and primary focus of our activities, generates a significant amount of R&D expenses. R&D expenses represent costs incurred by us for the following:

•	development, operation, expansion and enhancement of our Foundry and Codebase; and

•	development of new offerings, such as Biosecurity.

The activities above incur the following expenses:

•	laboratory supplies, consumables and related services provided under agreements with third parties and in-licensing arrangements;

•	personnel compensation and benefits; and

•	rent, facilities, depreciation, software, professional fees and other direct and allocated overhead expenses.

We expense R&D costs as incurred. As we grow our active programs and customer base and invest in our Foundry and Codebase, we anticipate that our R&D expenses will continue to increase. The nature, timing, and estimated costs required to support our growth will be dependent on advances in technology, our ability to attract new customers and the rate of market penetration within our existing customer industries.

General and Administrative Expenses

General and administrative (“G&A”) expenses consist primarily of costs for personnel in executive, business development, finance, human resources, legal and other corporate administrative functions. G&A expenses also include legal fees incurred relating to corporate, intellectual property and patent matters, professional fees incurred for accounting, auditing, tax and administrative consulting services, insurance costs, and facility-related costs not otherwise included in R&D expenses.

We expect our G&A expenses will continue to increase as we pursue organic and inorganic growth initiatives. The increases will likely relate to additional personnel, system costs and increased costs related to finance and legal matters, along with increased expenses related to operating as a publicly traded company, such as fees related to audit, legal and tax services, regulatory compliance programs and investor relations.

Interest Income

Interest income consists primarily of interest earned on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest related to our lease financing obligation.

Loss on Equity Method Investments

Loss on equity method investments includes our share of losses from certain of our equity method investments under the Hypothetical Liquidation at Book Value (“HLBV”) method and the change in fair value of our equity method investment under which we have elected to account for under the fair value option.

Gain (Loss) on Investments

Gain (loss) on investments includes the change in fair value of our warrant to purchase Synlogic common stock under which we have elected to account for under the fair value option.

Other Income, net

Other income, net primarily consists of income generated from achieving milestones under our agreement with the National Institutes of Health (“NIH”), gains related to payments made by Amyris, Inc. (“Amyris”) under a settlement agreement, a gain on the termination of our collaboration arrangement with Glycosyn, LLC (“Glycosyn”) and the change in fair value of our convertible notes with Access Bio, Inc. (“Access Bio”) and promissory note with Glycosyn under which we have elected to account for under the fair value option.

Provision for Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our audited consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For all periods presented, we have recorded a valuation allowance against the deferred tax assets that are not expected to be realized.

We account for uncertain tax positions using a more-likely-than-not threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors, including, but not limited to, changes in the law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

As of December 31, 2020, we had federal net operating loss carryforwards of approximately $347.8 million, of which $139.2 million begin to expire in 2029. We have approximately $208.6 million of federal net operating loss carryforwards as of December 31, 2020 that can be carried forward indefinitely. As of December 31, 2020, we had state net operating loss carryforwards of approximately $282.8 million, of which $278.3 million begin to expire in 2029. We have approximately $4.5 million of state net operating losses as of December 31, 2020 that can be carried forward indefinitely.

Income taxes are determined at the applicable tax rates adjusted for non-deductible expenses, R&D tax credits and other permanent differences. Our income tax provision may be significantly affected by changes to our estimates.

Net Loss Attributable to Non-Controlling Interest

Net loss attributable to non-controlling interest is the result of minority investments in Cooksonia, which is the holding company for our investment in Joyn, in which we have a controlling financial interest, and consists of the portion of net loss of Cooksonia that is not attributable to us.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 and 2020

The following table summarizes our unaudited condensed consolidated statements of operations for each period presented:

	Six Months Ended June 30,
(in thousands)	2021	2020	Change
Foundry revenue (includes related party revenue of $23,622 and $22,514, respectively)	$44,096	$31,297	$12,799
Biosecurity revenue:
Product	6,130	—	6,130
Service	37,507	—	37,507

Total revenue	87,733	31,297	56,436

Costs and operating expenses:
Cost of Biosecurity product revenue	11,755	—	11,755
Cost of Biosecurity service revenue	29,055	—	29,055
Research and development	111,616	62,506	49,110
General and administrative	52,367	15,517	36,850

Total operating expenses	204,793	78,023	126,770

Loss from operations	(117,060)	(46,726)	(70,334)
Other expense, net:
Interest income	220	2,247	(2,027)
Interest expense	(1,173)	(1,203)	30
Loss on equity method investments	(22,001)	(5,401)	(16,600)
Gain (loss) on investments	4,408	(1,401)	5,809
Other income, net	5,774	161	5,613

Total other expense, net	(12,772)	(5,597)	(7,175)

Loss before income taxes	(129,832)	(52,323)	(77,509)
Income tax (benefit) provision	(590)	1,875	(2,465)

Net loss and comprehensive loss	(129,242)	(54,198)	(75,044)
Net loss and comprehensive loss attributable to non-controlling interest	(1,732)	(568)	(1,164)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(127,510)	$(53,630)	$(73,880)

Foundry Revenue

Foundry revenue was $44.1 million for the six months ended June 30, 2021 and $31.3 million for the six months ended June 30, 2020. The increase of $12.8 million in Foundry revenue was primarily attributable to the progress of programs with existing and new customers. Revenue from equity investees (Platform Ventures and Structured Partnerships) increased from $22.5 million for the six months ended June 30, 2020 to $23.6 million for the six months ended June 30, 2021. See Note 17 of our unaudited condensed consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1 for additional information related to transactions with related parties.

The total number of Current Active Programs increased from 42 in the six months ended June 30, 2020 to 51 in the six months ended June 30, 2021 across 25 customers. In the six months ended June 30, 2021, 11 New Programs commenced. Cumulative Programs were 85 as of June 30, 2021 and 65 as of June 30, 2020.

While downstream value share revenue was immaterial for the six months ended June 30, 2021 and 2020, as we increase Cumulative Programs and to the extent our customers successfully commercialize products built on our platform, downstream value share is expected to comprise a larger proportion of Foundry revenue. Downstream value share in the form of equity interest appreciation is not recognized as revenue but is expected to contribute to future cash flows upon liquidation, the amount and timing of which is inherently unpredictable. Equity investees are accounted for as equity method investments or cost method investments.

Biosecurity Revenue

Biosecurity revenue was $43.6 million for the six months ended June 30, 2021, which consisted of $6.1 million of product revenue from sales of our LFA diagnostic test kits and $37.5 million of service revenue from our end-to-end COVID-19 testing services. No Biosecurity revenue was recognized during the six months ended June 30, 2020. The amount and components of Biosecurity revenue are dependent on the demand for COVID-19 related testing services which is uncertain in 2021 and beyond. For the remainder of 2021, we expect that our Biosecurity revenue mix will transition away from product (LFA test kits) revenue to primarily service (individual and pooled PCR testing) revenue.

Cost of Biosecurity Product and Service Revenue

Cost of Biosecurity product and service revenue was $40.8 million for the six months ended June 30, 2021. No cost of Biosecurity product and service revenue was incurred during the six months ended June 30, 2020. During the six months ended June 30, 2021, we incurred $11.8 million of product costs associated with purchases of LFA diagnostic test kits and $29.0 million of service costs related to our end-to-end COVID-19 testing services.

Research and Development Expenses

Research and development expenses were $111.6 million for the six months ended June 30, 2021 and $62.5 million for the six months ended June 30, 2020. The increase of $49.1 million was primarily attributable to increases in personnel-related compensation and benefits expense of $14.3 million, laboratory supplies and related third-party services expense of $9.4 million and professional fees of $5.5 million. The remaining increase was attributed to rent, facilities, depreciation, software and other direct and allocated overhead expenses. Increases in research and development expenses supported the Foundry operations, enhancements of Foundry and Codebase and development of our Biosecurity offering.

General and Administrative Expenses

General and administrative expenses were $52.4 million for the six months ended June 30, 2021 and $15.5 million for the six months ended June 30, 2020. The increase of $36.9 million was primarily attributable to increases in personnel-related compensation and benefits expense of $24.3 million, of which $14.4 million was stock-based compensation expense related to a stock option grant, professional fees of $6.2 million, office supplies, technology and software of $3.0 million, and rent and facilities expenses of $1.5 million. The remaining increase was attributed to marketing and other overhead expenses. Increases in general and administrative expenses supported the growth of Foundry and Biosecurity revenue and activities related to public company readiness.

Interest Income

Interest income was $0.2 million for the six months ended June 30, 2021 and $2.2 million for the six months ended June 30, 2020. The decrease of $2.0 million was primarily attributable to a decrease in interest rates and balance of our cash held in money market accounts.

Interest Expense

Interest expense was $1.2 million for the six months ended June 30, 2021 and 2020. There was no change in interest expense between the periods as the expense incurred related to our lease financing obligation remained largely unchanged.

Loss on Equity Method Investments

Loss on equity method investments was $22.0 million for the six months ended June 30, 2021, which was primarily attributable to our equity method investments in Joyn, Allonnia, Synlogic and Kalo, and $5.4 million for the six months ended June 30, 2020, which was primarily attributable to our equity method investments in Joyn and Synlogic. The fair value of the equity we received in Kalo of $11.9 million during the six months ended June 30, 2021, which represented the initial carrying value of our equity method investment in Kalo, was reduced to zero during the period as a result of the application of the HLBV method. The fair value of the additional equity we received in Allonnia of $12.7 million during the six months ended June 30, 2021 was reduced to zero during the period as a result of the application of the HLBV method. Under the HLBV method, we absorb losses as a common unit holder prior to preferred unit holders due to a substantive profit-sharing agreement where the preferred unit holders receive preferential distribution rights. Because we have no commitment to fund the losses of Kalo or Allonnia, no further losses on these equity method investments were recognized during the six months ended June 30, 2021. The loss of $33.0 million on equity method investments during the six months ended June 30, 2021 was partially offset by a $11.0 million gain on Synlogic common stock, which we have elected to account for under the fair value option and which resulted from an increase in the stock price of Synlogic during the six months ended June 30, 2021.

Gain (Loss) on Investments

Gain on investments was $4.4 million for the six months ended June 30, 2021, compared to a loss of $1.4 million for the six months ended June 30, 2020. The change of $5.8 million was attributable to the change in fair value of our warrant to purchase Synlogic common stock, which we have elected to account for under the fair value option, and which resulted from an increase in the stock price of Synlogic during the six months ended June 30, 2021.

Other Income, net

Other income was $5.8 million for the six months ended June 30, 2021, compared to $0.2 million of income for the six months ended June 30, 2020. The increase of $5.6 million was primarily attributable to a $4.4 million gain resulting from the change in fair value of our Access Bio convertible notes, a $0.5 million increase in payments received under our settlement agreement with Amyris and $0.7 million of income from the sale of lab supplies.

Net Loss Attributable to Non-Controlling Interest

Net loss attributable to non-controlling interest was $1.7 million for the six months ended June 30, 2021 and $0.6 million for the six months ended June 30, 2020. The increase of $1.1 million was related to the attribution of losses related to the minority investors’ equity interest in Cooksonia, associated with Cooksonia’s investment in Joyn.

Comparison of the Years Ended December 31, 2020 and 2019

The following table summarizes our consolidated statements of operations for each period presented:

	Year Ended December 31,
(in thousands)	2020	2019	Change

Foundry revenue (includes related party revenue of $42,535 and $35,268, respectively)	$59,221	$54,184	$5,037
Biosecurity revenue:
Product	8,707	—	8,707

Service	8,729	—	8,729

Total revenue	76,657	54,184	22,473

Costs and operating expenses:

Cost of Biosecurity product revenue	6,705	—	6,705

Cost of Biosecurity service revenue	8,906	—	8,906

Research and development	159,767	96,299	63,468

General and administrative	38,306	29,483	8,823

Total operating expenses	213,684	125,782	87,902

Loss from operations	(137,027)	(71,598)	(65,429)

Other income (expense), net:

Interest income	2,582	5,756	(3,174)

Interest expense	(2,385)	(2,421)	36

Loss on equity method investments	(3,059)	(46,936)	43,877

Loss on investments	(1,070)	(7,797)	6,727

Other income, net (includes $721 and $1,794, respectively, from related parties)	16,125	3,161	12,964

Total other income (expense), net	12,193	(48,237)	60,430

Loss before provision for income taxes	(124,834)	(119,835)	(4,999)

Provision for income taxes	1,889	22	1,867

Net loss	(126,723)	(119,857)	(6,866)

Net loss attributable to non-controlling interest	(114)	(530)	416

Net loss attributable to Ginkgo Bioworks, Inc. stockholders	$(126,609)	$(119,327)	$(7,282)

Foundry Revenue

Foundry revenue was $59.2 million for the year ended December 31, 2020 and $54.2 million for the year ended December 31, 2019. The increase of $5.0 million in Foundry revenue was primarily attributable to the progress of programs with existing and new customers, which was offset by lower utilization of services due to the temporary impact the COVID-19 pandemic had on our Foundry and new business development.

Beginning in 2017, Ginkgo’s commercial growth strategy expanded to include Platform Ventures (Joyn, Motif and Allonnia) and Structured Partnerships (Genomatica and Synlogic). Revenue from equity investees increased from $35.3 million in 2019 to $42.5 million in 2020 and has contributed to greater end market diversification. See Note 21 of our audited consolidated financial statements included in the Proxy for additional information related to transactions with related parties.

The total number of Current Active Programs increased from 36 in 2019 to 49 in 2020 across 22 customers In 2020, 18 New Programs were commenced. Cumulative Programs increased from 56 in 2019 to 74 in 2020. While downstream value share revenue was immaterial for the years ended December 31, 2020 and 2019, as we increase Cumulative Programs and to the extent our customers successfully commercialize products built on our platform, downstream value share is expected to comprise a larger proportion of Foundry revenue. Downstream value share in the form of equity interest appreciation is not recognized as revenue but is expected to contribute to future cash flows upon liquidation, the amount and timing of which is inherently unpredictable. Equity investees are accounted for as equity method investments or cost method investments.

Biosecurity Revenue

Biosecurity revenue was $17.4 million for the year ended December 31, 2020, which consisted of $8.7 million of product revenue and $8.7 million of service revenue that we recognized in connection with sales of our LFA diagnostic test kits and end-to-end COVID-19 testing services. No Biosecurity revenue was recognized during the year ended December 31, 2019. The amount and components of Biosecurity revenue are dependent on the demand for COVID-19 related testing services which is uncertain in 2021 and beyond.

Cost of Biosecurity Product and Service Revenue

Cost of Biosecurity product and service revenue was $15.6 million for the year ended December 31, 2020. No cost of Biosecurity product and service revenue was incurred during the year ended December 31, 2019. During the year ended December 31, 2020, we incurred $6.7 million of product costs associated with purchases of LFA diagnostic test kits and $8.9 million of service costs related to our end-to-end COVID-19 testing services.

Research and Development Expenses

Research and development expenses were $159.8 million for the year ended December 31, 2020 and $96.3 million for the year ended December 31, 2019. The increase of $63.5 million was primarily attributable to increases in laboratory supplies and related third-party services expense of $31.1 million, personnel-related compensation and benefits expense of $13.2 million, and professional fees of $5.3 million. The remaining increase was attributed to rent, facilities, depreciation, software and other direct and allocated overhead expenses. Increases in research and development expenses supported the Foundry operations, enhancements of Foundry and Codebase, and development of our Biosecurity offering.

General and Administrative Expenses

General and administrative expenses were $38.3 million for the year ended December 31, 2020 and $29.5 million for the year ended December 31, 2019. The increase of $8.8 million was primarily attributable to increases in professional fees of $4.8 million and personnel-related compensation and benefits expense of $2.7 million. Increases in general and administrative expenses supported the growth of Foundry and Biosecurity revenue and activities related to public company readiness.

Interest Income

Interest income was $2.6 million for the year ended December 31, 2020 and $5.8 million for the year ended December 31, 2019. The decrease of $3.2 million was primarily attributable to a decrease in interest rates on our cash held in money market accounts.

Interest Expense

Interest expense was $2.4 million for each of the years ended December 31, 2020 and 2019. There was no change in interest expense between the periods as the expense incurred related to our lease financing obligation remained largely unchanged.

Loss on Equity Method Investments

Loss on equity method investments was $3.1 million for the year ended December 31, 2020, which was primarily attributable to our equity method investments in Synlogic, and $46.9 million for the year ended December 31, 2019, which was primarily related to the loss on our equity method investments in Synlogic and Allonnia recognized during the year ended December 31, 2019. The fair value of the equity we received in Allonnia of $24.5 million during the year ended December 31, 2019, which represented the initial carrying value of our equity method investment in Allonnia, was reduced to zero during the period as a result of the application of the HLBV method. Under the HLBV method, we absorb losses as a common unit holder prior to preferred unit holders due to a substantive profit-sharing agreement where the preferred unit holders receive preferential distribution rights. Because we have no commitment to fund the losses of Allonnia, no further losses on this equity method investment were recognized during 2020. The decrease in the loss on the Synlogic equity method investment, which we have elected to account for under the fair value option, resulted from a more significant decrease in the stock price of Synlogic during 2019 as compared to 2020.

Loss on Investments

Loss on investments was $1.1 million for the year ended December 31, 2020 and $7.8 million for the year ended December 31, 2019. The decrease of $6.7 million was attributable to a decrease in the change in fair value of our warrant to purchase Synlogic common stock, which we have elected to account for under the fair value option, which resulted from a more significant decrease in the stock price of Synlogic during 2019 as compared to 2020.

Other Income, net

Other income, net was $16.1 million for the year ended December 31, 2020 and $3.2 million for the year ended December 31, 2019. The increase of $12.9 million was primarily attributable to an increase in the payments received under our settlement agreement with Amyris of $6.7 million and the achievement of milestones under our agreement with the NIH during the year ended December 31, 2020 of $6.6 million, partially offset by a decrease of $1.5 million from the gain on the termination of our collaboration arrangement with Glycosyn during the year ended December 31, 2019.

Net Loss Attributable to Non-Controlling Interest

Net loss attributable to non-controlling interest was $0.1 million for the year ended December 31, 2020 and $0.5 million for the year ended December 31, 2019. The decrease of $0.4 million was related to the attribution of losses related to the minority investors’ equity interest in Cooksonia, associated with Cooksonia’s investment in Joyn.

Non-GAAP Information

In addition to our results determined in accordance with U.S. GAAP, we believe that EBITDA and Adjusted EBITDA, each non-GAAP financial measures, are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

We define EBITDA as net loss attributable to Ginkgo Bioworks, Inc. stockholders before the impact of interest income, interest expense, provision for income taxes and depreciation and amortization.

We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation expense, gain or loss on equity method investments, gain or loss on investments and other income and expenses. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing activities, investing activities, and certain non-cash charges and other items. Adjusted EBITDA includes non-cash adjustments such as stock-based compensation, gain or loss on equity method investments, gain or loss on the fair value measurements of our investments and other items such as adjustment related to the gain on the termination of our collaboration agreement with Glycosyn. Adjusted EBITDA also considers cash components which are not part of our ongoing operating results, such as gains related to settlement payments from Amyris and certain funding received from NIH to invest in our Biosecurity development related to the COVID-19 pandemic. We believe Adjusted EBITDA, although not a replacement for financial performance measures reported under U.S. GAAP, provides investors with a means to compare our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may generate future income or incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by future income or future expenses similar to those excluded when calculating these measures. Our computation of these measures, especially Adjusted EBITDA, may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss attributable to Ginkgo Bioworks, Inc. stockholders to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss attributable to Ginkgo Bioworks, Inc. stockholders to EBITDA and Adjusted EBITDA for the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019, respectively:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019
Net loss attributable to Ginkgo Bioworks, Inc. stockholders	$(127,510)	$(53,630)	$(126,609)	$(119,327)
Interest income	(220)	(2,247)	(2,582)	(5,756)
Interest expense	1,173	1,203	2,385	2,421
Income tax (benefit) provision	(590)	1,875	1,889	22
Depreciation and amortization	12,794	6,333	13,864	10,755

EBITDA	(114,353)	(46,466)	(111,053)	(111,885)
Stock-based compensation	14,637	240	476	771
Loss on equity method investments(1)	20,269	4,833	2,945	46,406
(Gain) loss on investments(2)	(4,408)	1,401	1,070	7,797
Other(3)	(4,831)	(36)	(14,860)	(3,118)

Adjusted EBITDA	(88,686)	(40,028)	(121,422)	(60,029)

(1)

For the six months ended June 30, 2021 and 2020, includes i) losses on equity method investments under the HLBV method of $33.0 million and $1.9 million, respectively, net of losses attributable to non- controlling interests and ii) gain (loss) on equity method investment under the fair value option of $11.0 million and $(3.5) million, respectively. For the years ended December 31, 2020 and 2019, includes i) losses on equity method investments under the HLBV method of $0.4 million and $27.5 million, respectively, net of losses attributable to non-controlling interests and ii) loss on equity method investment under the fair value option of $2.7 million and $19.4 million, respectively.

(2)	Includes (gain) loss on the change in fair value of our warrant to purchase Synlogic common stock, which we have elected to account for under the fair value option.
(3)

For the six months ended June 30, 2021 includes $0.5 million received pursuant to our settlement agreement with Amyris and a $4.4 million mark-to-market adjustment on Access Bio convertible notes. For the six months ended June 30, 2020, includes payment received pursuant to our settlement agreement with Amyris. For the year ended December 31, 2020, includes $6.6 million in income generated through our agreement with the National Institutes of Health (“NIH”) and $8.3 million received pursuant to our settlement agreement with Amyris. For the year ended December 31, 2019, includes $1.6 million received pursuant to our settlement agreement with Amyris and a $1.5 million gain on the termination of our collaboration arrangement with Glycosyn.

Liquidity and Capital Resources

Since our formation in 2008, we have incurred significant operating losses. Net losses attributable to us were $127.5 million for the six months ended June 30, 2021 and $126.6 million for the year ended December 31, 2020. As of June 30, 2021 our accumulated deficit was $595.4 million. We expect to continue to incur significant expenses and operating losses for the foreseeable future.

We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:

•	continue our R&D, activities under existing and new programs and further invest in our Foundry and Codebase;

•	hire additional personnel and secure facilities to support our expanding R&D efforts;

•	develop and expand our offerings, including Biosecurity;

•	upgrade and expand our operational, financial and management systems and support our operations;

•	acquire companies, assets or intellectual property that advance our company objectives;

•	maintain, expand, and protect our intellectual property; and

•	incur additional costs associated with operating as a public company.

Sources of Liquidity

Since our inception, our sources of liquidity have been predominantly from proceeds from equity offerings, convertible notes offerings, payments received for R&D services under license and collaboration arrangements; including those received on an upfront basis and upon accomplishment of milestones, payments received from Biosecurity product sales and services provided, and government grants. As of June 30, 2021, we had cash and cash equivalents of $235.9 million which we believe will be sufficient to enable us to fund our projected operations through at least the next 12 months from the date of the filing of the Proxy. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. The net proceeds from the Business Combination and PIPE Investment will provide a further source of liquidity.

Until required for use in our business, we typically invest our cash in money market funds that are highly liquid and readily convertible to cash. We attempt to minimize the risks related to our cash and cash equivalents by maintaining balances in accounts only with accredited financial institutions and, consequently, we do not believe we are subject to unusual credit risk beyond the normal credit risk associated with ordinary commercial banking relationships.

Until we can generate sufficient revenue from customers, we expect to finance future cash needs through public or private equity or debt offerings and potential future license and collaboration arrangements from which we receive upfront fees, milestone payments and other forms of consideration. Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may significantly delay, scale back, or discontinue the development of our proprietary platform. If we raise additional funds through the issuance of additional equity or debt securities, it could result in dilution to our existing stockholders or increased fixed payment obligations, and any such securities may have rights senior to those of our common stock. If we incur indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise funds through strategic collaborations or licensing arrangements with third parties, we may have to relinquish valuable rights to our proprietary technologies, future revenue streams, research programs, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit or terminate our efforts to develop our proprietary platform, which could have adverse impact on our business and financial prospects.

Cash Flows

The following table provides information regarding our cash flows for each period presented:

	Six Month Ended June 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019
Net cash (used in) provided by:
Operating activities	$(83,042)	$(51,221)	$(135,830)	$(44,663)
Investing activities	(46,977)	(9,730)	(67,121)	(74,602)
Financing activities	(2,556)	68,237	90,318	410,385

Net (decrease) increase in cash, cash equivalents and restricted cash	$(132,575)	$7,286	$(112,633)	$291,120

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021 consisted of net loss of $129.2 million, offset by a net change in our operating assets and liabilities of $5.6 million and non-cash adjustments of $40.6 million. The net change in our operating assets and liabilities was primarily due to a decrease in prepaid expenses and other current assets of $4.9 million and an increase in accrued expenses and other current liabilities of $19.1 million, partially offset by an increase in accounts receivable of $2.9 million, an increase in accounts receivable, net from related parties of $3.6 million, a decrease in accounts payable of $7.3 million and a decrease in deferred revenue, current and non-current of $6.1 million. Non-cash adjustments primarily consisted of depreciation and amortization of $12.8 million, stock-based compensation expense of $14.6 million and loss on equity method investments of $22.0 million, partially offset by a gain on investments of $4.4 million and a gain on change in fair value of loans receivable of $4.4 million.

Net cash used in operating activities for the six months ended June 30, 2020 consisted of net loss of $54.2 million and a net change in our operating assets and liabilities of $10.3 million, offset by non-cash adjustments of $13.3 million. The net change in our operating assets and liabilities was primarily due to a decrease in current and non-current deferred revenue of $14.3 million and a decrease in accrued expenses and other current liabilities of $3.4 million, partially offset by a decrease in accounts receivable of $2.1 million, a decrease in other non-current assets of $2.4 million, an increase in accounts payable of $1.4 million and an increase in other non-current liabilities of $1.9 million. Non-cash adjustments primarily consisted of depreciation and amortization of $6.3 million, loss on equity method investments of $5.4 million and loss on investments of $1.4 million.

Net cash used in operating activities for the year ended December 31, 2020 consisted of net loss of $126.7 million and a net change in our operating assets and liabilities of $26.5 million, offset by non-cash adjustments of $17.4 million. The net change in our operating assets and liabilities was primarily due to a decrease in current and non-current deferred revenue of $19.4 million, an increase in accounts receivable and accounts receivable from related parties of $14.2 million and an increase in prepaid expenses and other current assets of $11.4 million, partially offset by an increase in accounts payable of $7.0 million and an increase in accrued expenses and other current liabilities of $8.7 million. Non-cash adjustments primarily consisted of depreciation and amortization of $13.9 million, loss on equity method investments of $3.1 million and loss on investments of $1.1 million, partially offset by changes in the fair value of loans receivable of $1.1 million.

Net cash used in operating activities for the year ended December 31, 2019 consisted of net loss of $119.9 million, offset by a net change in our operating assets and liabilities of $10.6 million and non-cash adjustments of $64.6 million. The net change in our operating assets and liabilities was primarily due to an increase in non-current deferred rent of $9.1 million, an increase in current and non-current deferred revenue of $4.9 million, an increase in accrued expenses and other current liabilities of $4.2 million, partially offset by an increase in prepaid expenses and other current assets of $4.0 million and an increase in other non-current assets of $2.4 million. Non-cash adjustments primarily consisted of loss on equity method investments of $46.9 million, depreciation and amortization of $10.8 million and loss on investments of $7.8 million, partially offset by the gain on the termination of our collaboration arrangement with Glycosyn of $1.5 million.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2021 primarily consisted of purchases of property and equipment of $46.0 million associated with Foundry capacity and capability investments.

Net cash used in investing activities for the six months ended June 30, 2020 primarily consisted of purchases of property and equipment of $9.7 million associated with Foundry capacity and capability investments.

Net cash used in investing activities for the year ended December 31, 2020 primarily consisted of purchases of property and equipment of $57.8 million, including costs associated with Foundry capacity and capability investments and purchase of Access Bio’s convertible notes of $10.0 million.

Net cash used in investing activities for the year ended December 31, 2019 primarily consisted of purchases of property and equipment of $22.2 million and $50.1 million of cash paid for our investment in Synlogic.

Financing Activities

Net cash used in financing activities for the six months ended June 30, 2021 primarily consisted of principal payments on capital lease obligations and payments of deferred offering costs.

Net cash used in financing activities for the six months ended June 30, 2020 primarily consisted of net proceeds from the issuance of our Series E convertible preferred stock.

Net cash provided by financing activities for the year ended December 31, 2020 primarily consisted of the net proceeds from the issuance of our Series E convertible preferred stock.

Net cash provided by financing activity for the year ended December 31, 2019 primarily consisted of the net proceeds from the issuance of convertible promissory notes and Series E convertible preferred stock.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of December 31, 2020 and the effects that such obligations are expected to have on our liquidity and cash flows in future periods:

		Payments Due by Period
(in thousands)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Drydock leases(1)	$124,812	$10,224	$24,074	$27,458	$63,056
Operating leases, excluding Drydock leases(2)	56,276	6,464	16,220	17,001	16,591
Capital leases(3)	840	500	340	—	—
Purchase obligations(4)	96,500	10,000	29,625	35,000	21,875

Total contractual cash obligations	$278,428	$27,188	$70,259	$79,459	$101,522

(1)

We lease building space at 21, 23, 25 and 27 Drydock Avenue in Boston, Massachusetts where our primary operations are located. The non-cancelable operating leases each expire in January 2030 with options to extend each of the leases for one five-year period at then-market rates. The amounts reflected in the table above represent the minimum rental commitments under the non-cancelable operating leases and do not include the optional extensions.

(2)

We have various non-cancelable operating lease and sublease agreements for office and lab space in Boston and Cambridge, Massachusetts and Emeryville, California; which expire at various times through September 2030, subject to certain extension options. The amounts reflected in the table above represent the minimum rental commitments under the non-cancelable operating leases and do not include the optional extensions.

(3)	We have various capital leases for lab equipment used in our R&D activities which expire at various times through November 2023.
(4)

The amounts represent non-cancelable fixed payment obligations under our collaboration agreement with Berkeley Lights, Inc. For the purposes of the above table, due to the differences in timing of the contract years relative to the calendar year, we have assumed that these costs will be incurred ratably over the respective contract years. Refer to Note 11 of our audited consolidated financial statements appearing in the Proxy for additional details.

Under our license and collaboration agreements, we are committed to providing certain R&D services related to license rights to our proprietary technology and intellectual property granted to our customers. The expenses we expect to incur as part of our commitments under our license and collaboration agreements, a portion of which are subject to reimbursement from our customers, are not included in the above table as they are contingent upon the occurrence of future events and the timing and likelihood of such potential expenses are not known with certainty.

In March 2018, we entered into a non-cancelable supply agreement with Twist Bioscience Corporation (“Twist”). Pursuant to the supply agreement, we are required to purchase certain products at specified volumes on a quarterly basis over a four-year term. To the extent we fail to meet our quarterly minimum purchase obligations, we are required to pay a fee per unit of shortfall. The products we may purchase that contribute toward achieving the quarterly minimum purchase obligation can vary based on our discretion, subject to advance notice provided to Twist. Our quarterly minimum purchase obligation may be adjusted for the following reasons: (i) due to a lack of availability of certain products for purchase in a given quarter; (ii) due to a lack of certain features available; (iii) delays in shipments over two consecutive quarters beyond the agreed upon lead times; and (iv) if the average yield of certain products measured over two consecutive quarters is greater than a specified yield. We receive volume discounts on purchases based on specified volume thresholds over the term of the supply agreement. Additionally, we receive a discount on each order of certain products, dependent upon the volume of certain other products we purchase in a given order. Refer to Note 11 of our consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1 for additional details. As of December 31, 2020, we have incurred approximately $27.1 million under our supply agreement with Twist. We have budgeted approximately $15.0 million as of December 31, 2020 for purchases to be made during the year ended December 31, 2021. We have excluded the cash payments from the table above as the expected timing and amount of our future obligation is uncertain.

In April 2021, we entered into a lease consisting of approximately 152,000 square feet of office and laboratory space being developed in Boston, Massachusetts. The lease commencement date is estimated to be June 1, 2024, subject to certain extensions, and expires on the fifteenth anniversary of the lease commencement date. Annual base rent for the first lease year will be approximately $12.9 million, subject to annual rent increases over the term of the lease. The lease includes one option to extend the lease for ten years at then-market rates, subject to certain adjustments, and will be secured by a letter of credit of $9.1 million. The table above does not reflect the future cash payments due under the new lease.

On September 6, 2021, we entered into an amendment to our operating lease at 27 Drydock Avenue in Boston, Massachusetts under which we will lease 47,957 square feet of additional space and extend the term of the lease by six years from January 2030 to January 2036. Minimum rental payments for the additional space will be $0.2 million per month starting in 2021 and $0.1 million per month starting in 2023, increasing by 3% annually. Minimum rental payments for the existing premises during the extended term will be $1.1 million per month, increasing by 3% annually. The table above does not reflect the future cash payments due under the lease amendment.

During the six months ended June 30, 2021, we entered into new capital leases that resulted in total incremental non-cancelable capital lease payments under the new capital leases of $2.0 million through the remainder of the lease terms. The table above does not reflect the future cash payments due under the new capital leases.

On July 1, 2021, we completed an acquisition of 100% of the equity of Dutch DNA Biotech B.V. (“DDNA”), a company based in the Netherlands with a proprietary platform technology focused on the development of fungal strains and fermentation processes for the production of proteins and organic acids. We will integrate DDNA’s team, fungal strain assets, and operations into our broader platform for cell programming. The total purchase price consisted of $12.4 million in cash and 33,291 shares of Ginkgo common stock plus working capital adjustments. Additionally, under the purchase agreement, we agreed to make earn-out payments to the seller of up to $20.0 million upon the satisfaction of one or more technical and commercial milestones by DDNA pursuant to a Technical Development Agreement executed between us and DDNA prior to the close of the transaction. During the six months ended June 30, 2021, we made a $1.2 million prepayment towards the cash purchase price, which is included in other non-current assets on the Condensed Consolidated Balance Sheet. The remaining $11.2 million of the cash purchase price is held in escrow as of June 30, 2021 and classified as restricted cash and included in other non-current assets on the Condensed Consolidated Balance Sheets.

We have agreements with certain vendors for various products and services for which we are not contractually able to terminate for convenience and avoid any and all future obligations to the vendors. Such agreements provide for termination fees, penalties or wind-down costs. Under such agreements, we are contractually obligated to make certain payments to vendors to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination and the exact terms of the relevant agreement and cannot be reasonably estimated. We do not include these payments in the table above as they are not fixed and estimable.

In addition, we enter into standard indemnification agreements and/or indemnification sections in other agreements in the ordinary course of business. Pursuant to these agreements, we agree to indemnify, hold harmless and reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally our business partners. The term of these indemnification agreements is generally perpetual upon execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements cannot be reasonably estimated and therefore are not included in the table above.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC. Although we have holdings in variable interest entities, we are not obligated to fund the losses of such entities. Additionally, there is no obligation arising out of our holdings in variable interest entities where the entity provides material financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or R&D services with us.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. On an ongoing basis, we evaluate our judgments and estimates in light of changes in circumstances, facts and experience. The effects of material revisions in estimates, if any, are reflected in our consolidated financial statements prospectively from the date of change in estimates.

While our significant accounting policies are described in more detail in the notes to our audited consolidated financial statements appearing in the Proxy, we believe the following accounting policies used in the preparation of our consolidated financial statements require the most significant judgments and estimates.

Revenue Recognition

We account for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, we recognize revenue when the customer obtains control of the promised goods or services, at an amount that reflects the consideration we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer, (ii) identify the promises and distinct performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligations.

Foundry Revenue

We generate license and service revenue through the execution of license and collaboration agreements whereby customers obtain license rights to our proprietary technology and intellectual property for use in the research, development and commercialization of engineered organisms and derived products. Under these agreements, we typically provide R&D services, which includes the provision of a license to our intellectual property. Additionally, the customer obtains license rights to the output of our services in order to commercialize the resulting output of such services. Generally, the terms of these agreements provide that we receive some combination of: (1) Foundry usage fees in the form of (i) upfront payments upon consummation of the agreement or other fixed payments, (ii) reimbursement for costs incurred for R&D services and (iii) milestone payments upon the achievement of specified technical criteria, plus (2) downstream value share payments in the form of (iv) milestone payments upon the achievement of specified commercial criteria, (v) royalties on sales of products from or comprising engineered organisms arising from the collaboration or licensing agreement and (vi) royalties related to cost of goods sold reductions realized by our customers.

Our collaboration and licensing agreements often contain multiple promises, including (i) licenses and assignments of intellectual property and materials and (ii) R&D services, and we determine whether each of the promises is a distinct performance obligation based on the nature of each agreement. As we are generally performing R&D services that are highly integrated and interrelated to the licenses and assignments of intellectual property and materials, the promises are generally inseparable. As such, we typically combine the R&D services, licenses, and assignments into a single performance obligation. However, for certain agreements, we only grant licenses or effects such transfers and assignments upon the successful completion of the R&D services or delivery of a developed product. For these agreements, we typically consider (i) the R&D services and (ii) the licenses, transfers, and assignments as distinct performance obligations, as each is transferred separately and has a separately identifiable benefit. Options to acquire additional goods and services are evaluated to determine if such options provide a material right to the counterparty that it would not have received without entering into the contract. If so, the option is accounted for as a separate performance obligation. If not, the option is considered a marketing offer which is accounted for as a separate contract upon the counterparty’s election.

At contract inception, we determine the transaction price, including fixed consideration and any estimated amounts of variable consideration. Any upfront cash payment received upon consummation of the agreement is fixed and generally nonrefundable. Variable consideration is subject to a constraint, and amounts are included in the transaction price to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Variable consideration may include reimbursement for costs incurred for our R&D efforts, milestone payments upon the achievement of certain technical and commercial criteria, and royalties on sales of products from or comprising engineered organisms arising from the agreement. With respect to the R&D reimbursements and milestone payments, we use the most likely amount method to estimate variable consideration. With respect to agreements that include royalties on sales or other contingent payments based on sales, we apply the royalty recognition constraint which requires a constraint until the royalty or value-sharing transaction occurs. Certain agreements contain payment in the form of equity or other non-cash consideration. Any non-cash consideration is measured at the fair value of the non-cash consideration at contract inception.

For agreements with promises that are combined into a single performance obligation, the entire transaction price is allocated to the single performance obligation. For agreements with multiple performance obligations, the transaction price is allocated to the performance obligations using the relative standalone selling price methodology. For agreements featuring variable consideration, we allocate variable consideration to one or more, but not all, performance obligations if certain conditions are met. Specifically, we assess whether the variable consideration relates solely to our efforts to satisfy the performance obligation and whether allocating such variable consideration entirely to the performance obligation is consistent with the overall allocation objective. If these conditions are not met, we allocate the variable consideration based on the relative standalone selling price methodology. The key assumptions utilized in determining the standalone selling price for each performance obligation include development timelines, estimated R&D costs, commercial markets, likelihood of exercise (in the case of options considered to be material rights), and probabilities of success.

For agreements where the licenses or assignments are considered separate performance obligations or represent the only performance obligation, we recognize revenue at the point in time that we effectively grant the license as the licenses or assignments represent functional intellectual property. For agreements where the licenses and the R&D services represent a combined performance obligation, we recognize revenue over the period of performance based on costs incurred to date as compared to total estimated costs.

We evaluate our measure of progress to recognize revenue at each reporting period and, as necessary, adjust the measure of performance and related revenue recognition. Our measure of performance and revenue recognition involves significant judgment and assumptions, including, but not limited to, estimated costs and timelines to complete our performance obligations. We evaluate contract modifications and amendments to determine whether any changes should be accounted for prospectively or on a cumulative catch-up basis. We utilize the right to invoice practical expedient when we have a right to consideration in an amount that corresponds directly with the value of our performance to date.

Royalties received under the agreements are recognized as revenue when sales have occurred as we apply the sales or usage-based royalties recognition constraint. We have determined the application of this exception is appropriate because the license granted in the agreement is the predominant item to which the royalties relate.

As we receive upfront payments for technical services under certain of our arrangements, we evaluate whether any significant financing components exist given the term over which the fees will be earned may exceed one year. Based on the nature of our agreements, there are no significant financing components as the purpose of the upfront payment is not to provide financing, but rather to secure technical services, exclusivity rights, and Foundry capacity, or the timing of transfer of those goods or services is at the discretion of the customer.

Deferred revenue represents consideration received by us in excess of revenue recognized and primarily results from transactions where we receive upfront payments and non-cash equity consideration. In instances where we have received consideration in advance for an undefined number of technical development plans

(“TDPs”) under our customer agreements, we record the advance payments as deferred revenue, net of current portion on our consolidated balance sheets. Upon the execution of a specific TDP, we reclassify the estimated consideration to be earned under that TDP within the next twelve months as current deferred revenue. We also classify unexercised material rights as deferred revenue, net of current portion on our consolidated balance sheets. When a TDP is executed, and the material right is exercised, the amount allocated to the material right, which will be earned within the next twelve months, is reclassified to current deferred revenue. All other deferred revenue is classified as current or non-current based on the timing of when we expect to earn the underlying revenue based upon the projected progress of activities under the TDP.

Biosecurity Revenue

In 2020, we launched our commercial offering of COVID-19 testing products and services for businesses, academic institutions, and other organizations. In the first quarter of 2021, we launched our pooled testing initiative which focuses on providing end-to-end COVID-19 testing services to groups of individuals, with a focus of offering pooled testing services for K-12 schools. We sell COVID-19 test kits on a standalone basis or as part of an end-to-end testing service. We record product revenue from sales of LFA diagnostic test kits. We record service revenue from sales of our end-to-end COVID-19 testing services, which consist of multiple promised goods and services including sample collection kits, physician authorizations, onsite test administration, outsourced laboratory PCR analysis, and access to results reported through a web-based portal. We recognize our product and service revenue using the five-step model under ASC 606.

Product revenue from the sale of LFA diagnostic test kits is recognized when the test kits are shipped, and risk of loss is transferred to the carrier. Our diagnostic test kits are generally not subject to a customer right of return except for product recalls under the rules and regulations of the FDA. We have elected to include shipping and handling fees billed to customers as a component of Biosecurity revenue.

Service revenue from our end-to-end COVID-19 testing services is recognized upon completion of the tests and release of the test results on the web-based portal. We have identified one performance obligation in our testing services contracts that represents a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer, with each test as a distinct service within the series. As the price for the testing services is fixed under each customer contract, we have elected the practical expedient to recognize revenue at the amount which we have the right to invoice for services performed. Our testing services contracts are generally one year or less in length and contain fixed unit pricing. Under typical payment terms for testing services, amounts are billed in advance based on contractual billing terms or monthly in arrears for services performed.

Variable Interest Entities

We evaluate our variable interests in variable interest entities (“VIEs”) and consolidate VIEs when we are the primary beneficiary. We determine whether we are the primary beneficiary of each VIE based on our assessment of whether we possess both (i) the power to direct the activities that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses that could be significant to the VIE or the right to receive benefits that could be significant to the VIE. We reevaluate the accounting for our VIEs upon the occurrence of events that could change the primary beneficiary conclusion. With respect to our investments in Motif, Allonnia, Genomatica and Kalo, we have concluded these entities represent variable interest entities. However, although we hold board representation and are involved in the ongoing development activities of the entities via participation on joint steering committees, we have concluded that we are not the primary beneficiary of these entities. We have reached this conclusion due to the fact that: (i) we do not control the board of directors of Motif, Allonnia, Genomatica or Kalo and no voting or consent agreements exist between ourselves and other members of each respective board of directors or other investors, (ii) the holders of preferred security interests in Motif, Allonnia, Genomatica and Kalo hold certain rights that require their consent prior to the taking of certain actions, which include certain significant operating and financing decisions and (iii) our representation on the joint steering committee of each respective entity does not give us control over the development activities of either Motif, Allonnia, Genomatica or Kalo as all votes must pass by consensus and there are no agreements in place that would require either entity to vote in alignment with ourselves. As our involvement in Motif, Allonnia, Genomatica and Kalo does not give us the power to control the decisions with respect to the development or other activities, which are the most significant activities of Motif, Allonnia, Genomatica or Kalo, we have accordingly concluded that we are not the primary beneficiary. Additionally, with respect to Cooksonia’s investment in Joyn, as Cooksonia does not control Joyn’s board of directors, it does not have the power to control the decisions related to the development activities of Joyn, which are the most significant activities of Joyn. Accordingly, Cooksonia is not the primary beneficiary of Joyn.

With respect to Cooksonia, we have concluded that we hold a variable interest in this entity through our equity interest and we are the primary beneficiary of Cooksonia as we control the most significant activities of Cooksonia. These conclusions were based on the fact that: (i) we control 100% of the board of directors of Cooksonia and (ii) we hold a controlling financial interest in Cooksonia. Due to the fact that we are the primary beneficiary of Cooksonia, we have consolidated the financial statements of Cooksonia in accordance with ASC 810, Consolidation (“ASC 810”), into our consolidated financial statements and have recognized a non-controlling interest associated with the minority equity interest held by other investors of Cooksonia.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by comparing the book values of the assets to the expected future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book values of the assets exceed their fair value.

Determination of Fair Value of Non-cash Consideration in Platform Ventures

The fair value of non-cash consideration received in relation to our Platform Ventures is in return for the license rights conveyed to the counterparty. We value the non-cash consideration, which is generally common stock or common units, at inception of the agreements using an option pricing method (“OPM”). The OPM used a back-solve methodology to infer the total equity value based on the pricing of the preferred financing round associated with the formation of the respective Platform Ventures, which was contemporaneous with the intellectual property agreements that conveyed our license rights to such Platform Ventures.

Determination of Fair Value of Loans Receivable

We have elected the fair value option under ASC 825, Financial Instruments (“ASC 825”), to account for our loans receivable. We use various valuation techniques to fair value our loans receivable, which are dependent on the terms of the underlying agreements, and record the gains or loss arising from the change in fair value as a component of other income (expense), net in our consolidated statements of operations and comprehensive loss. As of June 30, 2021 and December 31, 2020, our loans receivable balance primarily consisted of our revolving promissory note with Glycosyn and a series of convertible notes with Access Bio. As of December 31, 2019, the loan receivable balance consisted only of our revolving promissory note with Glycosyn. We used a probability-weighted discounted cash flow valuation approach to value our revolving promissory note with Glycosyn. Under this approach, the present value of the expected cash flows was calculated under four settlement scenarios and then weighted based on the probability of each scenario. A discount rate was also applied. Both the probability and timing of each scenario and the discount rate represented significant inputs used in valuing the revolving promissory note. We used a Monte-Carlo simulation model to determine the value of our convertible notes with Access Bio, which modeled the future stock price of Access Bio over the term of the convertible notes to assess the value of the various settlement features. The significant assumptions used in determining the simulated future stock price included the expected timing of the conversion, which was assumed at maturity, and expected volatility. The significant assumptions used in determining the value of the convertible notes under a redemption at maturity scenario was the discount rate and expected volatility. Refer to Note 3 of our consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1 for additional details.

Determination of Fair Value of Common Stock

Given the absence of an active market for our common stock, the fair value of shares of common stock underlying our stock-based awards was determined on each grant date by Ginkgo, considering our most recently available third-party valuations of common stock and our assessment of additional objective and subjective factors that we believed were relevant and which may have changed from the date of the most recent valuation through the grant date. Historically, these independent third-party valuations of our equity instruments were performed contemporaneously with identified value inflection points. The third-party valuations were prepared in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation (the “Practice Aid”). The Practice Aid identifies various available methods for allocating enterprise value across classes and series of capital stock to determine the estimated fair value of common stock at each valuation date.

In addition to considering the results of these third-party valuations, we considered various objective and subjective factors to determine the fair value of our equity instruments as of each grant date, which may be later than the most recently available third-party valuation date, including:

•	the lack of liquidity of our equity as a private company;

•

the prices of our convertible preferred stock sold to outside investors in arm’s length transactions and the rights, preferences and privileges of our convertible preferred stock as compared to those of our common stock, including the liquidation preferences of our convertible preferred stock;

•	the progress of our R&D efforts to develop our proprietary platform;

•	our stage of development and business strategy and the material risks related to our business and industry;

•	the valuation of publicly traded companies in the life sciences and biotechnology sectors, as well as recently completed mergers and acquisitions of peer companies;

•	any external market conditions and trends within the life sciences industry;

•	the likelihood of achieving a liquidity event given prevailing market conditions; and

•	the analysis of initial public offerings and the market performance of similar companies in the life sciences industry.

The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties and the application of management judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, the fair value of our stock-based awards could be materially different. Upon the consummation of the Business Combination, the fair value of our common stock will be determined based on the quoted market price on the NYSE. We estimate the fair value of our common stock using a hybrid method which uses market approaches to estimate our enterprise value. The hybrid method is a probability-weighted expected return method (“PWERM”) where the equity value in at least one scenario is allocated using an OPM.

Under the PWERM, the value of common stock is estimated based on an analysis of future values assuming various possible future liquidity events. The value of common stock is based on the probability-weighted present value of expected future investment returns considering the possible outcomes and the rights and privileges of each class of equity. The future investment returns are discounted back to the valuation date at a risk-adjusted discount rate which is then weighted based on the probability of the respective outcome.

Under the OPM, each class of stock is treated as a call option on our equity value, with exercise prices based on the liquidation preferences of our convertible preferred stock. Under this methodology, the common stock has value only if the funds available for distribution to the holders exceeds the value of the liquidation preferences of the convertible preferred stock at the time of the liquidity event. The Black-Scholes model is used to price the call options which includes assumptions for the time to liquidity and volatility of equity value. A discount for lack of marketability is then applied to the common stock value.

For awards granted from January 2021 through June 30, 2021, we utilized the hybrid method to estimate the value of our common stock underlying our stock-based awards. We considered two scenarios: (i) a scenario in which the conversion of the convertible preferred stock to common stock occurs through an initial public offering (“IPO”) or a merger with a special purpose acquisition company (“SPAC”), and (ii) a remain-private scenario. With respect to the remain-private scenario, we estimated equity value using the guideline public company method. With respect to the IPO/SPAC scenario, for the valuations performed as of March 2 and April 4, 2021, we considered the equity values indicated by preliminary letters of intent received from potential investors. For the valuation performed as of May 31, 2021, we assumed an equity value based on a proposed business combination. The equity consideration in the proposed business combination is approximately $15 billion plus contingent consideration in the form of earnout shares. In the IPO/SPAC transaction scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, we considered the prices paid for our common stock and Series B convertible preferred stock in secondary transactions and we included these prices in our weighted average conclusion of value.

For awards granted from August 2020 through December 31, 2020, when using the hybrid method, we considered two scenarios: (i) a scenario in which the conversion of the convertible preferred stock to common stock occurred through an IPO or SPAC transaction, and (ii) a remain private scenario. In both scenarios, we estimated an equity value in a potential IPO or SPAC transaction based on the guideline public company method under a market approach. We then converted the estimated future value to present value using a risk-adjusted discount rate. In the IPO or SPAC transaction scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, we considered the prices paid for our common stock and Series B convertible preferred stock in secondary transactions and we included these prices in our weighted average conclusion of value.

For awards granted from January 1, 2019 through July 2020, when using the hybrid method we considered two scenarios: (i) a fully diluted scenario, in which the per-share common stock value was assumed to equal the price of the convertible preferred stock in a recent round of financing, and (ii) a remain private scenario, in which we used the OPM to back-solve to the price of our convertible preferred stock in a recent round of financing. In the fully diluted scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, for certain valuations during the period, we considered the prices paid for our common stock in secondary transactions and we included these prices in our weighted average conclusion of value. These appraisals resulted in valuations of our common stock of $111.85 per share as of December 31, 2019, $183.73 per share as of September 30, 2020, $193.97 per share as of December 31, 2020, $246.46 per share as of March 2, 2021, $358.46 as of April 4, 2021 and $443.95 as of May 31, 2021.

There are significant judgments and estimates inherent in determining the fair value of the common stock. These judgments and estimates include factors, both subjective and objective, including: (i) a discount for lack of marketability; (ii) external market data; (iii) historical activity by us in selling equity to outside investors; (iv) our stage of development; (v) rights and preferences of our equity securities that rank senior to common stock; and (vi) the likelihood of the various scenarios, among others. Changes to these assumptions could result in different fair values of common stock.

JOBS Act and Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. As an emerging growth company (“EGC”) under the JOBS Act, we may delay the adoption of certain accounting standards until such time as those standards apply to private companies. Other exemptions and reduced reporting requirements under the JOBS Act for EGCs include presentation of only two years of audited financial statements in a registration statement for an initial public offering, an exemption from the requirement to provide an auditor’s report on internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, an exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation and less extensive disclosure about our executive compensation arrangements. Additionally, the JOBS Act provides that an EGC can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of the extended transition period and, therefore, while we are an EGC we will not be subject to new or revised accounting standards while they become applicable to other public companies that are not EGCs, unless we choose to early adopt a new or revised accounting standard.

We will remain classified as an EGC until the earlier of: (i) the last day of our first fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of completion of the IPO of SRNG, (iii) the date on which we have issued more than $1.0 billion of non-convertible debt instruments during the previous three fiscal years or (iv) the date on which we are deemed a “large accelerated filer” under the rules of the SEC.

Recently Issued Accounting Pronouncements

We have reviewed all recently issued standards and have determined that, other than as disclosed in Note 2 of our consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.1, such standards will not have a material impact on our financial statements or do not otherwise apply to our current operations.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Fluctuation Risk

We are exposed to market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because our cash equivalents are invested in short-term U.S. Treasury obligations. However, because of the short-term nature of the instruments in our portfolio, an immediate change in market interest rates of 100 basis points would not have a material impact on the fair market value of our cash and cash equivalents or on our financial position or results of operations.

Foreign Currency Fluctuation Risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates; however, we have contracted with and may continue to contract with foreign vendors. Our operations may be subject to fluctuations in foreign currency exchange rates in the future.

Inflation Fluctuation Risk

Inflation generally affects us by increasing our cost of labor. We do not believe that inflation had a material effect on our business, financial condition or results of operations during the six months ended June 30, 2021 and 2020 or during the years ended December 31, 2020 and 2019.